SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☑	Definitive Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Broadcom Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	Fee not required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

March 28, 2005
Dear Fellow Shareholder:
      We cordially invite you to attend Broadcom’s 2005 Annual Meeting of Shareholders, which will be held at the Irvine Marriott Hotel, 18000 Von Karman Avenue, Irvine, California 92612, at 10:00 a.m. local time, Thursday, April 28, 2005. The formal meeting notice and proxy statement are attached.
      At this year’s Annual Meeting, shareholders will be asked to elect seven directors, approve an amendment and restatement of our 1998 Stock Incentive Plan, and ratify the appointment of Ernst & Young LLP to serve as Broadcom’s independent registered public accounting firm for the year ending December 31, 2005. In addition, shareholders will consider a shareholder proposal, if properly presented, and transact any other business that may properly come before the meeting.
      Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, we urge you to vote promptly by mailing a completed proxy card in the enclosed postage-paid envelope or by voting electronically over the Internet or by telephone. If your shares are held in the name of a brokerage firm or bank, you will receive a voting instruction form in lieu of a proxy card and may also be eligible to vote electronically. Shareholders who elected to access the 2005 Proxy Statement and 2004 Annual Report to Shareholders over the Internet will be receiving an email with information on how to access the shareholder information and voting instructions. Timely voting by any of these methods will ensure your representation at the Annual Meeting.
      We look forward to seeing you on April 28.

Sincerely,

Henry Samueli, Ph.D.	Scott A. McGregor
Chairman of the Board of Directors and Chief Technical Officer	President and Chief Executive Officer and Member of the Board of Directors

SHAREHOLDERS WHO HAVE EMAIL ACCOUNTS CAN NOW ELECT TO ACCESS BROADCOM’S ANNUAL REPORTS AND PROXY MATERIALS OVER THE INTERNET THROUGH OUR ONLINE DELIVERY SERVICE. BY USING THIS SERVICE, YOU NOT ONLY IMPROVE THE SPEED AND EFFICIENCY BY WHICH YOU CAN ACCESS THESE MATERIALS, BUT ALSO HELP BROADCOM REDUCE THE PRINTING AND POSTAGE COSTS OF DISTRIBUTING PAPER COPIES.
TO ENROLL IN THE ONLINE PROGRAM, PLEASE FOLLOW THE INSTRUCTIONS AT WWW.ICSDELIVERY.COM/ BROADCOM.

BROADCOM CORPORATION
NOTICE OF THE 2005 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 28, 2005

TO OUR SHAREHOLDERS:
      NOTICE IS HEREBY GIVEN that the 2005 Annual Meeting of Shareholders (the “Annual Meeting”) of Broadcom Corporation, a California corporation, will be held at the Irvine Marriott Hotel, 18000 Von Karman Avenue, Irvine, California 92612, at 10:00 a.m. local time, Thursday, April 28, 2005, for the following purposes, as more fully described in the proxy statement accompanying this notice:

1.	To elect seven directors to serve on our Board of Directors (the “Board”) until the next annual meeting of shareholders and/or until their successors are duly elected and qualified. The nominees for election are George L. Farinsky, John Major, Scott A. McGregor, Alan E. Ross, Henry Samueli, Ph.D., Robert E. Switz and Werner F. Wolfen.

2.	To approve an amendment and restatement of Broadcom’s 1998 Stock Incentive Plan, as previously amended and restated, which would (i) increase the number of shares of Class A common stock reserved for issuance under the plan by 10,000,000 shares, (ii) restructure the director automatic grant program for non-employee Board members to substitute restricted stock units for a portion of the stock option grants that would otherwise be made to new and continuing non-employee Board members under the existing terms of that program, (iii) modify the performance criteria that may serve as a vesting requirement for one or more awards made under the plan, (iv) change the limitation on the amount by which the share reserve may be automatically increased each year to not more than 25,000,000 shares of Class A common stock, (v) eliminate the salary investment option grant and director fee option grant programs currently authorized under the plan, and (vi) effect various technical revisions to facilitate plan administration.

3.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2005.

4.	To consider a shareholder proposal, if properly presented at the Annual Meeting.

5.	To transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.
      All shareholders of record at the close of business on March 4, 2005 are entitled to notice of and to vote at the Annual Meeting and any adjournment(s) or postponement(s) thereof.
      We cordially invite all shareholders to attend the Annual Meeting. Whether or not you plan to attend, it is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning the enclosed proxy card or by voting electronically over the Internet or by telephone. If your shares are held in “street name,” that is, your shares are held in the name of a brokerage firm, bank or other nominee, in lieu of a proxy card you should receive from that institution an instruction form for voting by mail and you may also be eligible to vote your shares electronically. Should you receive more than one proxy card or voting instruction form because your shares are held in multiple accounts or registered in different names or addresses, please sign, date and return each proxy card or voting instruction form to ensure that all of your shares are voted. Shareholders who elected to access the 2005 Proxy Statement and 2004 Annual Report to Shareholders over the Internet will be receiving an email with information on how to access the shareholder information and voting instructions. For information regarding voting in person at the Annual Meeting, please see “How do I vote?” on page 2 of the proxy statement.
      For admission to the Annual Meeting, each shareholder may be asked to present valid picture identification, such as a driver’s license or passport, and proof of ownership of Broadcom’s common stock as of the record date, such as the enclosed proxy card or a brokerage statement reflecting stock ownership as of the record date.

BY ORDER OF THE BOARD OF DIRECTORS

David A. Dull
Vice President of Business Affairs,
General Counsel and Secretary
Irvine, California
March 28, 2005
YOUR VOTE IS VERY IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, AND THEN COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD OR VOTING INSTRUCTION FORM AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY ALSO BE ABLE TO VOTE YOUR SHARES ELECTRONICALLY OVER THE INTERNET OR BY TELEPHONE. SEE THE VOTING INSTRUCTIONS INCLUDED WITH THIS MAILING OR ELECTRONIC DISTRIBUTION.

Broadcom®, the pulse logo, Connecting everything® and the Connecting everything logo are among the trademarks of Broadcom Corporation and/or its affiliates in the United States, certain other countries and/or the EU. Javatm is a trademark of Sun Microsystems, Inc. The NASDAQ Stock Market® and NASDAQ National Market® are trademarks of The Nasdaq Stock Market, Inc. S&P 500® is a trademark of the McGraw-Hill Companies, Inc. Any other trademarks or trade names mentioned are the property of their respective owners.

©2005 Broadcom Corporation. All rights reserved.	This proxy statement was printed on recycled paper.

BROADCOM CORPORATION
16215 Alton Parkway
Irvine, California 92618-3616

PROXY STATEMENT
FOR THE 2005 ANNUAL MEETING OF SHAREHOLDERS
APRIL 28, 2005

      The enclosed proxy is solicited on behalf of the Board of Directors (the “Board”) of Broadcom Corporation, a California corporation, for use at the 2005 Annual Meeting of Shareholders to be held Thursday, April 28, 2005 (the “Annual Meeting”), and at any adjournment(s) or postponement(s) thereof. The Annual Meeting will be held at 10:00 a.m. local time, at the Irvine Marriott Hotel, 18000 Von Karman Avenue, Irvine, California 92612. We anticipate that the proxy solicitation materials will be mailed (or made available electronically for shareholders who elected to access these materials over the Internet) on or about March 28, 2005 to all shareholders entitled to vote at the Annual Meeting.
INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
What is the purpose of the Annual Meeting?
      The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the preceding notice and are described in more detail in this proxy statement.
Who is entitled to vote?
      To be able to vote, you must have been a shareholder on March 4, 2005, the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting. As of the record date, 276,540,937 shares of our Class A common stock, par value $0.0001 per share, and 55,704,507 shares of our Class B common stock, par value $0.0001 per share, were issued and outstanding. No shares of our preferred stock, par value $0.0001 per share, were outstanding on the record date. The Class A common stock and the Class B common stock are collectively referred to in this proxy statement as the “common stock.”
      Our stock transfer books will remain open between the record date and the date of the Annual Meeting. A list of shareholders entitled to vote at the Annual Meeting will be available for inspection at our executive offices.
How many votes do I have?
      Holders of common stock will vote at the Annual Meeting as a single class on all matters, with each holder of Class A common stock entitled to one vote per share held, and each holder of Class B common stock entitled to ten votes per share held. As a result, a total of 833,586,007 votes may be cast on each matter at the Annual Meeting.
What is a quorum?
      For business to be conducted at the Annual Meeting, a quorum must be present. The presence at the Annual Meeting, either in person or by proxy, of holders of shares of outstanding common stock entitled to vote and representing a majority of the voting power of such shares shall constitute a quorum for the transaction of business (a “Quorum”). Abstentions and broker non-votes (i.e., shares held by a broker or nominee that are represented at the meeting, but with respect to which such broker or nominee is not instructed to vote on a particular proposal and does not have discretionary voting power) will be counted for the purpose of determining whether a Quorum is present for the transaction of business.
      If a Quorum is not present, the Annual Meeting will be adjourned until a Quorum is obtained.

What vote is required for each item?
      For Proposal One, the seven nominees receiving the highest number of affirmative votes of the outstanding shares of Class A common stock and Class B common stock, voting together as a single class, present or represented by proxy and entitled to vote, shall be elected as directors to serve until the next annual meeting of shareholders and/or until their successors are duly elected and qualified. Abstentions will have no effect on the outcome of the election of candidates for director. Additionally, the election of directors is a matter on which a broker or other nominee is generally empowered to vote, and therefore no broker non-votes will exist in connection with Proposal One.
      Approval of each of Proposals Two, Three and Four requires an affirmative vote that satisfies two criteria: (i) such affirmative vote must constitute a majority of the voting power present or represented by proxy and voting on the proposal, and (ii) such affirmative vote must constitute a majority of the voting power required to constitute the Quorum. For purposes of these proposals, abstentions and broker non-votes will not affect the outcome under clause (i), which recognizes only actual votes FOR or AGAINST the proposal. However, abstentions and broker non-votes may affect the outcome under clause (ii) because abstentions and broker non-votes are counted for purposes of determining the Quorum and have the effect of a vote AGAINST the proposal. Since the ratification of the appointment of the independent registered public accounting firm for 2005 is a matter on which a broker or other nominee is generally empowered to vote, no broker non-votes will exist on Proposal Three.
How do I vote?
      You may vote by one of three ways: (i) by mail, (ii) electronically over the Internet or by telephone, or (iii) by ballot in person at the meeting.
      If you are a “registered holder,” that is your shares are registered in your own name through our transfer agent, you may vote by returning a completed proxy card in the enclosed postage-paid envelope. Instructions for voting over the Internet or by telephone are set forth on the proxy card. If your shares are held in “street name,” that is, your shares are held in the name of a brokerage firm, bank or other nominee, in lieu of a proxy card you should receive a voting instruction form from that institution by mail. The voting instruction form should indicate whether the institution has a process for beneficial holders to vote over the Internet or by telephone. A large number of banks and brokerage firms are participating in the ADP Investor Communication Services online program. This program provides eligible shareholders who receive a paper copy of the proxy statement the opportunity to vote over the Internet or by telephone. The Internet and telephone voting facilities will close at 11:59 p.m. Eastern Time on Wednesday, April 27, 2005. If your voting instruction form does not reference Internet or telephone information, please complete and return the paper voting instruction form in the self-addressed, postage-paid envelope provided.
      Shareholders who elected to access the 2005 Proxy Statement and 2004 Annual Report to Shareholders electronically over the Internet will be receiving an email with information on how to access the shareholder information and voting instructions (an “Email Proxy”).
      Shareholders who vote over the Internet or by telephone need not return a proxy card or voting instruction form by mail, but may incur costs, such as usage charges, from telephone companies or Internet service providers.
      If you are a registered holder, you may also vote your shares in person at the Annual Meeting. If your shares are held in street name and you wish to vote in person at the meeting, you must obtain a proxy issued in your name from the record holder and bring it with you to the Annual Meeting. We recommend that you vote your shares in advance as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.
What if I receive more than one proxy card or voting instruction form?
      If you receive more than one proxy card or voting instruction form because your shares are held in multiple accounts or registered in different names or addresses, please be sure to complete, sign, date and return each proxy card or voting instruction form to ensure that all of your shares will be voted. Only proxy cards and voting instruction forms that have been signed, dated and timely returned will be counted in the Quorum and voted.
      If you registered more than one account for online access of shareholder communications, you will receive more than one Email Proxy with voting instructions. Please follow the electronic voting instructions for each Email Proxy you receive to ensure that all of your shares will be voted.

Who will count the votes and how will my vote(s) be counted?
      All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.
      If the enclosed proxy card or voting instruction form is properly signed, dated and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with your instructions. If you do not specify how the shares represented thereby are to be voted, your shares will be voted FOR the election of each of the seven nominees to the Board listed in the proxy card or voting instruction form, FOR the approval of Proposals Two and Three, and AGAINST Proposal Four. However, if your shares are held in street name and you do not specify how the shares represented thereby are to be voted for Proposals Two and/or Four, the record holder will not be permitted to vote your shares with respect to these matters as proposals concerning modifications to stock incentive plans and shareholder proposals are not matters on which nominees are empowered to vote without instructions. The enclosed proxy card or voting instruction form also grants the proxy holders discretionary authority to vote on any other business that may properly come before the meeting as well as any procedural matters.
Can I change my vote after I have voted?
      If your shares are held in your name, you may revoke or change your vote at any time before the Annual Meeting by filing a notice of revocation or another signed proxy card with a later date with our Secretary at Broadcom Corporation, P.O. Box 55005, Irvine, California 92619-5005. If you attend the Annual Meeting and vote by ballot, any proxy card that you submitted previously to vote the same shares will be revoked automatically and only your vote at the Annual Meeting will be counted. If your shares are held in street name, you should contact the record holder to obtain instructions if you wish to revoke or change your vote before the Annual Meeting. Please note that your vote in person at the Annual Meeting will not be effective unless you have obtained and present a proxy card issued in your name from the record holder.
How and when may I submit a shareholder proposal, including a nomination of a candidate for election to the Board, for the 2006 Annual Meeting of Shareholders?
      In the event that a shareholder desires to have a proposal considered for presentation at the 2006 Annual Meeting of Shareholders, and included in our proxy statement and form of proxy card used in connection with such meeting, the proposal must be forwarded in writing to Broadcom’s Secretary so that it is received no later than November 28, 2005. Any such proposal must comply with the requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
      If a shareholder, rather than including a proposal in the proxy statement as discussed above, commences his or her own proxy solicitation for the 2006 Annual Meeting of Shareholders or seeks to nominate a candidate for election as a director or to propose business for consideration at that meeting, we must receive notice of such proposal on or before February 11, 2006. If the notice is not received on or before February 11, 2006, it will be considered untimely under Rule 14a-4(c)(1) promulgated under the Exchange Act, and the proxy holders designated by Broadcom will have discretionary voting authority under proxies solicited for the 2006 Annual Meeting of Shareholders with respect to such proposal, if properly presented at the meeting.
      Please address any shareholder proposals or notices of proposals to our Secretary at Broadcom Corporation, P.O. Box 55005, Irvine, California 92619-5005.
How can I sign up to access future shareholder communications electronically?
      All shareholders who have email accounts can now elect to access Broadcom’s annual reports and proxy materials online through our online delivery service. By using this service, you are not only improving the speed and efficiency by which you can access these materials, but you will also help Broadcom reduce the printing and postage costs of distributing paper copies.
      To enroll in the online program, simply go to www.icsdelivery.com/broadcom and follow the instructions.

Who will bear the cost of soliciting proxies?
      Broadcom will bear the entire cost of the solicitation of proxies for the Annual Meeting, including the preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional solicitation materials furnished to shareholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation materials to the beneficial owners. We may reimburse such persons for their reasonable expenses in forwarding solicitation materials to beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by personal contact, telephone, facsimile, email or any other means by directors, officers or employees of Broadcom. No additional compensation will be paid to those individuals for any such services.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL ONE:
ELECTION OF DIRECTORS
General
      Seven directors are to be elected to the Board of Directors at the Annual Meeting to hold office until the next annual meeting of shareholders and/or until their successors are duly elected and qualified. You cannot vote for a greater number of persons than the nominees named (seven). Each of the nominees listed below has been nominated by the existing Board upon the recommendation of its Nominating & Corporate Governance Committee.
      The following table sets forth certain information as of March 4, 2005 concerning the nominees for directors:

		Director
Name	Age	Since	Positions with Broadcom

George L. Farinsky(1)	69	2002	Director
John Major(2)	59	2003	Director
Scott A. McGregor(3)	48	2005	President, Chief Executive Officer and Director
Alan E. Ross	70	1995	Director
Henry Samueli, Ph.D.(4)	50	1991	Chairman of the Board of Directors and Chief Technical Officer
Robert E. Switz(5)	58	2003	Director
Werner F. Wolfen(6)	74	1994	Lead Independent Director

(1)	Chairman of the Audit Committee, Member of the Compensation and Nominating & Corporate Governance Committees.
(2)	Chairman of the Nominating & Corporate Governance Committee, Member of the Audit and Compensation Committees.
(3)	Chairman of the Equity Award Committee.
(4)	Member of the Equity Award Committee.
(5)	Member of the Audit and Compensation Committees.
(6)	Chairman of the Compensation Committee, Member of the Audit, Nominating & Corporate Governance and Equity Award Committees.
     Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the election of each of the seven nominees named above. Although it is anticipated that each nominee will be able to serve as a director, should any nominee become unavailable to serve, the proxies will be voted for such other person or persons as may be designated by the Board. As of the date of this proxy statement, the Board is not aware of any nominee who is unable or will decline to serve as a director.
      The following is a brief description of the business experience and educational background of each of the nominees for director, including the capacities in which each has served during the past five years.
      George L. Farinsky has been a director since February 2002. Mr. Farinsky has been retired since 1991 and served as a consultant until 2000. From 1987 to 1991 he was Executive Vice President and Chief Financial Officer of Ashton-Tate Corporation. Prior to joining Ashton-Tate, Mr. Farinsky held executive management positions at the Bank of British Columbia, Dysan Corporation, Kaiser Industries Corporation, Kaiser Resources, Ltd., Mattel, Inc. and Teledyne, Inc. Mr. Farinsky holds a B.S. in Business Administration from the University of San Francisco and is a certified public accountant licensed in California, but is not engaged in public practice.
      John Major has been a director since January 2003. In January 2003 he founded MTSG, a strategic consulting and investment company of which he also serves as President. From August 2000 until January 2003 Mr. Major was Chairman and Chief Executive Officer of Novatel Wireless, Inc., a wireless data access solutions company. Prior to August 2000, he was the founder and Chief Executive Officer of the Wireless Internet Solutions Group, a strategic consulting firm. From November 1998 to November 1999 Mr. Major was Chairman and Chief Executive Officer of Wireless Knowledge, a joint venture of QUALCOMM Incorporated and Microsoft Corporation. From 1997 until 1998 he served as President of the Wireless Infrastructure Division of QUALCOMM. Prior to that, for approximately 18 years, he held various positions at Motorola, Inc., the most recent of which was Senior Vice President and Chief Technology Officer. Mr. Major is a director of three other public companies: Lennox International, Inc., Littelfuse Inc. and Verilink Corporation. Mr. Major received a B.S. in Mechanical and Aerospace Engineering from the University of Rochester, an M.S. in Mechanical Engineering from the University of Illinois, an M.B.A. from Northwestern University and a J.D. from Loyola University.

      Scott A. McGregor has served as Broadcom’s President and Chief Executive Officer and as a director since January 2005. Prior to joining Broadcom, Mr. McGregor was President and Chief Executive Officer of Philips Semiconductors, a diversified semiconductor supplier and a division of Netherlands-based Royal Philips Electronics, from September 2001 through October 2004, and a member of the Group Management Committee of Royal Philips Electronics from September 2001 through December 2004. From February 1998 until September 2001 Mr. McGregor served as the head of the Emerging Business unit of the Philips Semiconductors division and as Executive Vice President of Philips Semiconductors’ Communications Businesses. Prior to Philips, Mr. McGregor held senior positions at the Xerox Palo Alto Research Center, Microsoft Corporation, Digital Equipment Corporation (now a part of Hewlett-Packard) and the Santa Cruz Operation Inc. (SCO). Mr. McGregor is a director of Progress Software Corporation, a publicly-held software company. He received a B.A. in Psychology and an M.S. in Computer Science and Computer Engineering from Stanford University.
      Alan E. Ross has been a director since November 1995. From January 2003 until January 2005 he served as Broadcom’s President and Chief Executive Officer. Previously he served as our Chief Operating Officer from November 2002 until January 2003. He is currently an independent venture capitalist. Mr. Ross served as Chairman of the Board and Chief Executive Officer of Worldwide Semiconductor Manufacturing Corporation from 1996 until April 1999. In addition, he served as Chief Executive Officer of Gambit Automated Design, Inc., an integrated circuit and tool manufacturer, from 1997 until 1998, and as President of Rockwell Telecommunications Group from 1990 to 1995. Mr. Ross received a B.S. in Industrial Management from San Diego State University.
      Henry Samueli, Ph.D. is a co-founder of Broadcom and has served as a director and as Chief Technical Officer since the company’s inception in 1991, as Chairman of the Board of Directors since May 2003, and as Co-Chairman until May 2003. He also served as Vice President of Research & Development from the company’s inception until March 2003. Since 1985 Dr. Samueli has been a professor in the Electrical Engineering Department at the University of California, Los Angeles, where he has supervised advanced research programs in broadband communications circuits. Dr. Samueli has been on a leave of absence from UCLA since 1995. Dr. Samueli was the Chief Scientist and one of the founders of PairGain Technologies, Inc., a telecommunications equipment manufacturer, and he consulted for PairGain from 1988 to 1994. From 1980 until 1985 Dr. Samueli was employed in various engineering management positions in the Electronics and Technology Division of TRW, Inc. Dr. Samueli received a B.S., M.S. and Ph.D. in Electrical Engineering from the University of California, Los Angeles. Dr. Samueli is a named inventor in 28 U.S. patents. He is a Fellow of the Institute of Electrical and Electronics Engineers (IEEE), a Fellow of the American Academy of Arts and Sciences, and a Member of the National Academy of Engineering.
      Robert E. Switz has been a director since May 2003. Mr. Switz has been President and Chief Executive Officer of ADC Telecommunications, Inc., a supplier of broadband network equipment and software, since August 2003, and from 1994 until August 2003 he served in various senior management positions at ADC, including Chief Financial Officer, Executive Vice President and Senior Vice President. Mr. Switz was appointed a director of ADC in August 2003. Mr. Switz was President of ADC’s former Broadband Access and Transport Group from November 2000 until April 2001. Prior to joining ADC, Mr. Switz was employed by Burr-Brown Corporation, a manufacturer of precision micro-electronics, most recently as Vice President, Chief Financial Officer and Director, Ventures & Systems Business. Mr. Switz is also a director of Hickory Tech Corporation a publicly-held communications company. Mr. Switz received a B.S. from Quinnipiac University and an M.B.A. from the University of Bridgeport.
      Werner F. Wolfen has been a director since July 1994. Mr. Wolfen was appointed Broadcom’s Lead Independent Director in May 2003. Since January 1999 Mr. Wolfen has served as President of Capri Investments, LLC, an investment advisory firm owned by him. Previously, Mr. Wolfen served as a Senior Partner of the law firm of Irell & Manella LLP until 1998 and was Co-Chairman of that firm’s Executive Committee from 1982 to 1992. Mr. Wolfen has served as a director of several public and private companies and currently serves as a director of Calhoun Vision, Inc., Pre-Cash Corporation, Rokenbok Toy Company, and The Schrillo Company, all private companies. Mr. Wolfen received a B.S. in Business Administration from the University of California, Berkeley and a J.D. from the University of California Boalt Hall School of Law.
Corporate Governance
      The Board believes that good corporate governance is paramount to ensure that Broadcom is managed for the long-term benefit of its shareholders. As part of the company’s ongoing efforts to constantly improve corporate governance, over the past three years the Board and management have undertaken a comprehensive effort to review and enhance Broadcom’s governance policies and practices. In conducting this review, the Board and management have looked to suggestions by various authorities in corporate governance, the practices of other public companies, the provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), various new and proposed rules of the Securities and Exchange Commission (the “SEC”), and the listing standards of The NASDAQ Stock Market® (“Nasdaq”). As a result, we have instituted a number of initiatives to improve the company’s corporate governance policies and practices.
      The Board has adopted Corporate Governance Guidelines (the “Corporate Governance Guidelines”) that guide its actions with respect to, among other things, the composition of the Board and its decisionmaking processes, Board meetings and involvement of management, the Board’s standing committees and procedures for appointing members of the committees, and its performance evaluation for the Chief Executive Officer. In addition, the Board has adopted a Code of Ethics and Corporate Conduct (the “Code of Ethics”) that applies to all of our employees, directors and officers, including our Chief Executive Officer, Chief Financial Officer, principal accounting officer and other senior financial officers. The Code of Ethics, as applied to our principal financial officers, constitutes our “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act and is our “code of conduct” within the meaning of the listing standards of Nasdaq. You may view the Code of Ethics and the Corporate Governance Guidelines on our website at www.broadcom.com/investors or request copies of these documents, which will be provided free of charge, by writing to Investor Relations, Broadcom Corporation, P.O. Box 57013, Irvine, California 92619-7013. We intend to disclose future amendments to certain provisions of our Code of Ethics, and any waivers of provisions of the Code of Ethics required to be disclosed under the rules of the SEC or listing standards of Nasdaq, at the same location on our website.
      The Corporate Governance Guidelines provide that a majority of the Board and all members of the Audit, Compensation and Nominating & Corporate Governance Committees of the Board shall be independent. The Board makes an annual determination as to the independence of each Board member under the current standards for “independence” established by Nasdaq. In March 2005 the Board determined that all of its directors and nominees for election at the Annual Meeting are independent under these standards, except for (i) Mr. McGregor, who serves full-time as President and Chief Executive Officer of Broadcom, (ii) Mr. Ross, who served as Chief Operating Officer from November 2002 until January 2003 and as President and Chief Executive Officer from January 2003 until January 2005, and (iii) Dr. Samueli, who serves full-time as Chief Technical Officer.
Shareholder Communications with the Board
      The Board has implemented a process by which shareholders may send written communications directly to the attention of the Board or any individual Board member. The Lead Independent Director, currently Mr. Wolfen, with the assistance of Broadcom’s internal legal department, will be primarily responsible for monitoring communications from shareholders and providing copies of such communications to the other directors as he considers appropriate. Communications will be forwarded to all directors if they relate to substantive matters and include suggestions or comments that the Lead Independent Director considers to be important for the directors to consider. Shareholders who wish to communicate with the Board can write to Lead Independent Director, Broadcom Corporation, P.O. Box 55005, Irvine, California 92619-5005.
Board Committees and Meetings
      The Board held 17 meetings during the year ended December 31, 2004. Each director attended 75% or more of the aggregate number of (i) meetings of the Board and (ii) meetings of those committees of the Board on which he served during 2004. Members of the Board and its committees also consulted informally with management from time to time and acted at various times by written consent without a meeting during 2004. Additionally, independent Board members met in executive session regularly without the presence of management. The Lead Independent Director presides over executive sessions of the non-management members of the Board.
      We typically schedule a Board meeting in conjunction with our annual meeting of shareholders and expect that all of our directors will attend the Annual Meeting, absent a valid reason. All six individuals then serving as directors attended our 2004 Annual Meeting of Shareholders.
      The Board has established an Audit Committee, a Compensation Committee, an Equity Award Committee and a Nominating & Corporate Governance Committee. Each committee has a written charter that is reviewed annually and revised as appropriate. A copy of each committee’s charter is available on our website at www.broadcom.com/investors. The chairmen and members of the committees are identified in the following table:

(1)	Mr. Ross served as Chairman of the Equity Award Committee during 2004 and was succeeded by Mr. McGregor in January 2005.
     Audit Committee. Each member of the Audit Committee is “independent” under the current Nasdaq listing standards and satisfies the other requirements under Nasdaq listing standards and SEC rules regarding audit committee membership. The Board has identified Messrs. Farinsky and Switz as members of the Audit Committee who (i) qualify as “audit committee financial experts” under applicable SEC rules and regulations governing the composition of the Audit Committee and (ii) satisfy the “financial sophistication” requirements of the Nasdaq listing standards. The committee held 12 meetings during 2004.
      The Audit Committee assists the Board in fulfilling its oversight responsibility by overseeing (i) the conduct of our accounting and financial reporting process and the integrity of the financial statements that will be provided to shareholders and others; (ii) the functioning of our systems of internal accounting and financial controls; (iii) the engagement, compensation, performance, qualifications and independence of Broadcom’s independent registered public accounting firm; and (iv) the portions of the Code of Ethics that relate to the integrity of accounting and financial reporting. See the report of the Audit Committee for 2004 on page 49 of this proxy statement. The committee’s procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting and financial controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting and auditing practices, may be found on our website at www.broadcom.com/investors.
      The Audit Committee meets privately with Broadcom’s independent registered public accounting firm, and the independent registered public accounting firm has unrestricted access and reports directly to the committee. The Audit Committee has selected Ernst & Young LLP as Broadcom’s independent registered public accounting firm for the year ending December 31, 2005, and the Board is recommending that Broadcom’s shareholders ratify that appointment at the Annual Meeting.
      Compensation Committee. Each member of the Compensation Committee is “independent” under the current Nasdaq listing standards.
      The Compensation Committee determines Broadcom’s compensation policies and the compensation to be provided to executive officers, including, among other things, annual salaries and bonuses, stock options, restricted stock unit awards (“RSUs”), other stock-based awards and other incentive compensation arrangements. In addition, the committee reviews the philosophy and policies behind the bonus and stock compensation arrangements for all other employees. The committee has the exclusive authority to administer and grant stock options, RSUs, and stock appreciation rights and to make direct stock issuances and other stock-based awards under the Discretionary Grant and

Stock Issuance Programs of Broadcom’s amended and restated 1998 Stock Incentive Plan (the “1998 Plan”) with respect to executive officers and members of the Board who do not serve on such committee.
      The Compensation Committee held nine meetings during 2004. Its report for 2004 can be found on page 44 of this proxy statement.
      Equity Award Committee. The Equity Award Committee is a secondary committee responsible for administering the Discretionary Grant and Stock Issuance Programs under our 1998 Plan with respect to eligible individuals other than Broadcom’s executive officers and Board members. The Equity Award Committee acts on a frequent basis, either by meeting or by written consent, to assure that newly hired employees receive their initial equity compensation awards promptly after their hire date. The committee held 40 meetings during 2004.
      Nominating & Corporate Governance Committee. Each member of the Nominating & Corporate Governance Committee is “independent” under the current Nasdaq listing standards. The committee met five times during 2004.
      The Nominating & Corporate Governance Committee assists the Board in overseeing the implementation and monitoring the effectiveness of the Corporate Governance Guidelines, the Code of Ethics and the Conflicts of Interest Policy and in developing and recommending to the Board modifications and/or additions thereto. The committee also reviews the overall corporate governance of Broadcom and recommends improvements as needed.
      Additionally, the committee assists the Board in reviewing the compensation payable to members of the Board and in the selection of nominees for election to the Board. The committee determines the required selection criteria and qualifications of director nominees based upon the needs of Broadcom at the time candidates are considered and recommends candidates to be nominated for election to the Board.
      Criteria for Director Nominees. The Board believes that it should be composed of directors with varied, complementary backgrounds, and that directors should, at a minimum, exhibit proven leadership capabilities and experience at a high level of responsibility within their chosen fields, and have the ability to quickly grasp complex principles of business, finance and broadband communications technologies. Directors should possess the highest personal and professional ethics, integrity and values and should be committed to representing the long-term interests of our shareholders.
      When considering a candidate for director, the committee takes into account a number of factors, including the following:

•	independence from management;

•	depth of understanding of technology, manufacturing, sales and marketing, finance and/or other elements directly relevant to Broadcom’s business;

•	education and professional background;

•	judgment, skill, integrity and reputation;

•	existing commitments to other businesses as a director, executive or owner;

•	personal conflicts of interest, if any; and

•	the size and composition of the existing Board.
      In general, candidates who hold or who have held an established executive-level position in a high technology company are preferred.
      Prior to nominating a sitting director for re-election at an annual meeting of shareholders, the committee will consider the director’s past attendance at, and participation in, meetings of the Board and its committees and the director’s formal and informal contributions to the Board and its committees.
      When seeking candidates for director, the committee may solicit suggestions from incumbent directors, management, shareholders and others. Additionally, the committee has in the past used and may in the future use the services of third party search firms to assist in the identification of appropriate candidates. After conducting an initial evaluation of a prospective candidate, the committee will interview that candidate if it believes the candidate might be suitable to be a director. The committee may also ask the candidate to meet with management. If the committee believes a candidate would be a valuable addition to the Board, it may recommend to the full Board that candidate’s appointment or election.

      Shareholder Recommendations for Nominations to the Board of Directors. The Nominating & Corporate Governance Committee will consider candidates for director recommended by any shareholder that is the beneficial owner of shares representing more than one percent (1%) of Broadcom’s then outstanding shares of common stock and that has beneficially owned those shares for at least one year. The committee will evaluate such recommendations applying its regular nominee criteria and considering the additional information set forth below. Eligible shareholders wishing to recommend a candidate for nomination as a director are to send the recommendation in writing to the Chairman, Nominating & Corporate Governance Committee, Broadcom Corporation, P.O. Box 55005, Irvine, California 92619-5005. Prior to making such a recommendation, shareholders are to contact the Chairman of the Nominating & Corporate Governance Committee to obtain a list of backgrounds that the committee would consider for potential director nominees given the Board’s then current composition. A shareholder recommendation must contain the following information:

•	documentation supporting that the writer is a shareholder of Broadcom and has been a beneficial owner of shares representing more than one percent (1%) of Broadcom’s then outstanding shares of common stock for at least one year, and a statement that the writer is recommending a candidate for nomination as a director;

•	a resume of the candidate’s business experience and educational background that also includes the candidate’s name, business and residence addresses, and principal occupation or employment and an explanation of how the candidate’s background and qualifications are directly relevant to Broadcom’s business;

•	the number of shares of Broadcom’s common stock beneficially owned by the candidate;

•	a statement detailing any relationship, arrangement or understanding, formal or informal, between or among the candidate, any affiliate of the candidate, and any customer, supplier or competitor of Broadcom, or any other relationship, arrangement or understanding that might affect the independence of the candidate as a member of the Board;

•	detailed information describing any relationship, arrangement or understanding, formal or informal, between or among the proposing shareholder, the candidate, and any affiliate of the proposing shareholder or the candidate;

•	any other information that would be required under SEC rules in a proxy statement soliciting proxies for the election of such candidate as a director; and

•	a signed consent of the candidate to serve as a director, if nominated and elected.
      In addition, on October 26, 2004 Broadcom and certain of our current and former directors and officers (collectively, the “Settling Defendants”) entered into a stipulation of settlement (the “Stipulation”) with the plaintiffs in the shareholder derivative actions that had been consolidated under the lead case entitled David v. Wolfen, et al., and in an additional shareholder derivative action, Aiken v. Nicholas, et al. Pursuant to the Stipulation, Broadcom has adopted procedures to enable “Qualifying Shareholders” to recommend candidates for one new position on the Board. For purposes of the settlement, a “Qualifying Shareholder” is any individual or entity who holds greater than one percent (1%) but less than twenty percent (20%) of Broadcom’s outstanding common stock and who has held a minimum of one percent (1%) of Broadcom’s outstanding common stock for at least nine months. The Nominating & Corporate Governance Committee will work with a consultant acceptable to plaintiffs’ counsel to obtain from Qualifying Shareholders the names of potential candidates to serve on the Board. A Qualifying Shareholder may also contact the Nominating & Corporate Governance Committee directly with the name or names of potential candidates. The committee will consider the candidates identified by the Qualifying Shareholders using the same criteria it uses to evaluate candidates generally and, in the exercise of its business judgment, will recommend to the Board a candidate from among those it has considered. Broadcom has also agreed that, after his or her initial election to the Board, the director identified by a Qualifying Shareholder will be nominated by the Board for election as a director at the next annual meeting of shareholders at which directors are elected to serve for an additional one year term, subject to certain limitations. The procedures for shareholder nomination of a director are required to remain in effect until the second annual meeting of shareholders after the procedures are adopted. Additional information regarding the derivative actions and the Stipulation is included in this Proposal below under the heading “Litigation Involving Directors, Officers and Affiliates.”
      In connection with its evaluation of director candidates, the Nominating & Corporate Governance Committee may request additional information from the candidate or the recommending shareholder and may request an interview with the candidate. The committee has discretion to decide which individuals to recommend for nomination as directors.
      No candidates for director nominations were submitted to the Nominating & Corporate Governance Committee by any shareholder in connection with the election of directors at the Annual Meeting. Any shareholder that desires to recommend a candidate for nomination to the Board to be considered for election at Broadcom’s 2006 Annual Meeting of Shareholders is strongly encouraged to do so no later than November 28, 2005, the date that proposals meeting the requirements of Rule 14a-8 promulgated under the Exchange Act, are due. See “Information about the Annual Meeting and Voting.”
Director Compensation
      In 2004 each non-employee director received the following cash compensation for service as a director and as a member of one or more Board committees: (i) an annual retainer fee of $24,000; (ii) a $2,000 fee for each Board meeting attended in person; (iii) a $1,000 fee for each Board meeting attended telephonically; (iv) a $1,000 fee for each other telephonic or in person conference; and (v) a $1,000 fee for each meeting of a Board committee attended. The chairman of the Audit Committee received an additional $5,000 annual retainer fee and the chairmen of the Compensation and Nominating & Corporate Governance Committees each received an additional $3,000 annual retainer fee. Directors are reimbursed for travel and other customary business expenses in accordance with the same policies that apply to all Broadcom employees. No other perquisites are provided to the non-employee directors.
      Subject to shareholder approval of Proposal Two, pursuant to the Director Automatic Grant Program under the amended and restated 1998 Stock Incentive Plan, each individual who first becomes a non-employee Board member at any time on or after March 11, 2005 will, on the date he or she first joins the Board, automatically receive an option to purchase 50,000 shares of Class A common stock and RSUs covering an additional 16,668 shares of Class A common stock, provided that such individual has not previously been in the employ of Broadcom or any of its parents or subsidiaries. On the date of each annual meeting of shareholders, beginning with the Annual Meeting, each incumbent non-employee director who is elected to continue to serve in such capacity will automatically be granted an option to purchase an additional 7,500 shares of Class A common stock and RSUs covering an additional 2,500 shares of Class A common stock. Each non-employee director will also, immediately upon completion of each consecutive four-year period of continuous service on the Board, automatically receive a renewal option grant to purchase 50,000 shares of Class A common stock and RSUs covering an additional 16,668 shares of Class A common stock; provided, however, that for each non-employee director who had completed a consecutive four-year period of continuous service on the Board as of April 25, 2002, the date of the 2002 Annual Meeting of Shareholders (i.e., Messrs. Wolfen and Ross), the first such renewal grant under the amended and restated Director Automatic Grant Program will not be made until his completion of four years of continuous Board service measured from the date of the 2002 Annual Meeting of Shareholders. The four-year qualification period for a renewal grant for Mr. Ross will not include the period from November 2002 through January 2005 during which he served as an executive officer.
      Each option grant under the Director Automatic Grant Program will have an exercise price per share equal to the fair market value per share of Class A common stock on the grant date, and will have a maximum term of ten years, subject to earlier termination should the optionee cease to serve as a Board member. Each such option will be immediately exercisable for all of the option shares; however, any unvested shares purchased under the option will be subject to repurchase, at the original exercise price paid per share, should the optionee cease service on the Board prior to vesting in those shares. The shares subject to each initial or renewal 50,000 share automatic option grant will vest in a series of four successive equal annual installments upon the optionee’s completion of each year of Board service over the four-year period measured from the grant date. The shares subject to each annual 7,500 share automatic option grant will vest upon the earlier of (i) the optionee’s completion of one year of Board service measured from the grant date and (ii) the optionee’s continuation in Board service through the day immediately preceding the date of the first annual shareholders meeting following the grant date. The shares subject to each outstanding automatic option grant will immediately vest in full upon certain changes in control or ownership or upon the optionee’s death or disability while a Board member.
      Each initial and renewal RSU award for 16,668 shares will vest in a series of four successive equal annual installments over the four-year period measured from the February 5, May 5, August 5 or November 5, whichever comes first, next succeeding the date on which the award is made. Each such installment will, however, vest only if the non-employee director continues as a Board member through the vesting date for that installment. Each annual RSU award for 2,500 shares will vest upon the non-employee director’s continuation in Board service through the earlier of (i) the 5th day of May in the year immediately following the year in which the award is made or (ii) the day immediately preceding the date of the first annual meeting of shareholders following the grant date. However, each RSU will immediately vest in full upon certain changes in control or ownership or upon the holder’s cessation of Board service by reason of death or disability. As the RSUs vest in one or more installments, the shares of Class A common stock underlying those vested units will be promptly issued.
      Prior to the revision of the Director Automatic Grant Program, stock options were the only form of equity award for the non-employee Board members and the annual award under the program prior to such revision was an option grant for 15,000 shares of Class A common stock. Accordingly, on April 29, 2004, the date of the 2004 Annual Meeting of Shareholders, Messrs. Farinsky, Major, Switz and Wolfen each received an annual automatic option grant for 15,000 shares of Class A common stock upon their re-election to the Board. The exercise price per share in effect for those options is $39.26, which was the fair market value per share of the Class A common stock on the grant date. Each of those options will vest in full upon the non-employee director’s continuation in Board service through April 27, 2005.
      Additional information regarding the automatic equity awards for directors is included in this proxy statement under the heading “Proposal Two: Approval of Amendment and Restatement of the 1998 Stock Incentive Plan — Director Automatic Grant Program.”
      Dr. Samueli was compensated as a full-time employee and officer but received no additional compensation for his service as a Board member during 2004. Mr. Ross was also compensated as a full-time employee and officer and received no additional compensation for his service as a Board member during 2004; however, he continued to vest in options that had been previously granted to him when he served as a non-employee director. Additional information regarding the compensation awarded to each of Dr. Samueli and Mr. Ross is included in the Summary Compensation Table on page 40 of this proxy statement.
Litigation Involving Directors, Officers and Affiliates
      Broadcom, Dr. Samueli, Dr. Henry T. Nicholas III (our former President and Chief Executive Officer and Co-Chairman of the Board) and our Chief Financial Officer are defendants in a purported consolidated shareholder class action, In re Broadcom Corp. Securities Litigation, alleging violations of the Exchange Act. The essence of the allegations in the action is that the defendants intentionally failed to disclose and properly account for the financial impact of performance-based warrants assumed in connection with five acquisitions consummated in 2000 and 2001, which plaintiffs allege had the effect of materially overstating our reported and future financial performance. Broadcom, Dr. Samueli, Dr. Nicholas and our Chief Financial Officer are also defendants in a lawsuit entitled Arenson, et al. v. Broadcom Corp., et al. that was brought by several individual plaintiffs and asserts claims similar to those asserted in the class action. The defendants believe that the allegations in the foregoing actions are without merit and are defending the actions vigorously.
      In addition, Dr. Samueli and Messrs. Ross and Wolfen, together with Dr. Nicholas and certain other current and former officers, were defendants in shareholder derivative actions purportedly brought on behalf of Broadcom based upon the same general set of alleged facts as the purported shareholder class action. Those shareholder derivative actions were dismissed in November 2004 pursuant to the Stipulation. Pursuant to the Stipulation, Broadcom, the plaintiffs, and the defendants entered into reciprocal releases covering asserted and unasserted, known and unknown claims relating to the actions (other than certain rights created between the company and Settling Defendants by law, contract or Broadcom’s Articles of Incorporation or Bylaws). The settlement also provided that Broadcom would adopt certain corporate governance enhancements, which have since been adopted by the Board, and pay $5.3 million in fees and expenses of the plaintiffs’ attorneys, which fees and expenses were paid by one of the company’s directors’ and officers’ liability insurers pursuant to a policy of indemnity. No damages were payable under the settlement. For further information regarding the foregoing litigation, see Note 12 of Notes to Consolidated Financial Statements, included in Part IV, Item 15 of our Annual Report on Form 10-K for the year ended December 31, 2004.
Required Vote
      The seven nominees receiving the highest number of affirmative votes of the outstanding shares of Class A common stock and Class B common stock, voting together as a single class, present or represented by proxy and entitled to be voted for them, will be elected as directors to serve until the next annual meeting of shareholders and/or until their successors are duly elected and qualified. No broker non-votes will exist in connection with this proposal. Additionally, abstentions will not affect the outcome of this proposal.
Recommendation of the Board of Directors
      The Board of Directors unanimously recommends a vote FOR the election of each of the seven nominees listed above. Unless authority to do so is withheld, the proxy holders named in each proxy will vote the shares represented thereby FOR the election of each of the nominees listed above.

PROPOSAL TWO:
APPROVAL OF AMENDMENT AND RESTATEMENT OF THE 1998 STOCK INCENTIVE PLAN
Introduction
      At the Annual Meeting the shareholders are being asked to approve an amendment and restatement of Broadcom’s 1998 Stock Incentive Plan, as previously amended and restated (the “1998 Plan”), that will:

(i) increase the number of shares of Class A common stock reserved for issuance under the 1998 Plan by 10,000,000 shares;

(ii) restructure the Director Automatic Grant Program in effect for new and continuing non-employee Board members to substitute RSUs covering shares of Class A common stock for a portion of each stock option grant such individuals would otherwise receive under the terms of the existing Director Automatic Grant Program, with such substitution to be approximately at the rate of one RSU for every three shares for which an automatic option grant would otherwise be made under the existing terms of that program;

(iii) modify the performance criteria that our Compensation Committee may utilize in establishing specific targets to be attained as a condition to the vesting of one or more stock issuances or other stock-based awards under the 1998 Plan to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”);

(iv) change the limitation on the amount by which the share reserve under the 1998 Plan may be automatically increased each year to not more than 25,000,000 shares of Class A common stock;

(v) eliminate the Salary Investment Option Grant and the Director Fee Option Grant Programs currently authorized under the 1998 Plan; and

(vi) effect various technical revisions to facilitate the administration of the 1998 Plan and maintain its compliance with applicable laws and regulations.
      The Board adopted the amendment and restatement on March 11, 2005, subject to shareholder approval at the Annual Meeting.
      The proposed amendment and restatement of the 1998 Plan will increase the share reserve under the 1998 Plan, change the limitation on the automatic annual share reserve increase feature, and implement a restructured equity incentive program for our non-employee Board members that will provide those individuals with a competitive equity compensation package, while at the same time reducing the total number of shares issuable under the Director Automatic Grant Program because of the inclusion of RSUs. The amendment and restatement will accordingly ensure that a sufficient number of shares of Class A common stock remains available for issuance under the 1998 Plan and allow us to utilize a new array of equity incentives to attract and retain individuals to serve as members of our Board at a time when the responsibilities and obligations required of them are substantially increasing as a result of recent changes in the law.
      We rely significantly on equity incentives to attract and retain key employees and other personnel and believe that equity incentives are necessary for us to remain competitive in the marketplace for engineering and executive talent and other key employees. Awards under the amended and restated 1998 Plan that are made to newly-hired or continuing employees will be based on competitive market conditions.
      The following is a summary of the principal features of the 1998 Plan, as amended and restated March 11, 2005, which is filed with the SEC as an appendix to this proxy statement. The summary does not purport to be a complete description of all provisions of the amended and restated 1998 Plan. Any shareholder who wishes to obtain a copy of the actual plan documents may do so upon written request to Investor Relations, Broadcom Corporation, P.O. Box 57013, Irvine, California 92619-7013, or may access the documents from the SEC’s website at www.sec.gov. The 1998 Plan serves as the successor to our 1994 Stock Option Plan and our 1998 Special Stock Option Plan (collectively, the “Predecessor Plans”), which were terminated in connection with the initial public offering of our Class A common stock in April 1998. All options outstanding under the Predecessor Plans at the time of termination were transferred to the 1998 Plan.

Equity Incentive Programs
      As part of the March 11, 2005 amendment and restatement, we decided to eliminate the Salary Investment Option Grant and Director Fee Option Grant Programs authorized under the 1998 Plan because recent changes in the tax laws would result in adverse tax consequences for any individuals who participated in those programs. Accordingly, the amended and restated 1998 Plan now consists of only three equity incentive programs: (i) the Discretionary Grant Program, (ii) the Stock Issuance Program, and (iii) the Director Automatic Grant Program for non-employee members of the Board. The principal features of each program are described below.
      The Compensation Committee of the Board has the exclusive authority to administer the Discretionary Grant and Stock Issuance Programs with respect to option grants, RSUs, stock appreciation rights, stock issuances and other stock-based awards (“Equity Awards”) made to executive officers and non-employee Board members and also has the authority to make Equity Awards under those programs to all other eligible individuals. However, any discretionary option grants or other Equity Awards made to members of the Compensation Committee must be authorized and approved by a disinterested majority of the Board. Neither the Compensation Committee nor any secondary committee will exercise any administrative discretion under the Director Automatic Grant Program. All such grants will be made in strict compliance with the express provisions of that program.
      The Board may at any time appoint a secondary committee of one or more Board members to have separate but concurrent authority with the Compensation Committee to make Equity Awards under the Discretionary Grant and Stock Issuance Programs to individuals other than executive officers and non-employee Board members. The Board has established a secondary committee, the Equity Award Committee, and has authorized such committee to make option grants and other Equity Awards under the Discretionary Grant and Stock Issuance Programs to eligible individuals other than executive officers and non-employee Board members. The term “Plan Administrator,” as used in this summary, will mean the Compensation Committee and the secondary Equity Award Committee, to the extent each such entity is acting within the scope of its administrative jurisdiction under the 1998 Plan.
Share Reserve
      From inception of the 1998 Plan through March 4, 2005, a total of 205,264,452 shares of Class A common stock and 31,792,912 shares of Class B common stock have been reserved for issuance over the term of the 1998 Plan. The foregoing share reserve does not include the increase of 10,000,000 shares of Class A common stock for which shareholder approval is being sought under this Proposal. The number of shares of Class A common stock reserved for issuance under the 1998 Plan automatically increases on the first trading day of January each year by an amount equal to four and one-half percent (4.5%) of the total number of shares of Class A common stock and Class B common stock outstanding on the last trading day of the immediately preceding calendar year, but in no event will any such annual increase exceed 25,000,000 shares of Class A common stock (or 18,000,000 shares if this Proposal is not approved by the shareholders). As of March 4, 2005, 102,552,910 shares of Class A common stock and 4,253,679 shares of Class B common stock were subject to outstanding options under the 1998 Plan, 3,634,123 shares of Class A common stock were subject to outstanding restricted stock units, 37,249,714 shares of Class A common stock and 26,376,352 shares of Class B common stock had been issued under the 1998 Plan, and 31,513,396 shares of Class A common stock remained available for future issuance, excluding the 10,000,000 shares of Class A common stock that are subject to shareholder approval of this Proposal. In connection with the option cancellation and exchange program that Broadcom implemented in October 2003 (the “2003 Option Exchange Program”), options covering 31,491,940 shares of Class A common stock were cancelled, and the shares subject to those cancelled options were not returned to the share reserve under the 1998 Plan and are not available for future issuance under such plan.
      No participant in the 1998 Plan may receive Equity Awards for more than 6,000,000 shares of Class A common stock per calendar year. Shareholder approval of this Proposal will also constitute a reapproval of the 6,000,000 share limitation for purposes of Internal Revenue Code Section 162(m). This limitation will assure that any deductions to which we would otherwise be entitled either upon the exercise of stock options or stock appreciation rights granted under the Discretionary Grant Program with an exercise price per share equal to the fair market value per share of the Class A common stock on the grant date or upon the subsequent sale of the shares purchased under those options will not be subject to the $1.0 million limitation on the income tax deductibility of compensation paid per covered executive officer imposed under Section 162(m). In addition, shares issued under the Stock Issuance Program may also qualify as performance-based compensation that is not subject to the Section 162(m) limitation, if the issuance of those shares is approved by the Compensation Committee and the vesting is tied solely to the attainment of the corporate performance milestones discussed below in the summary description of that program.
      The shares of Class A common stock and Class B common stock issuable under the 1998 Plan may be drawn from shares of our authorized but unissued shares or from shares reacquired by us, including shares repurchased on the open market.
      Shares subject to any outstanding options or other Equity Awards under the 1998 Plan that expire or otherwise terminate prior to the issuance of the shares subject to those options or awards will be available for subsequent issuance. Unvested shares issued under the 1998 Plan and subsequently repurchased by us, at the option exercise or direct issue price paid per share, pursuant to our repurchase rights under the 1998 Plan, will be added back to the number of shares reserved for issuance under the 1998 Plan and will accordingly be available for subsequent issuance.
      Should the exercise price of an option under the 1998 Plan be paid with shares of Class A common stock, or Class B common stock, as applicable, the authorized reserve of Class A common stock under the 1998 Plan will be reduced only by the net number of new shares issued under the exercised stock option.
      Since March 23, 2004 the following additional share counting provisions have been in effect under the 1998 Plan:

•	Should shares of Class A common stock (or Class B common stock, as applicable) otherwise issuable under the 1998 Plan be withheld in satisfaction of the withholding taxes incurred in connection with the exercise of an option or stock appreciation right or the issuance of fully-vested shares under the Stock Issuance Program, the number of shares of Class A common stock (or Class B common stock, as applicable) available for issuance under the 1998 Plan will be reduced only by the net number of shares issued under the exercised stock option or stock appreciation right or the net number of fully-vested shares issued under the Stock Issuance Program.

•	Upon the exercise of any stock appreciation right granted under the 1998 Plan, the share reserve will only be reduced by the net number of shares actually issued upon such exercise, and not by the gross number of shares as to which such stock appreciation right is exercised.
Eligibility
      Officers, employees, non-employee members of the Board and independent consultants in the service of Broadcom or its parent or subsidiaries, whether now existing or subsequently established, are eligible to participate in the Discretionary Grant and Stock Issuance Programs. Non-employee members of the Board will be eligible to participate in the Director Automatic Grant Program.
      As of March 4, 2005 seven executive officers, five non-employee members of the Board and 3,381 other employees were eligible to participate in the 1998 Plan.
Valuation
      The fair market value per share of our Class A common stock on any relevant date under the 1998 Plan will be deemed to be equal to the closing selling price per share of our Class A common stock at the close of regular hours trading on the NASDAQ National Market® on that date, as such price is reported by the National Association of Securities Dealers. If there is no closing selling price for our Class A common stock on the date in question, the fair market value will be the closing selling price on the last preceding date for which such quotation exists. On March 4, 2005 the fair market value determined on such basis was $31.31 per share.
Discretionary Grant Program
      The Plan Administrator has complete discretion under the Discretionary Grant Program to determine which eligible individuals are to receive stock options or stock appreciation rights, the time or times when those options or stock appreciation rights are to be granted, the number of shares subject to each such grant, the vesting schedule (if any) to be in effect for the grant, the maximum term for which the granted option or stock appreciation right is to remain outstanding and the status of any granted option as either an incentive stock option or a non-statutory option under the federal tax laws.
      Stock Options. Each granted option will have an exercise price per share determined by the Plan Administrator, but in no event will such exercise price be less than eighty-five percent (85%) of the fair market value of the option shares on the grant date. No granted option will have a term in excess of ten years, and the option will generally become exercisable in one or more installments over a specified period of service measured from the grant date. However, options may be structured so that they will be immediately exercisable for any or all of the option shares. Any unvested shares acquired under those immediately exercisable options will be subject to repurchase, at the exercise price paid per share, if the optionee ceases service with Broadcom prior to vesting in those shares.
      Upon cessation of service with Broadcom, the optionee will have a limited period of time within which to exercise any outstanding option for any shares for which that option is vested and exercisable at the time of such cessation of service. The Plan Administrator will have complete discretion to extend the period following the optionee’s cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee’s actual cessation of service.
      Stock Appreciation Rights. The Plan Administrator has the authority to issue the following three types of stock appreciation rights under the Discretionary Grant Program:

•	Tandem stock appreciation rights, which provide the holders with the right to surrender their options for an appreciation distribution in an amount equal to the excess of (i) the fair market value of the vested shares of Class A common stock subject to the surrendered option over (ii) the aggregate exercise price payable for those shares.

•	Stand-alone stock appreciation rights, which allow the holders to exercise those rights as to a specific number of shares of Class A common stock and receive in exchange an appreciation distribution in an amount equal to the excess of (i) the fair market value of the shares of Class A common stock as to which those rights are exercised over (ii) the aggregate base price in effect for those shares. The base price per share may not be less than the fair market value per share of the Class A common stock on the date the stand-alone stock appreciation right is granted, and the right may not have a term in excess of ten years.

•	Limited stock appreciation rights, which may be included in one or more grants made under the Discretionary Grant Program. Upon the successful completion of a hostile tender offer for more than fifty percent (50%) of Broadcom’s outstanding voting securities or a change in a majority of the Board as a result of one or more contested elections for Board membership, each outstanding option with such a limited stock appreciation right may be surrendered in return for a distribution per surrendered option share equal to the excess of (i) the fair market value per share at the time the option is surrendered or, if greater, the highest tender offer price paid per share in the hostile take-over over (ii) the exercise price payable per share under such option.
      The distribution of appreciation amounts on any exercised tandem or stand-alone stock appreciation right may, at the discretion of the Plan Administrator, be made in cash or in shares of Class A common stock. All payments with respect to exercised limited stock appreciation rights will be made in cash. Upon cessation of service with Broadcom, the holder of one or more stock appreciation rights will have a limited period of time within which to exercise those rights as to any shares as to which those stock appreciation rights are vested and exercisable at the time of such cessation of service. The Plan Administrator will have complete discretion to extend the period following the holder’s cessation of service during which his or her outstanding stock appreciation rights may be exercised and/or to accelerate the exercisability or vesting of such stock appreciation rights in whole or in part. Such discretion may be exercised at any time while the stock appreciation rights remain outstanding, whether before or after the holder’s actual cessation of service.
      As of March 4, 2005 the Plan Administrator had not issued any stock appreciation rights under the Discretionary Grant Program.
      Repricing. The Plan Administrator has the authority to effect the cancellation of any or all outstanding options or stock appreciation rights under the Discretionary Grant Program and to grant in exchange one or more of the following: (i) new options or stock appreciation rights covering the same or a different number of shares of Class A common stock but with an exercise or base price per share not less than the fair market value per share of the Class A common stock on the new grant date or (ii) cash or shares of Class A common stock, whether vested or unvested, equal in value to the value of the cancelled options or stock appreciation rights. The Plan Administrator also has the authority to reduce the exercise or base price of one or more outstanding stock options or stock appreciation rights to the then current fair market value per share of Class A common stock or to issue new stock options or stock appreciation rights with a lower exercise or base price in immediate cancellation of outstanding stock options or stock appreciation rights with a higher exercise or base price.
Stock Issuance Program
      Shares of Class A common stock may be issued under the Stock Issuance Program for such valid consideration under the California General Corporation Law as the Plan Administrator deems appropriate, including cash, securities or other property. The shares may also be issued as a bonus for past services without any cash outlay required of the recipient. In addition, restricted shares of Class A common stock may be issued that vest in one or more installments over the recipient’s period of service or upon attainment of specified performance objectives. Shares of Class A common stock may also be issued under such program pursuant to RSUs or other stock-based awards that entitle the recipients to receive the shares underlying those awards upon the attainment of designated performance goals, the satisfaction of specified service requirements and/or upon the expiration of a designated time period following the vesting of those awards or units, including (without limitation) a deferred distribution date following the termination of the recipient’s service with Broadcom.
      The Plan Administrator will have complete discretion under the Stock Issuance Program to determine which eligible individuals are to receive such stock issuances, RSUs or other stock-based awards, the time or times when those issuances or awards are to be made, the number of shares subject to each such issuance or award, the vesting schedule to be in effect for the issuance or award and the cash consideration (if any) payable per share. The shares issued may be fully vested upon issuance or may vest upon the completion of a designated service period and/or the attainment of pre-established performance goals.
      To assure that the compensation attributable to one or more stock issuances, RSUs or other stock-based awards under the Stock Issuance Program will qualify as performance-based compensation that will not be subject to the $1.0 million limitation on the income tax deductibility of the compensation paid per covered executive officer imposed under Section 162(m), the Compensation Committee will also have the discretionary authority to structure one or more stock issuances, RSUs or other stock-based awards so that the shares of common stock subject to those particular awards will vest only upon the achievement of certain pre-established corporate performance goals. Such goals may be based on one or more of the following criteria: (i) return on total shareholder equity; (ii) net income per share; (iii) net income or operating income; (iv) earnings before interest, taxes, depreciation, amortization and stock-based compensation costs, or operating income before depreciation and amortization; (v) sales or revenue targets; (vi) return on assets, capital or investment; (vii) cash flow; (viii) market share; (ix) cost reduction goals; (x) budget comparisons; (xi) implementation or completion of projects or processes strategic or critical to our business operations; (xii) measures of customer satisfaction; (xiii) any combination of, or a specified increase in, any of the foregoing; and (xiv) the formation of joint ventures, research and development collaborations, marketing or customer service collaborations, or the completion of other corporate transactions intended to enhance our revenue or profitability or expand our customer base; provided, however, that for purposes of items (ii) and (iii) above, the Compensation Committee may make adjustments, in conformity with those reported by Broadcom in accordance with generally accepted accounting principles in the U.S. (“GAAP”) or on a non-GAAP basis, which result in the exclusion of certain charges related to acquisitions, stock-based compensation, employer payroll tax expense on certain stock option exercises, settlement costs, restructuring costs, gains or losses on strategic investments, non-operating gains, certain other non-cash charges, valuation allowance on deferred tax assets, and the related income tax effects, and any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30. In addition, such performance goals may be based upon the attainment of specified levels of Broadcom’s performance under one or more of the measures described above relative to the performance of other entities and may also be based on the performance of any of Broadcom’s business groups or divisions or any parent or subsidiary. Performance goals may include a minimum threshold level of performance below which no award will be earned, levels of performance at which specified portions of an award will be earned and a maximum level of performance at which an award will be fully earned.
      The Plan Administrator will have the discretionary authority at any time to accelerate the vesting of any and all shares of restricted stock or other unvested shares outstanding under the Stock Issuance Program. However, no vesting requirements tied to the attainment of performance objectives may be waived with respect to shares that were intended at the time of issuance to qualify as performance-based compensation under Internal Revenue Code Section 162(m), except in the event of certain involuntary terminations or changes in control or ownership.

      Outstanding RSUs or other stock-based awards under the Stock Issuance Program will automatically terminate, and no shares of Class A common stock will actually be issued in satisfaction of those awards, if the performance goals or service requirements established for such awards are not attained. The Plan Administrator, however, will have the discretionary authority to issue shares of Class A common stock in satisfaction of one or more outstanding RSUs or other stock-based awards as to which the designated performance goals or service requirements are not attained. However, no vesting requirements tied to the attainment of performance objectives may be waived with respect to awards that were intended at the time of issuance to qualify as performance-based compensation under Internal Revenue Code Section 162(m), except in the event of certain involuntary terminations or changes in control or ownership.
Director Automatic Grant Program
      Under the terms of the revised Director Automatic Grant Program, non-employee Board members will receive a series of automatic grants consisting of stock options and RSUs over their period of Board service. All grants under the Director Automatic Grant Program will be made in strict compliance with the express provisions of such program, and shareholder approval of this Proposal will also constitute pre-approval of each option grant and RSU award made under the Director Automatic Grant Program on or after the date of the Annual Meeting and the subsequent exercise of those options and the subsequent issuance of the shares subject to those RSUs in accordance with the terms of the program summarized below.
      Three types of awards will be made under the revised Director Automatic Grant Program as follows:

•	Initial Award. Each individual who first becomes a non-employee member of the Board on or after March 11, 2005 will, at the time of his or her initial election or appointment to the Board, receive an option grant to purchase 50,000 shares of Class A common stock and RSUs covering 16,668 shares of Class A common stock, provided that such individual has not previously been in the employ of Broadcom or any of its parents or subsidiaries.

•	Annual Award. On the date of each annual shareholders meeting, beginning with the Annual Meeting, each individual who will continue to serve as a non-employee Board member will automatically be granted an option to purchase 7,500 shares of Class A common stock and RSUs covering an additional 2,500 shares of Class A common stock. There will be no limit to the number of such annual awards any one eligible non-employee member of the Board may receive over his or her period of continued service on the Board, and non-employee members of the Board who have previously been in Broadcom’s employ will be eligible to receive one or more such annual awards over their period of service on the Board.

•	Renewal Award. Each non-employee Board member will also, immediately upon completion of each consecutive four-year period of continuous service in such capacity, receive a renewal automatic award consisting of an option to purchase 50,000 shares of Class A common stock and RSUs covering an additional 16,668 shares of Class A common stock; provided, however, that for each non-employee director who had already completed a consecutive four-year period of continuous service in such capacity as of April 25, 2002 (i.e., Messrs. Wolfen and Ross, each of whom was a non-employee director at such time and received a renewal option grant for 100,000 shares on that date), the first such renewal grant under the revised Director Automatic Grant Program will not be made until his completion of four years of continuous Board service measured from that April 25, 2002 date. The four-year qualification period for such a renewal grant for Mr. Ross will not include the period during which he was an executive officer of Broadcom. There will be no limit on the number of such renewal awards that any one eligible non-employee member of the Board may receive over his or her period of continued service on the Board, and non-employee members of the Board who have previously been in Broadcom’s employ will be eligible to receive one or more such renewal awards over their period of service on the Board as a non-employee director.
      Each option grant under the program will have an exercise price per share equal to the fair market value per share of Class A common stock on the grant date and will have a maximum term of ten years, subject to earlier termination following the optionee’s cessation of service on the Board. Each option will be immediately exercisable for all of the option shares; however, any unvested shares purchased under such option will be subject to repurchase, at the original exercise price paid per share, should the optionee cease service on the Board prior to vesting in those shares. The shares subject to each initial or renewal 50,000 share automatic option grant will vest in a series of four successive equal annual installments upon the optionee’s completion of each year of Board service over the four-year period measured from the grant date. The shares subject to each annual 7,500 share option grant will vest upon the earlier of (i) the optionee’s completion of one year of Board service measured from the grant date or (ii) the optionee’s continuation in Board service through the day immediately preceding the date of the first annual shareholders meeting following the grant date. However, the shares subject to each outstanding automatic option grant will immediately vest in full upon certain changes in control or ownership or upon the optionee’s death or disability while a Board member. Following the optionee’s cessation of service on the Board for any reason, each option will remain exercisable for a 12-month period and may be exercised during that time for any or all shares in which the optionee is vested at the time of such cessation of Board service.
      Each RSU award for 16,668 shares will vest in a series of four successive equal annual installments over the four-year period measured from the February 5, May 5, August 5 or November 5, whichever comes first, next succeeding the date on which the award is made. Each such award will, however, vest only if the non-employee director continues in service as a Board member through the vesting date for that installment. Each RSU award for 2,500 shares will vest upon the non-employee director’s continuation in Board service through the earlier of (i) the 5th day of May in the year immediately following the year in which the award is made or (ii) the day immediately preceding the date of the first annual meeting of shareholders following the grant date. However, each RSU held by a non-employee director under the Director Automatic Grant Program will immediately vest in full upon certain changes in control or ownership or upon his cessation of Board service by reason of death or disability. As the RSUs vest in one or more installments, the shares of common stock underlying those vested units will be promptly issued.
      Prior to the revision of the Director Automatic Grant Program, stock options were the only form of equity award for the non-employee Board members. Initial and renewal grants were each for 100,000 shares of Class A common stock, and those options vested in four equal annual installments in the same manner as the 50,000-share grants under the revised program. The annual grant to each non-employee Board member under the program prior to the revision was for 15,000 shares, and that option vested in the same manner as the 7,500 annual option grant under the revised program. All of those automatic option grants would also be subject to accelerated vesting upon certain changes in control or ownership or upon the optionee’s cessation of Board service by reason of death or disability.
      On the date of the Annual Meeting, the incumbent non-employee Board members standing for re-election, Messrs. Farinsky, Major, Ross, Switz and Wolfen, will each receive, if re-elected to the Board, an automatic award under the Director Automatic Grant Program consisting of a stock option for 7,500 shares of Class A common stock and RSUs for 2,500 shares of Class A common stock, assuming approval of this Proposal.
Predecessor Plans
      All outstanding options under the Predecessor Plans that were transferred to the 1998 Plan will continue to be governed by the terms of the original agreements evidencing those options, and no provision of the 1998 Plan will affect or otherwise modify the rights or obligations of the holders of the transferred options with respect to their acquisition of Class A common stock or Class B common stock. However, the Plan Administrator has complete discretion to extend one or more provisions of the 1998 Plan to the transferred options, to the extent those options do not otherwise contain such provisions.

Option Grants Since January 1, 2004
      The following table sets forth, as to our Chief Executive Officer, Chief Technical Officer, the four other most highly compensated executive officers (with base salary and bonus in excess of $100,000) for 2004 and the other individuals and groups indicated, the number of shares of Class A common stock subject to option grants made under the 1998 Plan from January 1, 2004 through March 4, 2005, together with the weighted average exercise price payable per share for such option grants.
OPTION TRANSACTIONS

	Number of Shares	Weighted Average
	Underlying	Exercise Price
Name and Position	Options Granted(#)	Per Share($)

Scott A. McGregor	2,000,000	$31.97
President and Chief Executive Officer (effective January 3, 2005)
Alan E. Ross	250,000	36.78
(President and Chief Executive Officer during 2004 and until January 3, 2005)
Henry Samueli, Ph.D.	0	0
Chairman of the Board of Directors and Chief Technical Officer
David A. Dull	39,000	32.21
Vice President of Business Affairs, General Counsel and Secretary
George L. Farinsky	15,000	39.26
Director
John Major	15,000	39.26
Director
Vahid Manian	39,000	32.21
Vice President of Manufacturing Operations
Andrew J. Pease	39,000	32.21
Vice President of Worldwide Sales
William J. Ruehle	45,000	32.21
Vice President and Chief Financial Officer
Robert E. Switz	15,000	39.26
Director
Werner F. Wolfen	15,000	39.26
Director
All current executive officers as a group (7 persons)	2,189,000	31.99
All current non-employee directors as a group (5 persons)	310,000	37.26
All employees, including current officers who are not executive officers, as a group	25,902,947	33.73
      Information regarding the vesting schedule of Mr. McGregor’s option is included in this proxy statement under the heading “Executive Compensation and Other Information — Employment Contracts, Termination of Employment and Change in Control Arrangements.” Information regarding the vesting schedule of Mr. Ross’ option is included in this proxy statement under the heading “Executive Compensation and Other Information — Option/ SAR Grants in Last Year.” Information regarding the vesting schedules of the automatic option grants to Messrs. Farinsky, Major, Switz and Wolfen is included in this proxy statement under the heading “Proposal One: Election of Directors — Director Compensation.”
      The stock options granted to each of Messrs. Dull, Manian, Pease and Ruehle were awarded on February 5, 2005. Each option vests and becomes exercisable for such shares in a series of 48 equal monthly installments measured from the grant date. Additional information regarding features applicable to all Equity Awards granted to Messrs. Dull, Manian, Pease and Ruehle is included in this proxy statement under the heading “Executive Compensation and Other Information — Employment Contracts, Termination of Employment and Change in Control Arrangements.”

RSUs Awarded Since January 1, 2004
      The following table sets forth, as to our Chief Executive Officer, Chief Technical Officer, the four other most highly compensated executive officers (with base salary and bonus in excess of $100,000) for 2004 and the other individuals and groups indicated, the number of shares of Class A common stock subject to RSUs awarded under the Stock Issuance Program from January 1, 2004 through March 4, 2005. Each RSU will entitle the holder to one share of Class A common stock without payment of any cash consideration when that unit vests.
RESTRICTED STOCK UNIT AWARDS

Number of
Name and Position	Underlying Shares

Scott A. McGregor	200,000
President and Chief Executive Officer (effective January 3, 2005)
Alan E. Ross	100,000
(President and Chief Executive Officer during 2004 and until January 3, 2005)
Henry Samueli, Ph.D.	0
Chairman of the Board of Directors and Chief Technical Officer
David A. Dull	13,000
Vice President of Business Affairs, General Counsel and Secretary
George L. Farinsky	0
Director
John Major	0
Director
Vahid Manian	13,000
Vice President of Manufacturing Operations
Andrew J. Pease	13,000
Vice President of Worldwide Sales
William J. Ruehle	15,000
Vice President and Chief Financial Officer
Robert E. Switz	0
Director
Werner F. Wolfen	0
Director
All current executive officers as a group (7 persons)	263,000
All current non-employee directors as a group (5 persons)	100,000
All employees, including current officers who are not executive officers, as a group	3,386,391
      Information regarding the vesting schedule of Mr. McGregor’s RSUs is included in this proxy statement under the heading “Executive Compensation and Other Information — Employment Contracts, Termination of Employment and Change in Control Arrangements.” Information regarding the vesting schedule of Mr. Ross’ RSUs is included in this proxy statement under the heading “Executive Compensation and Other Information — Option/ SAR Grants in Last Year.”
      The RSUs awarded to each of Messrs. Dull, Manian, Pease and Ruehle were awarded on February 5, 2005, when the fair market value per share of Class A common stock was $32.21. The RSUs will vest, and the underlying shares of Class A common stock will be concurrently issued, in a series of sixteen quarterly installments upon the holder’s completion of each three month period of service over the four-year period measured from February 5, 2005 through February 4, 2009. Additional information regarding features applicable to all Equity Awards granted to Messrs. Dull, Manian, Pease and Ruehle is included in this proxy statement under the heading “Executive Compensation and Other Information — Employment Contracts, Termination of Employment and Change in Control Arrangements.”
New Plan Benefits under the Amendment and Restatement
      As of March 4, 2005 no stock options or RSUs had been granted, and no shares had been issued, under the 1998 Plan on the basis of the share increase that forms part of this Proposal. If this Proposal is approved, each of the non-employee directors will be automatically awarded on the date of the Annual Meeting an option to purchase

7,500 shares of Common Stock and 2,500 RSUs pursuant to the terms discussed above under the Director Automatic Grant Program.
General Provisions
      Acceleration. In the event a change in control occurs, each outstanding stock option or stock appreciation right under the Discretionary Grant Program will automatically accelerate in full, unless (i) the stock option or stock appreciation right is assumed by the successor corporation or otherwise continued in effect or (ii) the stock option or stock appreciation right is replaced with a cash incentive program that preserves the spread existing on the unvested shares subject to such stock option or stock appreciation right (the excess of the fair market value of those shares over the exercise or base price in effect for the shares) and provides for subsequent payout of that spread in accordance with the same vesting schedule in effect for those shares. In addition, all unvested shares outstanding under the Discretionary Grant and Stock Issuance Programs will immediately vest upon the change in control, except to the extent Broadcom’s repurchase rights with respect to those shares are to be assigned to the successor corporation or otherwise continued in effect. Each outstanding RSU or other stock-based award under the Stock Issuance Program will vest as to the number of shares of Class A common stock subject to such award immediately prior to the change in control, unless the unit or award is assumed by the successor corporation or otherwise continued in effect.
      The Plan Administrator will have the discretion to structure one or more Equity Awards under the Discretionary Grant and Stock Issuance Programs so that those Equity Awards will vest in full either immediately upon a change in control or in the event the individual’s service with Broadcom or the successor entity is terminated (actually or constructively) within a designated period following a change in control transaction, whether or not those Equity Awards are to be assumed or otherwise continued in effect. The shares subject to each option grant and RSU award made under the Director Automatic Grant Program will immediately vest upon any change in control transaction.
      A change in control will be deemed to occur upon (i) a shareholder-approved acquisition of Broadcom by merger or consolidation, (ii) a shareholder-approved sale of all or substantially all of Broadcom’s assets or (iii) the successful completion of a tender or exchange offer for securities possessing more than fifty percent (50%) of the total combined voting power of Broadcom’s outstanding securities.
      The acceleration of vesting in the event of a change in the ownership or control of Broadcom may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of Broadcom.
      Shareholder Rights and Option Transferability. The holder of an option or stock appreciation right will have no shareholder rights with respect to the shares subject to the option or stock appreciation right unless and until such person shall have exercised the option or stock appreciation right and become a holder of record of shares of Common Stock distributed upon exercise of such award. Incentive options are not assignable or transferable other than by will or the laws of inheritance following the optionee’s death, and during the optionee’s lifetime, may only be exercised by the optionee. However, non-statutory options and stock appreciation rights may be transferred or assigned during the holder’s lifetime to one or more members of the holder’s family or to a trust established for the benefit of the holder and/or one or more such family members or to the holder’s former spouse, to the extent such transfer is in connection with the holder’s estate plan or pursuant to a domestic relations order.
      A participant will have certain shareholder rights with respect to any shares of Class A common stock issued to him or her under the Stock Issuance Program, whether or not his or her interest in those shares is vested. Accordingly, the participant will have the right to vote such shares and to receive any regular cash dividends paid on such shares, but will not have the right to transfer such shares prior to vesting. A participant will not have any shareholder rights with respect to the shares of Class A common stock subject to RSUs or other stock-based award until that award vests and the shares of Class A common stock are actually issued thereunder. However, dividend-equivalent units may be paid or credited, either in cash or in actual or phantom shares of Class A common stock, on outstanding RSUs or other stock-based awards, subject to such terms and conditions as the Plan Administrator may deem appropriate.
      Changes in Capitalization. In the event any change is made to the outstanding shares of Class A common stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without Broadcom’s receipt of consideration, appropriate adjustments will be made to (i) the maximum number and/or class of securities issuable under the 1998 Plan, (ii) the maximum number and/or class of securities for which any one person may be granted Equity Awards under the 1998 Plan per calendar year,

(iii) the number and/or class of securities for which stock option grants and RSUs are subsequently to be made under the Director Automatic Grant Program to new and continuing non-employee members of the Board, (iv) the number and/or class of securities and the exercise price or base price per share in effect under each outstanding option or stock appreciation right, (v) the number and/or class of securities subject to each outstanding RSU or other stock-based award under the 1998 Plan and the consideration (if any) payable per share, (vi) the number and/or class of securities and the exercise price per share in effect under each outstanding option transferred from the Predecessor Plans to the 1998 Plan and (vii) the maximum number and/or class of securities by which the share reserve under the 1998 Plan is to increase automatically each year. Similar adjustments will be made to the number of shares of Class B common stock issuable under the 1998 Plan and the number of shares subject to outstanding stock options for Class B shares and the exercise price per share in effect under those option in the event of any similar changes to the outstanding shares of Class B common stock. All such adjustments will be designed to preclude any dilution or enlargement of benefits under the 1998 Plan or the outstanding options thereunder.
      Special Tax Election. The Plan Administrator may provide any or all holders of non-statutory options, stock appreciation rights, RSUs or any other stock-based awards pursuant to which vested shares of Class A common stock are to be issued under the 1998 Plan (other than option grants and RSUs under the Director Automatic Grant Program) and any or all individuals to whom vested or unvested shares of Class A common stock are issued in a direct issuance under the Stock Issuance Program with the right to utilize either or both of the following methods to satisfy all or part of the federal and state income and employment withholding taxes to which they may become subject in connection with the exercise of their options or stock appreciation rights, the issuance to them of vested shares, or the subsequent vesting of unvested shares issued to them:

•	Stock Withholding: The election to have Broadcom withhold, from the shares otherwise issuable upon the exercise of such non-statutory option or stock appreciation right or upon the issuance of fully-vested shares, a portion of those shares with an aggregate fair market value equal to the percentage of the withholding taxes (not to exceed one hundred percent (100%)) designated by the holder and make a cash payment equal to such fair market value directly to the appropriate taxing authorities on the individual’s behalf. The shares so withheld will not reduce the number of shares authorized for issuance under the 1998 Plan.

•	Stock Delivery: The election to deliver to Broadcom certain shares of Class A common stock previously acquired by such holder (other than in connection with such exercise, share issuance or share vesting that triggered the withholding taxes) with an aggregate fair market value equal to the percentage of the withholding taxes (not to exceed one hundred percent (100%)) designated by the holder. The shares of Class A common stock so delivered shall not be added to the shares of Class A common stock authorized for issuance under the 1998 Plan.
      Similar provisions are also in effect under the 1998 Plan for Class B common stock delivered in payment of the applicable withholding taxes.
      Amendment and Termination. The Board may amend or modify the 1998 Plan at any time, subject to any required shareholder approval. Shareholder approval will be required for any amendment that (i) materially increases the number of shares available for issuance under the 1998 Plan, (ii) materially expands the class of individuals eligible to receive option grants or other Equity Awards under the 1998 Plan, (iii) materially increases the benefits accruing to the optionees and participants under the 1998 Plan or materially reduces the price at which shares of the Class A common stock may be issued or purchased under the 1998 Plan, (iv) materially extends the term of the 1998 Plan, (v) expands the types of awards available for issuance under the 1998 Plan, or (vi) is otherwise required by applicable law or the requirements of Nasdaq. Unless sooner terminated by the Board, the amended and restated 1998 Plan will terminate on the earliest of (i) February 28, 2014, (ii) the date on which all shares available for issuance under the 1998 Plan have been issued as fully-vested shares or (iii) the termination of all outstanding options, stock appreciation rights, unvested stock issuances, RSUs and other stock-based awards in connection with certain changes in control or ownership. Should the 1998 Plan terminate on February 28, 2014, all option grants, stock appreciation rights, unvested stock issuances, RSUs and other stock-based awards outstanding at that time shall continue to have force and effect in accordance with the provisions of the documents evidencing such grants, issuances or awards.
Federal Income Tax Consequences
      The following discussion summarizes income tax consequences of the 1998 Plan under current federal income tax law and is intended for general information only. In addition, the tax consequences described below are subject to the limitations of Section 162(m), as discussed in further detail below. Other federal taxes and foreign, state and local income taxes are not discussed, and may vary depending upon individual circumstances and from locality to locality.
      Option Grants. Options granted under the 1998 Plan may be either incentive stock options, which satisfy the requirements of Section 422 of the Internal Revenue Code, or non-statutory stock options, which are not intended to meet such requirements. The federal income tax treatment for the two types of options differs as follows:
      Incentive Stock Options. No taxable income is recognized by the optionee at the time of the option grant, and, if there is no disqualifying disposition at the time of exercise, no taxable income is recognized for regular tax purposes at the time the option is exercised, although taxable income may arise at that time for alternative minimum tax purposes equal to the excess of the fair market value of the purchased shares at such time over the exercise price paid for those shares.
      The optionee will recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of certain dispositions. For federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made more than two years after the date the option for the shares involved in such sale or disposition was granted and more than one year after the date the option was exercised for those shares. If either of these two requirements is not satisfied, a disqualifying disposition will result.
      Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date over (ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain or any loss recognized upon the disposition will be taxable as a capital gain or capital loss.
      If the optionee makes a disqualifying disposition of the purchased shares, Broadcom will be entitled to an income tax deduction, for our taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. If the optionee makes a qualifying disposition, we will not be entitled to any income tax deduction.
      Non-Statutory Stock Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will, in general, recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and Broadcom will be required to collect certain withholding taxes applicable to such income from the optionee.
      Broadcom will be entitled to an income tax deduction equal to the amount of any ordinary income recognized by the optionee with respect to an exercised non-statutory option. The deduction will in general be allowed for our taxable year in which such ordinary income is recognized by the optionee.
      If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase in the event of the optionee’s cessation of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when Broadcom’s repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.
      Stock Appreciation Rights. No taxable income is recognized upon receipt of a stock appreciation right. The holder will recognize ordinary income in the year in which the stock appreciation right is exercised, in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the base price in effect for the exercised right, and Broadcom will be required to collect certain withholding taxes applicable to such income from the holder.
      Broadcom will be entitled to an income tax deduction equal to the amount of any ordinary income recognized by the holder in connection with the exercise of a stock appreciation right. The deduction will in general be allowed for our taxable year in which such ordinary income is recognized by the holder.

      Direct Stock Issuances. The holder will recognize ordinary income in the year in which shares are actually issued to the holder. The amount of that income will be equal to the fair market value of the shares on the date of issuance, and Broadcom will be required to collect certain withholding taxes applicable to such income from the holder.
      Broadcom will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder at the time the shares are issued. The deduction will in general be allowed for our taxable year in which such ordinary income is recognized by the holder.
      RSUs. No taxable income is recognized upon receipt of a RSU award. The holder will recognize ordinary income in the year in which the shares subject to that unit are actually issued to the holder. The amount of that income will be equal to the fair market value of the shares on the date of issuance, and Broadcom will be required to collect certain withholding taxes applicable to such income from the holder.
      Broadcom will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder at the time the shares are issued. The deduction will in general be allowed for our taxable year in which such ordinary income is recognized by the holder.
Deductibility of Executive Compensation
      We anticipate that any compensation deemed paid by us in connection with disqualifying dispositions of incentive stock option shares or the exercise of non-statutory stock options or stock appreciation rights with exercise prices or base prices equal to or greater than the fair market value of the underlying shares on the grant date will qualify as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code and will not have to be taken into account for purposes of the $1.0 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers. Accordingly, all compensation deemed paid with respect to those options or stock appreciation rights should remain deductible without limitation under Section 162(m). However, any compensation deemed paid by Broadcom in connection with shares issued under the Stock Issuance Program will be subject to the $1.0 million limitation on deductibility per covered individual, except to the extent the vesting of those shares is based solely on one or more of the performance milestones specified above in the summary of the terms of the Stock Issuance Program.
Accounting Treatment
      Under the accounting principles currently in effect, option grants made to employees and non-employee Board members under the Discretionary Grant and Director Automatic Grant Programs with exercise prices equal to or greater than the fair market value of the underlying shares on the grant date will not result in any direct charge to our reported earnings, unless certain modifications are made subsequently. However, the fair value of those options is required to be disclosed in the notes to our consolidated financial statements, and we must also disclose, in the notes to our consolidated financial statements, the pro forma impact those options would have upon our reported earnings had the fair value of those options at the time of grant been treated as a compensation expense. In addition, the number of outstanding options may be a factor in determining our earnings per share on a fully-diluted basis.
      Option grants made under the 1998 Plan with exercise prices less than the fair market value of the underlying shares on the grant date will result in a direct compensation expense in an amount equal to the excess of such fair market value over the exercise price. The expense must be recognized against our earnings ratably over the applicable vesting periods.
      Shares issuable upon the vesting of RSUs awarded under the 1998 Plan will result in a direct charge to our reported earnings equal to the excess of the fair value of those shares on the date of the RSU award over the cash consideration (if any) payable for such shares. The charge must be recognized against our earnings ratably over the applicable vesting periods. However, if the vesting of the shares is tied solely to performance milestones, then the RSU award will be subject to variable accounting, and we will have to record compensation expense not only for the value of the shares on the date of the RSU award but also for all subsequent changes in the value of those shares that occur prior to the vesting date. Similar accounting treatment will be in effect for any direct stock issuances made under the 1998 Plan.
      Option grants made to non-employee consultants will result in a direct charge to our reported earnings based on the fair value of the option measured on the vesting date of each installment of the underlying option shares. Accordingly, such charge will include the appreciation in the fair value of the option over the period between the grant date and the vesting date of each installment of that option. In addition, any options that are repriced will also trigger a direct charge to our reported earnings measured by the appreciation in the fair market value of the underlying shares over the period between the date of the repricing and the date the repriced option is exercised, forfeited, cancelled or expired. Compensation expense will be measured based on the amount by which the fair market value at the end of each quarter, or at date of exercise, if earlier, exceeds the exercise price.
      Any grant of tandem or stand-alone stock appreciation rights under the 1998 Plan will result in a compensation expense to be charged against our reported earnings. Accordingly, at the end of each quarter, the amount, if any, by which the fair market value of the shares of common stock subject to any outstanding stock appreciation rights has increased or decreased from the prior quarter-end would be accrued or reversed as compensation expense, to the extent such fair market value is in excess of the aggregate exercise price in effect for those rights.
      In December 2004 the Financial Accounting Standards Board (“FASB”) released Statement of Financial Accounting Standards No. 123 (revised 2004). The accounting standards established by that statement will require the expensing of all share-based payments to employees, including stock option grants, commencing with our third quarter that begins July 1, 2005. Accordingly, the foregoing summary of the applicable accounting treatment for stock options will change, effective with our third quarter, and the stock options that we grant to our employees and non-employee board members will have to be valued as of the grant date under an appropriate valuation formula, and that value will then have to be charged as a direct compensation expense against our reported earnings ratably over the applicable vesting periods. Similar option expensing will be required for any previously granted unvested options on the July 1, 2005 effective date, with the fair value of those unvested options as of their respective grant dates to be expensed against our earnings ratably over the remaining vesting periods. For shares issuable upon the vesting of RSUs made under the 1998 Plan, we will continue to accrue a compensation cost equal to the excess of the fair market value of the shares on the date of the RSU award over the cash consideration (if any) paid for such shares. If shares subject to a direct issuance under the 1998 Plan are unvested at the time of such direct issuance, then the fair market value of those shares at the time of issuance will continue to be treated as a charge to our reported earnings to be amortized ratably over the vesting period. However, such accounting treatment will be applicable whether vesting is tied to service periods or performance goals.
Required Vote
      The affirmative vote of the holders of common stock representing a majority of the voting power of the outstanding Class A common stock and Class B common stock, voting together as a single class, present or represented by proxy and voting at the Annual Meeting, which shares voting affirmatively must also constitute at least a majority of the voting power required to constitute the Quorum, is required for approval of the amendment and restatement of the 1998 Plan. For the effects of abstentions and broker non-votes on this proposal see, “Information about the Annual Meeting and Voting — What vote is required for each item?” on page 2 of this proxy statement.
      Should such shareholder approval not be obtained, then the proposed 10,000,000 share increase to the 1998 Plan, the proposed change in the limitation on the amount by which the share reserve under the 1998 Plan may be automatically increased each year, the revisions to the Director Automatic Grant Program and the modifications to performance-based vesting will not be implemented. The 1998 Plan will, however, continue in effect, and option grants and other Equity Awards will continue to be made under the 1998 Plan until all the shares available for issuance under the 1998 Plan have been issued pursuant to Equity Awards made under the plan. In addition, the Director Automatic Option Grant Program for the non-employee Board members will continue in effect in accordance with the provisions of that program prior to the March 11, 2005 revisions, but neither the Salary Investment Option Grant Program nor the Director Fee Option Grant Program will be implemented.
Recommendation of the Board of Directors
      The Board of Directors unanimously recommends a vote FOR this Proposal. Unless otherwise instructed, the proxy holders named in each proxy will vote the shares represented thereby FOR the approval of the amendment and restatement of the 1998 Plan as provided in Proposal Two.

PROPOSAL THREE:
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      The Audit Committee has appointed the firm of Ernst & Young LLP (“Ernst & Young”), Broadcom’s independent registered public accounting firm during 2004, to serve in the same capacity for the year ending December 31, 2005, and has requested the Board to submit this appointment for ratification by our shareholders at the Annual Meeting.
      A representative of Ernst & Young is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions from shareholders.
Required Vote
      The affirmative vote of the holders of common stock representing a majority of the voting power of the outstanding Class A common stock and Class B common stock, voting together as a single class, present or represented by proxy and voting at the Annual Meeting, which shares voting affirmatively must also constitute at least a majority of the voting power required to constitute the Quorum, is required to ratify the appointment of Ernst & Young. No broker non-votes will exist on this proposal. For the effect of abstentions on this proposal see, “Information about the Annual Meeting and Voting — What vote is required for each item?” on page 2 of this proxy statement.
      In the event that the shareholders do not ratify the selection of Ernst & Young, the appointment of the independent registered public accounting firm will be reconsidered by the Audit Committee. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of Broadcom and its shareholders.
Recommendation of the Board of Directors
      The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of Ernst & Young to serve as Broadcom’s independent registered public accounting firm for the year ending December 31, 2005. Unless otherwise instructed, the proxy holders named in each proxy will vote the shares represented thereby FOR the ratification of the appointment of Ernst & Young.

Fees Paid to Independent Registered Public Accounting Firm
      The following table presents the aggregate fees billed for the indicated services performed by Ernst & Young during 2004 and the year ended December 31, 2003.

	2004	2003

Audit Fees	$2,596,000	$1,471,000
Audit-Related Fees	250,000	230,000
Tax Fees	254,000	366,000
All Other Fees	0	0

Total Fees	$3,100,000	$2,067,000

      Audit Fees. Audit Fees consist of fees billed by Ernst & Young for professional services rendered in connection with the audit of our annual consolidated financial statements for 2004 and 2003, statutory audits required internationally, the review of interim consolidated financial statements included in Broadcom’s Quarterly Reports on Form 10-Q for 2004 and 2003 and other regulatory filings. In 2004 audit fees also included services incurred in connection with rendering an opinion under Section 404 of the Sarbanes-Oxley Act.
      Audit-Related Fees. Audit-Related Fees consist of fees billed for professional services that are reasonably related to the performance of the audit or review of our consolidated financial statements but are not reported under “Audit Fees.” Such fees include, among other things, acquisition-related work, non-statutory compliance audits, employee benefit plan audits, and certain consultations concerning financial accounting and reporting standards. In 2003 audit-related fees included internal control reviews and assistance with meeting the requirements set forth in Section 404 of the Sarbanes-Oxley Act.
      Tax Fees. Tax Fees consist of (i) $254,000 and $139,000 in 2004 and 2003, respectively, for professional services for tax compliance activities, including the preparation of federal, state and international tax returns and related compliance matters; and (ii) $227,000 in 2003 for tax consultations, including federal, state and international tax advice, tax planning and assistance with tax audits.
      All Other Fees. There were no fees billed by Ernst & Young for other services in 2004 or 2003.
      The Audit Committee has determined that all non-audit services provided by Ernst & Young are compatible with maintaining Ernst & Young’s audit independence.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services
      Under its charter, the Audit Committee must pre-approve all engagements of Broadcom’s independent registered public accounting firm unless an exception to such pre-approval exists under the Exchange Act or the rules of the SEC. In 2003 the Audit Committee adopted a policy requiring the pre-approval of all services to be provided by our independent registered public accounting firm. Any proposed services exceeding pre-approved cost parameters will also require specific pre-approval. The Audit Committee has delegated to its Chairman the authority to evaluate and approve service engagements on behalf of the full committee in the event a need arises for specific pre-approval between committee meetings.

PROPOSAL FOUR:
SHAREHOLDER PROPOSAL
      Calvert Asset Management Company, Inc. has submitted a shareholder proposal for consideration at the Annual Meeting. The shareholder’s address is 4550 Montgomery Avenue, Bethesda, Maryland 20814. The shareholder has represented to Broadcom that it held 2,001 shares of Class A common stock as of November 22, 2004. Broadcom is not responsible for the contents of the Shareholder Proposal or the accuracy thereof. If properly presented at the Annual Meeting, the Board of Directors unanimously recommends a vote AGAINST the following shareholder proposal submitted by Calvert (the “Shareholder Proposal”):
      WHEREAS,
      Executive compensation, often deemed excessive, has become a major public as well as corporate issue. Often it is difficult to discern how, or whether, executive compensation is connected to the executives’ performance. We believe that boards should establish policies that closely align executive compensation to financial, social and environmental performance.
      According to Institutional Shareholder Services Inc. (ISS), Broadcom’s stock option grants do not align with the company’s performance. Furthermore, the last time shareholders voted on a company option plan, the cost to shareholders was deemed excessive by ISS.
      Although the company’s Compensation Committee Report on Executive Compensation in the 2004 Proxy states that the compensation is “designed to align and strengthen the interests of the executive officer with those of the shareholder,” during fiscal years 2001 and 2002 total CEO compensation at Broadcom increased by more than 29,000 percent (due to large option grants) while total shareholder return decreased.
      According to the 2004 Proxy Statement, Broadcom’s CEO’s options vest on a schedule that is unchanged by the company’s performance and relies only on the executive’s continued employment. Because the exercise period for these options may extend for several years after the executive’s influence over corporate financial performance has ended, the compensation awarded may not reflect the performance of the executive.
      Industry wide effects may boost Broadcom’s stock price independent of the executives’ performance. Long-term shareholders would be served best by executive compensation plans that exclude market effects to stocks and are based on incentives that more accurately reflect management’s contribution to performance.
      There are ways to better align executive compensation with performance. For example, option plans that make vesting contingent upon share price relative to industry peers, or relative to a broad market index, may help companies more closely align pay with performance. Long-term shareholders would be better served by rewards that tie individual performance to individual compensation.
      Financial performance is not the only thing that concerns many shareholders. Shareholders are increasingly concerned about the impacts of the companies in which they invest on issues such as labor, environment, human rights, etc. These shareholders see a connection between corporate responsibility and long-term value.
      Nearly half of Fortune 100 companies link some characteristic of social responsibility to executive pay, according to a report form the Investor Responsibility Research Center. Neither Broadcom’s executive compensation guidelines nor its investor relations representatives indicate that there is a formal link between executive compensation and social performance. A recent report titled: “Corporate Social and Financial Performance: A Meta-analysis” concludes that there is a positive association between corporate social performance and corporate financial performance.
      BE IT RESOLVED, that Broadcom establish and report to shareholders on executive compensation plans that more accurately link pay to the company’s financial and social performance. Shareholders should be made aware of specific financial and social goals established for management as part of the company’s executive compensation policy.
Board of Directors’ Statement against the Shareholder Proposal
      Broadcom’s Board of Directors opposes the Shareholder Proposal because it believes that the restrictions advocated in this proposal could potentially impede Broadcom’s ability to attract and retain highly skilled executives whose abilities are critical to Broadcom’s long-term success and competitiveness. The Board believes that the salaries, bonuses and incentive compensation offered pursuant to Broadcom’s current executive compensation programs are appropriate and provide the flexibility required to recruit, retain and motivate our executive officers and other key employees in a highly competitive environment.

      Broadcom’s Compensation Committee, which is composed entirely of independent directors as defined under the listing standards of Nasdaq, reviews and approves Broadcom’s executive compensation programs as well as the salaries, bonuses and long-term incentive compensation of all executive officers on an annual basis. Through these compensation programs, the Committee seeks to align the interests of shareholders and executives by creating a performance-oriented environment that rewards executives for long-term strategic management and the enhancement of shareholder value.
      The Board believes that Broadcom shareholders are best served by allowing the Compensation Committee to retain the flexibility to make compensation decisions that balance a variety of factors, including competitive practices at peer companies, the need to quickly adjust to changes in the marketplace, and the financial, accounting and tax consequences of various compensation arrangements.
      Because the Board and Compensation Committee strongly support the concept of performance-based executive compensation, they have already undertaken certain actions to link executive compensation to the company’s performance. The Board and Committee have a long history of basing a very substantial portion of each executive officer’s overall compensation on long-term equity incentives, primarily in the form of stock option grants. Each grant is designed to align the interests of the executive officer with those of the shareholders and to provide each individual with a significant incentive to manage the company from the perspective of an owner with an equity stake in the business. Each option provides a return to the executive officer only if he or she remains employed by the company during its vesting period, and then only if the fair market value of the underlying shares appreciates over the period between grant and exercise of the option. Additionally, Broadcom’s 1998 Stock Incentive Plan already includes criteria for establishing corporate performance goals that may be used in structuring vesting requirements under restricted stock units or other share-based awards — see “Proposal Two: Approval of Amendment and Restatement of the 1998 Stock Incentive Plan — Stock Issuance Program.”
      The Board believes that Broadcom’s current compensation programs have been instrumental in attracting and retaining highly skilled executives, whose leadership and commitment provide Broadcom with an important competitive advantage. The Compensation Committee reviews executive compensation on at least an annual basis to ensure that it continues to motivate executives based on both the company’s performance and individual contributions to the company’s success.
      The Board and the Compensation Committee also do not agree with the shareholder’s method of calculating the purported increase in CEO compensation “during 2001 and 2002.” The “more than 29,000 percent” increase described in the proposal is attributable to an option grant that was awarded to Dr. Nicholas, our former Chief Executive Officer, during 2002, which options were to be earned and vest over a four year period. According to the shareholder, it valued the option as of its grant date using the Black-Scholes option pricing model and attributed the entire value thereof as compensation in 2002 rather than amortizing that value ratably over the vesting period. By comparison, the shareholder’s calculation of Dr. Nicholas’ compensation for the base year (either 2000 or 2001) did not include the value of previously-granted options that vested in that year. The Board and Committee believe that in evaluating executive compensation the value of options should be included in compensation as they vest. In addition they do not believe that Black-Scholes is an appropriate methodology to use for evaluating the equity component of executive compensation because it does not consider factors important to stock-based awards to employees, such as continued employment and periodic vesting requirements and limited transferability. Dr. Nicholas in fact vested in only one-third of the options granted in 2002 since he ceased to be an officer and director in 2003.
Required Vote
      The affirmative vote of the holders of common stock representing a majority of the voting power of the outstanding Class A common stock and Class B common stock, voting together as a single class, present or represented by proxy and voting at the Annual Meeting, which shares voting affirmatively must also constitute at least a majority of the voting power required to constitute the Quorum, is required for approval of the Shareholder Proposal. For the effects of abstentions and broker non-votes on this proposal see, “Information about the Annual Meeting and Voting — What vote is required for each item?” on page 2 of this proxy statement.
Recommendation of the Board of Directors
      The Board of Directors unanimously recommends a vote AGAINST this Proposal. Unless otherwise instructed, the proxy holders named in each proxy will vote the shares represented thereby AGAINST the Shareholder Proposal.

OTHER MATTERS
      We know of no other matters that will be presented for consideration at the Annual Meeting. If any other business properly comes before the Annual Meeting, it is the intention of the proxy holders to vote the shares they represent as the Board may recommend. Discretionary authority with respect to such other business is expressly granted by the completion of the enclosed proxy card, voting instruction form or Email Proxy. The proxy holders shall vote at their discretion on any procedural matters that may come before the meeting.
OWNERSHIP OF SECURITIES
      The following table sets forth certain information known to Broadcom with respect to the beneficial ownership of our common stock as of March 4, 2005 by (i) all persons known to Broadcom to beneficially own five percent (5%) or more of either class of our common stock, (ii) each director and each nominee for director, (iii) the executive officers named in the “Summary Compensation Table” of the “Executive Compensation and Other Information” section of this proxy statement, and (iv) all current directors and executive officers as a group.

	Shares Beneficially Owned(1)			Percentage
				of Total
	Class A	Class B	Class A	Voting
Beneficial Owner	Common Stock	Common Stock	Percent(2)	Power(1)(2)

Directors and Named Executive Officers
David A. Dull(3)	586,213	176,502	* %	* %
George L. Farinsky(4)	191,000	0	*	*
John Major(5)	81,000	0	*	*
Vahid Manian(6)	375,540	75,766	*	*
Scott A. McGregor	719	0	*	*
Andrew J. Pease(7)	71,764	0	*	*
Alan E. Ross(8)	366,000	0	*	*
William J. Ruehle(9)	1,098,801	676,598	*	*
Henry Samueli, Ph.D.(10)	833,337	26,697,066	9.05	32.09
Robert E. Switz(11)	90,000	0	*	*
Werner F. Wolfen(12)	210,000	220,575	*	*
All current directors and executive officers as a group (12 persons)(13)	4,042,353	27,846,507	10.34	33.53

5% Holders Not Listed Above
The AXA Group(14)(15)	46,701,207	0	16.89	5.60
Nicholas Family Trust(16)	107	26,447,293	8.73	31.73
The Wellington Group(14)(17)	13,927,330	0	5.04	1.67

   *Less than one percent.

(1)	Except as indicated in the footnotes to this table, and subject to applicable community property laws, the persons listed have sole voting and investment power with respect to all shares of our common stock beneficially owned by them. In some instances, the beneficially owned shares include unvested shares subject to currently exercisable options. If unvested shares are in fact purchased under those options, Broadcom will have the right to repurchase those shares, at the exercise price paid per share, should the optionee’s service terminate prior to vesting in those shares.

(2)	The percentage of shares beneficially owned is based on 276,540,937 shares of Class A common stock outstanding as of March 4, 2005. Beneficial ownership is determined in accordance with the rules and regulations of the SEC. Shares of common stock subject to options that are currently exercisable or exercisable within 60 days after March 4, 2005 and shares of common stock subject to RSUs that will vest and be issued within 60 days after March 4, 2005 are deemed to be outstanding and beneficially owned by the person holding such options or RSUs for the purpose of computing the number of shares beneficially owned and the percentage ownership of such person, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. On

March 4, 2005 there were 55,704,507 shares of Class B common stock outstanding. Each share of Class B common stock is immediately convertible into one share of Class A common stock. Accordingly, for the purpose of computing the percentage of Class A shares beneficially owned by each person who holds Class B common stock, each share of Class B common stock is deemed to have been converted into a share of Class A common stock, but such shares of Class B common stock are not deemed to have been converted into Class A common stock for the purpose of computing the percentage ownership of any other person.

Holders of Class A common stock are entitled to one vote per share and holders of Class B common stock are entitled to ten votes per share. Holders of common stock vote together as a single class on all matters submitted to a vote of shareholders, except (i) as otherwise required by law; and (ii) in the case of a proposed issuance of additional shares of Class B common stock, which issuance requires the affirmative vote of the holders of the majority of the outstanding shares of Class B common stock voting separately as a class, unless such issuance is approved by at least two-thirds of the members of the Board then in office.

(3)	Includes 7,080 shares of Class B common stock held by Mr. Dull as custodian for his children. Also includes 552,037 shares of Class A common stock and 45,744 shares of Class B common stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after March 4, 2005.

(4)	Includes (i) 1,000 shares of Class A common stock held by a family trust as to which shares Mr. Farinsky, as co- trustee of such trust, shares voting and dispositive power; and (ii) 190,000 shares of Class A common stock issuable upon exercise of options held by such family trust that are currently exercisable.

(5)	Includes 80,000 shares of Class A common stock issuable upon exercise of options that are currently exercisable.

(6)	Includes 500 shares of Class A common stock held by Mr. Manian as custodian for his children. Also includes 328,068 shares of Class A common stock and 50,000 shares of Class B common stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after March 4, 2005.

(7)	Includes 69,124 shares of Class A common stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after March 4, 2005.

(8)	Includes 365,000 shares of Class A common stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after March 4, 2005.

(9)	Includes (i) 275,848 shares of Class B common stock held by a family trust as to which shares Mr. Ruehle, as co- trustee of such trust, shares voting and dispositive power; and (ii) 750 shares of Class B common stock held by Mr. Ruehle as custodian for his grandchildren. Also includes 1,087,291 shares of Class A common stock and 400,000 shares of Class B common stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of March 4, 2005.

(10)	Includes (i) 1,233,649 shares of Class B common stock owned by HS Management, L.P., which is beneficially owned by Dr. Samueli; (ii) 6,088,417 shares of Class B common stock beneficially owned by Dr. Samueli and his spouse, as co-trustees and co-beneficiaries of the SHILOH Trust; (iii) 17,139,135 shares of Class B common stock held by HS Portfolio L.P., which is beneficially owned by Dr. Samueli; (iv) 1,375,000 shares of Class B common stock held by HS Portfolio II, L.P., which is beneficially owned by Dr. Samueli; and (v) 860,865 shares of Class B common stock held by H&S Investments I, L.P., which is beneficially owned by Dr. Samueli. Dr. Samueli disclaims beneficial ownership of the shares held by HS Management, L.P. and HS Portfolio L.P., except to the extent of his pecuniary interest therein. Also includes 833,333 shares of Class A common stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after March 4, 2005 and 4 shares of Class A common stock that are directly held by Dr. Samueli. The address for Dr. Samueli is 16215 Alton Parkway, Irvine, California 92618-3616.

(11)	Includes 90,000 shares of Class A common stock issuable upon exercise of options that are currently exercisable.

(12)	Includes 193,071 shares of Class B common stock held by a family trust as to which shares Mr. Wolfen, as co-trustee of such trust, shares voting and dispositive power. Also includes 27,504 shares of Class B common stock owned by the Lawrence P. Wolfen Testamentary Trust, of which Mr. Wolfen serves as trustee and as to which Mr. Wolfen disclaims beneficial ownership. Also includes 210,000 shares of Class A common stock issuable upon exercise of options that are currently exercisable.

(13)	Includes 3,942,832 shares of Class A common stock and 495,744 shares of Class B common stock issuable upon exercise of options held by the current directors and executive officers as a group that are currently exercisable or will become exercisable within 60 days after March 4, 2005.

(14)	The information provided with respect to these holdings is based on SEC filings. These filings contain information as of December 31, 2004 and may not reflect current holdings of our Class A common stock.

(15)	According to a Schedule 13G filed with the SEC on February 14, 2005 by (i) AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, and AXA Courtage Assurance Mutuelle (collectively, the “Mutuelles AXA”), (ii) AXA, and (iii) AXA Financial, Inc. (“AXA Financial”). Mutuelles AXA controls AXA, which is the parent holding company of AXA Financial, which is the parent holding company of Alliance Capital Management L.P. (“Alliance”), an investment adviser, AXA Equitable Life Insurance Company (“Equitable”), an insurance company and an investment adviser, and Boston Advisors, Inc. (“Boston”), an investment adviser. Includes 45,849,514 shares held by Alliance on behalf of client discretionary investment advisory accounts, as to which Alliance has sole power to dispose 45,735,290 shares and shared power to dispose 114,224 shares, and sole power to vote 31,157,796 shares and shared power to vote 2,805,944 shares. Also includes: (a) 839,157 shares held by Equitable (with sole power to dispose and vote all 595,780 shares); (b) 250 shares held by Boston (with sole power to dispose all shares and no power to vote any shares); (c) 6,086 shares held by AXA Investment Managers Paris (France) (with sole power to dispose and vote all shares); and (d) 6,200 shares held by AXA Rosenberg Investment Management LLC (with sole power to dispose and vote all 2,700 shares). The addresses are: Mutuelles AXA — 26, rue Drouot, 75009 Paris, France; AXA — 25, avenue Matignon, 75008 Paris, France; and AXA Financial — 1290 Avenue of the Americas, New York, New York 10104.

(16)	Includes (i) 107 shares of Class A common stock and 26,445,913 shares of Class B common stock held by Dr. Nicholas and his spouse, as co-trustees and co-beneficiaries of the Nicholas Family Trust, and (ii) 1,380 shares of Class B common stock held by Dr. Nicholas as custodian for his children. The address for Dr. Nicholas is 15 Enterprise, Aliso Viejo, California 92656.

(17)	According to a Schedule 13G filed with the SEC on February 14, 2005 by Wellington Management Company, LLP (“WMC”), an investment adviser and the parent holding company of Wellington Trust Company, NA (“WTC”), a bank. WMC is deemed to be the beneficial owner of 13,927,330 shares, which are held of record by clients of WMC. Such Schedule 13G discloses that of the 13,927,330 shares held by WMC, WMC has sole power to dispose of all 13,927,330 shares held by it, has sole power to vote none of such shares and has shared power to vote 13,393,000 of such shares. The address for WMC and WTC is 75 State Street, Boston, Massachusetts 02109.
Section 16(a) Beneficial Ownership Reporting Compliance
      The members of our Board, our executive officers and persons who beneficially own more than 10% of Broadcom’s outstanding common stock are subject to the requirements of Section 16(a) of the Exchange Act, which requires them to file reports with the SEC with respect to their ownership and changes in their ownership of the Class A common stock and other derivative Broadcom securities. Based upon (i) the copies of Section 16(a) reports that we received from such persons for their transactions in 2004 in the common stock and their common stock holdings, and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for 2004, we believe that all reporting requirements under Section 16(a) for such year were met in a timely manner by our directors, executive officers and beneficial owners of greater than 10% of our common stock.

EQUITY COMPENSATION PLAN INFORMATION
      The following table provides information as of December 31, 2004 with respect to shares of our common stock that may be issued under our existing equity compensation plans. The table does not include the additional shares that may be issuable pursuant to the proposed share increase to the 1998 Plan that is the subject of Proposal Two of this proxy statement. In addition, the table does not include information with respect to shares of our common stock subject to outstanding options granted under equity compensation plans or option agreements that were assumed by us in connection with our acquisitions of the companies that originally granted those options. However, Footnote (7) to the table sets forth the total number of shares of our common stock issuable upon the exercise of those assumed options as of December 31, 2004, and the weighted average exercise price of those options. Except for the adjustments described in Footnote (7) with respect to the outstanding assumed options, no additional options may be granted under those assumed plans.

		A	B	C

				Number of Shares of
				Common Stock
		Number of Shares of		Remaining Available
		Common Stock		for Future Issuance
		to be Issued	Weighted-Average	under Equity
		upon Exercise of	Exercise Price of	Compensation Plans
	Class of	Outstanding Options,	Outstanding Options,	(Excluding Securities
Plan Category	Common Stock	Warrants and Rights	Warrants and Rights	Reflected in Column A)

Equity Compensation Plans Approved by Shareholders(1)	Class A	89,572,270 (2)	$27.96 (3)	36,402,667	(4)(5)
	Class B	4,389,530	1.43	0
Equity Compensation Plans Not Approved by Shareholders(6)	Class A	405,617	15.39	282,734
	Class B	0	0	0
Total(7)	Class A	89,977,887	27.90	36,685,401
Total(7)	Class B	4,389,530	1.43	0

(1)	Consists of the 1998 Plan, as amended and restated, and Broadcom’s 1998 Employee Stock Purchase Plan, as amended and restated (the “Purchase Plan”).

(2)	Includes 147,444 shares of Class A common stock subject to RSUs that will entitle the holders to one share of Class A common stock for each such unit that vests over the holders’ period of continued service. Excludes purchase rights accruing under the Purchase Plan. Under the Purchase Plan, each eligible employee may purchase up to 6,000 shares of Class A common stock at each semi-annual purchase date (the last business day of April and October each year), but not more than $25,000 worth of such stock (determined on the basis of the fair market value per share on the date or dates such rights are granted) per calendar year his or her purchase right remains outstanding. The purchase payable per share will be equal to eighty-five percent (85%) of the lower of (i) the closing selling price per share of Class A common stock on the employee’s entry date into the two-year offering period in which that semi-annual purchase date occurs and (ii) the closing selling price per share of Class A common stock on the semi-annual purchase date.

(3)	Calculated without taking into account 147,444 shares of Class A common stock subject to outstanding RSUs that will become issuable as those units vest, without any cash consideration or other payment required for such shares.

(4)	Includes shares of Class A common stock available for future issuance under the 1998 Plan and the Purchase Plan. As of December 31, 2004, 34,646,353 shares of Class A common stock were available for issuance under the 1998 Plan, and such reserve will be increased by 10,000,000 Class A shares assuming shareholder approval of Proposal Two. Shares reserved for issuance under the 1998 Plan may be issued upon the exercise of stock options or stock appreciation rights, through direct stock issuances or pursuant to restricted stock awards or RSUs that vest upon the attainment of prescribed performance milestones or the completion of designated service periods. For further information concerning the 1998 Plan, see Proposal Two. As of December 31, 2004, 1,756,314 shares of Class A common stock were available for issuance under the Purchase Plan.

(5)	Both the 1998 Plan and the Purchase Plan contain annual automatic share renewal provisions. Accordingly, the number of shares of Class A common stock reserved for issuance under the 1998 Plan will automatically increase on the first trading day of January each calendar year by an amount equal to four and one-half percent (4.5%) of the total number of shares of Class A common stock and Class B common stock outstanding on the last trading day of the immediately preceding calendar year, but in no event will any such annual increase exceed 25,000,000 shares assuming shareholder approval of Proposal Two. The share reserve under the Purchase Plan will automatically increase on the first trading day of January each calendar year by an amount equal to one percent (1%) of the total number of shares of Class A common stock and Class B common stock outstanding on the last trading day of the immediately preceding calendar year, but in no event will any such annual increase exceed 3,000,000 shares.

(6)	Consists solely of the 1999 Special Stock Option Plan, as amended and restated (the “Special Plan”), described below. Options under the Special Plan cannot be granted to directors or executive officers. By resolution adopted February 23, 2005, the Board decided not to grant any additional stock options under the Special Plan. This resolution also granted the plan administrator continued authority to make any changes to the terms and provisions of the options currently outstanding under the Special Plan at any time which the plan administrator may deem appropriate.

(7)	The table does not include information with respect to equity compensation plans or option agreements that were assumed by us in connection with our acquisitions of the companies that originally established those plans or agreements. As of December 31, 2004 a total of 3,291,264 shares of Class A common stock and 128,538 shares of Class B common stock were issuable upon exercise of outstanding options under those assumed plans. The weighted average exercise price of the outstanding options to acquire shares of Class A common stock is $7.90 per share and the weighted average exercise price of the outstanding options to acquire shares of Class B common stock is $4.83 per share. No additional options may be granted under any of those assumed plans.

The 1999 Special Stock Option Plan
      The Special Plan was implemented by the Board in October 1999. The Special Plan is a non-shareholder approved plan under which options have been granted to employees of the company (and any parent or subsidiary) who are neither Broadcom executive officers nor directors at the time of grant. The Board authorized 1,000,000 shares of Class A common stock for issuance under the Special Plan.
      In February 2005 the Board adopted a resolution to reduce the share reserve under the Special Plan to the number of shares needed to cover the currently outstanding options under than plan. Accordingly, no additional stock option grants are to be made under the Special Plan, and to the extent any of the currently outstanding options under the 1999 Plan terminate or expire unexercised, the shares of Class A common stock subject to those options will not be available for reissuance under the Special Plan. The Equity Award Committee, as plan administrator, is authorized to make revisions or modifications to the terms and provisions (including the exercise price) of any option currently outstanding under the Special Plan as it may deem appropriate from time to time, and such revisions or modifications will not be deemed to constitute the termination or expiration of those options and the grant of new options for purposes of the foregoing prohibition against future option grants under the Special Plan.
      Existing option grants under the Special Plan may have an exercise price per share greater than, equal to or less than the fair market value per share of Class A common stock on the grant date. No option granted under the Special Plan has a term in excess of ten years, and each will be subject to earlier termination within a specified period following the optionee’s cessation of service with Broadcom (and any parent or subsidiary). Each granted option vests in one or more installments over the optionee’s period of service. However, the options will vest on an accelerated basis in the event Broadcom is acquired and those options are not assumed, replaced or otherwise continued in effect by the acquiring entity. All options granted under the Special Plan were granted as non-statutory stock options under the federal tax laws.

EXECUTIVE COMPENSATION AND OTHER INFORMATION
Elected Officers
      The following table sets forth certain information regarding our executive officers and other elected officers as of March 4, 2005:

Name	Age	Positions with Broadcom

Executive Officers
David A. Dull	56	Vice President of Business Affairs, General Counsel and Secretary
Bruce E. Kiddoo	44	Vice President and Corporate Controller
Scott A. McGregor	48	President, Chief Executive Officer and Director
Vahid Manian	44	Vice President of Manufacturing Operations
Andrew J. Pease	54	Vice President of Worldwide Sales
William J. Ruehle	62	Vice President and Chief Financial Officer
Henry Samueli, Ph.D.	50	Chairman of the Board of Directors and Chief Technical Officer
Other Elected Officers
Dianne Dyer-Bruggeman	55	Vice President of Human Resources
Edward H. Frank, Ph.D.	48	Vice President of Research & Development
Neil Y. Kim	46	Vice President of Central Engineering
Thomas F. Lagatta	47	Group Vice President, Enterprise Computing Group
Daniel A. Marotta	44	Group Vice President, Broadband Communications Group
Robert A. Rango	47	Group Vice President, Mobile & Wireless Group
Ford G. Tamer, Ph.D.	43	Group Vice President, Networking Infrastructure Group
Jeffrey L. Thermond	52	Vice President & General Manager, Home & Wireless Networking Business Unit
Kenneth E. Venner	42	Vice President and Chief Information Officer
      The following is a brief description of the business experience and educational background of each of our executive officers and other elected officers, including the capacities in which each has served during the past five years. The descriptions for Mr. McGregor and Dr. Samueli appear earlier in this proxy statement under the section entitled “Proposal One: Election of Directors.”
     Executive Officers
      David A. Dull joined Broadcom as Vice President of Business Affairs and General Counsel in March 1998 and was elected Secretary in April 1998. From 1985 until 1998 Mr. Dull was a Partner in the law firm of Irell & Manella LLP, where as a business lawyer he represented a number of public and private companies and individuals in the entertainment and high technology industries, including Broadcom. Irell & Manella LLP has represented and continues to represent Broadcom in various transactional and litigation matters. Mr. Dull received a B.A. and a J.D. from Yale University.
      Bruce E. Kiddoo joined Broadcom as Controller of the Broadband Communications Business Unit in December 1999. In July 2002 he was elected Corporate Controller and Principal Accounting Officer, and in January 2003 he was elected a Vice President. Prior to joining Broadcom, Mr. Kiddoo held various senior financial management positions for over five years at LSI Logic Corporation, a semiconductor manufacturer. Before joining LSI Logic, Mr. Kiddoo held various financial positions at IBM and in the United States Navy. Mr. Kiddoo received a B.S. in Applied Science from the United States Naval Academy and an M.B.A. from the College of William and Mary.
      Vahid Manian joined Broadcom in January 1996 as Director of Operations and became Vice President of Manufacturing Operations in December 1997. Prior to joining Broadcom, Mr. Manian served in a number of positions for approximately 12 years at Silicon Systems, Inc., a semiconductor manufacturer, including over six years as Director of Operations. At Silicon Systems he led the implementation, production ramp and qualification of advanced PRML-

read channel integrated circuits. Mr. Manian received a B.S.E.E. and an M.B.A. from the University of California, Irvine.
      Andrew J. Pease joined Broadcom in July 2003 as Vice President of Worldwide Sales. Previously, Mr. Pease held the position of Vice President of Sales at Syntricity, Inc., a provider of web-native software and services for semiconductor yield improvement from March 2000 to July 2003. Before joining Syntricity, from 1997 until 1999 he served as the Vice President of Sales at Vantis Corp., a programmable logic company and former subsidiary of Advanced Micro Devices, Inc., a semiconductor manufacturer. Previously, Mr. Pease served in a number of sales positions for approximately 12 years at Advanced Micro Devices, where his last position was Group Director, Worldwide Headquarters Sales and Operations. Mr. Pease received a B.S. in Operational Analysis from the United States Naval Academy and an M.S. in Computer Science from the Naval Postgraduate School.
      William J. Ruehle joined Broadcom as Vice President and Chief Financial Officer in June 1997. Previously, Mr. Ruehle served as Executive Vice President and Chief Financial Officer of Bay Networks, Inc., a networking communications company, from 1994 to 1997. From 1987 to 1994 he served as Vice President and Chief Financial Officer of SynOptics Communications, Inc., one of the two companies that merged to form Bay Networks. Mr. Ruehle received a B.A. in Economics from Allegheny College and an M.B.A. from Harvard Business School.

Other Elected Officers
      Dianne Dyer-Bruggeman joined Broadcom in April 2004 as Vice President of Human Resources. Previously, from 1995 to April 2004 Ms. Dyer-Bruggeman served as Vice President of Human Resources at The Titan Corporation, a developer and systems integrator for the Department of Defense, the Department of Homeland Security, and intelligence and other government agencies. Ms. Dyer-Bruggeman received a B.A. in Language and Education from Ithaca College.
      Edward H. Frank, Ph.D. joined Broadcom as Senior Director of Engineering of Home & Wireless Networking in May 1999 following Broadcom’s acquisition of Epigram, Inc., a developer of advanced semiconductor products for high-speed home networking. In March 2003 Dr. Frank was elected Vice President of Research & Development. Dr. Frank was a co-founder and Executive Vice President of Epigram from 1996 to 1999. From 1993 to 1996 he was a co-founder and Vice President Engineering of NeTpower Inc., a computer workstation manufacturer. From 1988 to 1993 he was a Distinguished Engineer at Sun Microsystems, Inc., where he co-architected several generations of Sun SPARCstations and was a principal member of Sun’s Green Project, which developed the precursor to the Javatm cross-platform web programming language. Dr. Frank received a B.S.E.E. and an M.S.E.E. from Stanford University and a Ph.D. in Computer Science from Carnegie Mellon University. Dr. Frank is a named inventor in 38 U.S. patents and is a Trustee of Carnegie Mellon University.
      Neil Y. Kim joined Broadcom as Director of Engineering in January 2000 and became Vice President of Central Engineering in October 2001. Prior to joining Broadcom, from 1993 to 2000 Mr. Kim held a series of progressively senior technical and management positions at Western Digital Corporation, a data storage manufacturer, where his last position was Vice President of Engineering. Mr. Kim received a B.S.E.E. from the University of California, Berkeley.
      Thomas F. Lagatta joined Broadcom in May 2002 and became Vice President and General Manager of the Client Server Networking Business Unit in July 2002. In September 2003 Mr. Lagatta was elected to the position of Group Vice President, Enterprise Computing Group. Previously, from August 1999 to February 2002 Mr. Lagatta served as Vice President and General Manager of Anadigics, Inc., a semiconductor manufacturer, where he led the Fiber Communications Products Business Unit. Before joining Anadigics, from 1998 to July 1999, Mr. Lagatta served as Vice President of Business Development at Avnet, Inc., an electronic component manufacturer. Prior to Avnet, Mr. Lagatta served in various senior management and technical positions for over 11 years at Symbios Logic, a storage systems company. Mr. Lagatta received a B.S.E.E. from Ohio State University and an M.S.E.E. from the University of Southern California.
      Daniel A. Marotta joined Broadcom in October 2002 and became Vice President and General Manager of the Broadband Communications Business Unit in January 2003. In September 2003 Mr. Marotta was elected to the position of Group Vice President, Broadband Communications Group. Previously, from March 1999 to April 2002 Mr. Marotta served in various senior management positions in the Digital Information Division at Conexant Systems, Inc., a semiconductor manufacturer, the most recent of which was Senior Vice President and General Manager. In May 2002 Mr. Marotta was promoted to Chief Operating Officer of the Broadband Communications Segment at Conexant.

Prior to joining Conexant, from 1996 to 1999 Mr. Marotta served as Director of Engineering at Brooktree Corporation, a semiconductor manufacturer, and later as Vice President of Engineering at Rockwell Semiconductor Systems, after Rockwell Semiconductor acquired Brooktree in 1996. Mr. Marotta received a B.S.E.E. from the State University of New York at Buffalo.
      Robert A. Rango joined Broadcom in March 2002 and became Vice President and General Manager of the Network Infrastructure Business Unit in October 2002. In September 2003 Mr. Rango was elected to the position of Group Vice President, Mobile & Wireless Group. Previously, from 1995 to 2002 Mr. Rango held several Vice President and General Manager positions at Lucent Microelectronics, a networking communications company, and Agere Systems, a semiconductor manufacturer, in its Optical Access, New Business Initiatives and Modem/Multimedia Divisions. Previously, Mr. Rango held various positions with AT&T Bell Labs for over ten years. Mr. Rango received a B.S.E.E. from the State University of New York at Stony Brook and an M.S.E.E. from Cornell University.
      Ford G. Tamer, Ph.D. joined Broadcom in June 2002 and became Vice President and General Manager of the Switch and Security Business Unit in July 2002. In September 2003 Dr. Tamer was elected to the position of Group Vice President, Networking Infrastructure Group. Previously, from 1998 to 2002 Dr. Tamer co-founded and served as the President and Chief Executive Officer of Agere, Inc., a semiconductor manufacturer, until it was acquired by Lucent Microelectronics, a networking communications company. Following the acquisition, he served as Vice President, Processing, Aggregation and Switching of Lucent’s Agere Systems business unit. Prior to founding Agere, he was part of the founding executive teams at Dazel Corporation (which was acquired by Hewlett Packard) and MegaKnowledge (which was acquired by IntelliCorp). Dr. Tamer received an M.S. and a Ph.D. in Engineering from the Massachusetts Institute of Technology.
      Jeffrey L. Thermond joined Broadcom as Vice President and General Manager of the Home & Wireless Networking Business Unit in May 1999 when the company acquired Epigram, Inc., a developer of advanced semiconductor products for high speed home networking. Mr. Thermond was President and Chief Executive Officer of Epigram from 1997 to 1999. From 1994 to 1997 he was Vice President and General Manager of the Network Systems Division of 3Com Corporation, a networking communications company. Mr. Thermond received a B.A. from Yale University and an M.B.A. from Indiana University.
      Kenneth E. Venner joined Broadcom as Chief Information Officer in August 2000. In February 2002 he was elected a Vice President. Previously, Mr. Venner was Vice President of Product Management and Chief Information Officer of Rockwell Electronic Commerce from 1997 to August 2000. Prior to that, Mr. Venner held a number of information sciences/information technology management positions for over 11 years at Lucent Technologies/ AT&T Bell Laboratories. Mr. Venner received a B.E. from the Stevens Institute of Technology, an M.E. from Carnegie Mellon University and an M.B.A. from New Hampshire College.

Summary of Cash and Certain Other Compensation
      The following table provides certain summary information concerning the compensation earned for services rendered in all capacities to Broadcom and its subsidiaries for the years ended December 31, 2002, 2003 and 2004 by the Chief Executive Officer and each of the four other most highly compensated executive officers whose aggregate salary and bonus earned in 2004 were in excess of $100,000. The table also includes Dr. Samueli, who serves as the Chairman of the Board of Directors and Chief Technical Officer. The listed individuals are referred to in this proxy statement as the “Named Executive Officers.” No other individuals who would have been includable in the table by reason of their salary and bonus for 2004 terminated employment or otherwise ceased executive officer status during that year.
SUMMARY COMPENSATION TABLE

							Long Term
							Compensation Awards
		Annual Compensation
							Restricted	Securities
					Other Annual		Stock	Underlying
Name and Principal Positions	Year	Salary($)(1)		Bonus($)	Compensation($)		Awards($)	Options(#)

Alan E. Ross	2004	$524,000		$250,000	$443,115	(2)	$2,724,000 (3)	250,000
President and Chief Executive Officer	2003	522,000		250,000	173,729	(4)	0	250,000
(during 2004 and until January 3, 2005)	2002	74,000		0	0		0	250,000	(5)
Henry Samueli, Ph.D.	2004	1	(6)	0	0		0	0
Chairman of the Board of Directors	2003	1	(6)	0	0		0	0
and Chief Technical Officer	2002	97,741	(6)	0	0		0	1,000,000
David A. Dull	2004	175,310		55,000	0		0	0
Vice President of Business Affairs,	2003	149,194		0	0		0	362,500	(7)
General Counsel and Secretary	2002	110,500		0	0		0	200,000
Vahid Manian	2004	184,423		55,000	0		0	0
Vice President of Manufacturing	2003	143,923		0	0		0	304,167	(8)
Operations	2002	90,000		0	0		0	200,000
Andrew J. Pease(9)	2004	178,269		95,000	0		0	0
Vice President of Worldwide Sales	2003	74,539		40,000	0		0	310,000
William J. Ruehle	2004	175,310		60,000	0		0	0
Vice President and Chief Financial Officer	2003	149,194		0	0		0	235,417	(10)
	2002	110,500		0	13,829	(11)	0	300,000

(1)	Includes amounts deferred under Broadcom’s tax-qualified employee savings plan under Section 401(k) of the Internal Revenue Code (the “401(k) Plan”).

(2)	Includes (i) $225,143 paid to Mr. Ross as reimbursement for Broadcom’s use of his private airplane, (ii) $70,578 paid to Mr. Ross for housing and travel expenses, (iii) $142,060 of tax reimbursement for income realized upon payment of the amounts reported in (i) and (ii) above, and (iv) $5,334 of income attributable to life insurance coverage paid by Broadcom.

(3)	Represents RSUs for 100,000 shares of Class A common stock that had a fair market value of $27.24 per share at the time those units were awarded. At December 31, 2004 Mr. Ross’ held 94,444 unvested RSUs. On December 31, 2004 the fair market value per share of our common stock was $32.28. Accordingly, the value of Mr. Ross’ unvested RSUs at December 31, 2004 was $3,048,652. Pursuant to the terms of Mr. Ross’ RSU award agreement, the unvested portion of all Mr. Ross’ RSUs vested in full upon the election of Mr. McGregor as Chief Executive Officer in January 2005.

(4)	Includes (i) $74,672 paid to Mr. Ross as reimbursement for Broadcom’s use of his private airplane, (ii) $38,940 paid to Mr. Ross for housing and travel expenses, (iii) $54,578 of tax reimbursement for income realized upon payment of the amounts reported in (i) and (ii) above, and (iv) $5,539 of income attributable to life insurance coverage paid by Broadcom.

(5)	Excludes options covering 115,000 shares that were granted to Mr. Ross in April 2002 in his capacity as a non- employee Board member at that time.

(6)	In November 2002 Dr. Samueli voluntarily reduced his annual salary to $1.00 per year.

(7)	Includes replacement options to purchase 162,500 shares of Class A common stock granted on November 10, 2003 in exchange for an equal number of unvested options with a higher exercise price that were surrendered and cancelled on May 5, 2003 in connection with the 2003 Option Exchange Program.

(8)	Includes replacement options to purchase 204,167 shares of Class A common stock granted on November 10, 2003 in exchange for an equal number of unvested options with a higher exercise price that were surrendered and cancelled on May 5, 2003 in connection with the 2003 Option Exchange Program.

(9)	Mr. Pease commenced employment with Broadcom in July 2003.

(10)	Includes replacement options to purchase 135,417 shares of Class A common stock granted on November 10, 2003 in exchange for an equal number of unvested options with a higher exercise price that were surrendered and cancelled on May 5, 2003 in connection with the 2003 Option Exchange Program.

(11)	Represents reimbursement of $9,065 in the year ended December 31, 2002 for the interest expense on a $467,500 full-recourse promissory note delivered by Mr. Ruehle to Broadcom in July 1997 in connection with the exercise of a stock option, plus a tax gross-up for the portion thereof includable as taxable income. On July 30, 2002 Mr. Ruehle repaid the outstanding balance of such note.
Personal Benefits
      Broadcom seeks to maintain an egalitarian culture in its facilities and operations. We do not provide executive officers with separate dining or other facilities, and executive officers are reimbursed for travel and other customary business expenses in accordance with the same policies that apply to all Broadcom employees. Health care and other insurance programs are the same for all eligible employees, including officers. Broadcom does not offer a pension plan nor do we provide matching contributions to the 401(k) Plan for any employee.
Option/ SAR Grants in Last Year
      Mr. Ross was the only Named Executive Officer who received a stock option grant during 2004. The grant was an option to purchase shares of Class A common stock and was made under Broadcom’s 1998 Plan. No stock appreciation rights were granted to any of the Named Executive Officers during 2004.
OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants				Potential Realizable Value
at Assumed Annual Rates
	Number of	% of Total			of Stock Price
	Securities	Options	Exercise		Appreciation for
	Underlying	Granted to	Price		Option Terms(1)
	Options	Employees	Per Share	Expiration
Name	Granted(#)	in 2004	($/SH)	Date	5%($)	10%($)

Alan E. Ross	250,000 (2)	1.89%	$36.78	01/10/2014	$5,780,684	14,648,235

(1)	The 5% and 10% assumed rates of appreciation are prescribed by the rules and regulations of the SEC and do not represent our estimate or projection of the future trading prices of our common stock. The calculations assume annual compounding and continued retention of the options or the underlying common stock by the optionee for the full option term of ten years. Unless the market price of the common stock actually appreciates over the option term, no value will be realized by the optionee from these option grants. Actual gains, if any, on stock option exercises are dependent on numerous factors, including, without limitation, the future performance of Broadcom, overall business and market conditions, and the optionee’s continued employment throughout the entire vesting period and option term, which factors are not reflected in this table.

(2)	The option was scheduled to vest and become exercisable for such shares in a series of installments over Mr. Ross’ period of continued service with Broadcom. In accordance with its terms, the option vested in full and became exercisable for all of the option shares on January 3, 2005 upon the election of Mr. McGregor as President and Chief Executive Officer.
Equity Awards During the Current Year
      Information regarding stock options and RSUs awarded to the Named Executive Officers and our current Chief Executive Officer in 2005 through the March 4 record date is included in this proxy statement under the headings “Proposal Two: Approval of Amendment and Restatement of the 1998 Stock Incentive Plan — Option Grants Since January 1, 2004 and — Restricted Stock Units Awarded Since January 1, 2004.” All stock option grants and RSUs were made under Broadcom’s 1998 Plan.

Aggregated Option Exercises and Year End Values
      The following table provides information, with respect to the Named Executive Officers, concerning the exercise of options during 2004 and unexercised options held by them at the end of that fiscal year. No stock appreciation rights were held or exercised by the Named Executive Officers during 2004.
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR END OPTION VALUES

			Number of Securities
			Underlying		Value of Unexercised
			Unexercised Options		In-the-Money Options
	Shares	Value	at Fiscal Year End(#)		at Fiscal Year End($)(2)
	Acquired on	Realized
Name	Exercise(#)	($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Alan E. Ross	370,000	$8,032,687	152,291	342,709	$347,100	$1,157,000
Henry Samueli, Ph.D.	0	0	729,166	270,834	0	0
David A. Dull	85,000	2,737,964	536,158	320,836	4,833,303	1,871,513
Vahid Manian	305,712	7,914,511	356,368	248,183	4,624,527	1,033,750
Andrew J. Pease	28,125	562,017	41,666	240,209	289,250	1,120,844
William J. Ruehle	0	0	1,316,667	333,333	19,795,318	4,174,762

(1)	Based on the market price of the purchased shares on the exercise date less the option exercise price paid for those shares.

(2)	Determined on the basis of the closing selling price per share of Class A common stock on the NASDAQ National Market on the last trading day of 2004 ($32.28 per share), less the option exercise price payable per share.
Employment Contracts, Termination of Employment and Change in Control Arrangements
      No Named Executive Officer has an employment agreement that provides a specific term of employment with Broadcom. Accordingly, the employment of any such executive officer may be terminated at any time at the discretion of the Board.
      Broadcom has entered into agreements with several of its executive officers that provide certain benefits during their period of employment and/or upon the termination of their employment under certain prescribed circumstances. Those agreements are summarized as follows:
      Ross Agreements. Broadcom entered into agreements with Mr. Ross providing that (i) the unvested portion of Mr. Ross’ option grants to purchase a total of 750,000 shares of Class A common stock, granted in the period November 2002 through January 2004 (the “Covered Options”) and (ii) his September 9, 2004 RSUs for 100,000 shares of Class A common stock would vest in full if Mr. Ross remained in Broadcom’s employ until such time as another individual assumed the duties of Broadcom’s President and Chief Executive Officer. Mr. Ross’ RSUs would also vest on an accelerated basis if he died or became disabled prior to his termination of service or in connection with a change of control. On January 3, 2005 Mr. Ross’ Covered Options and his RSUs accelerated upon the election of Mr. McGregor as Chief Executive Officer. Additionally, on February 23, 2005 the Board of Directors agreed to pay or provide reimbursement for certain transitional benefits for Mr. Ross. Such transitional benefits are estimated to have a total value of approximately $35,000 and include expenses related to temporary housing, a rental car and health insurance coverage, plus a related tax gross-up.
      Officer Retention Program. In August 2004 Broadcom entered into letter agreements with each of Messrs. Dull, Manian and Ruehle formally memorializing an arrangement that the Compensation Committee had previously approved providing that in the event the employment of any such officer is terminated by Broadcom other than for cause or disability, or by the officer for good reason, within nine months following either the appointment of a new Chief Executive Officer or a change in control of Broadcom, such officer will receive (i) one year’s additional salary at his then current rate; (ii) continuation of certain employee benefits for one year after the date of termination; (iii) a pro-rated portion of any cash bonus for which he would otherwise be eligible for the year in which such termination occurs; and (iv) accelerated vesting of his outstanding stock options, RSUs and any other equity awards as if he had completed an additional 24 months of service with the company, which options and other awards will remain exercisable for 24 months from the date of termination (but not beyond the expiration of their respective maximum terms). Each executive’s letter agreement also provides that if the executive’s employment is terminated at any time during its term by reason of his death or disability, then any outstanding stock options and any other equity awards granted to him on or after the date of the letter agreement will immediately vest in full. The terms of the letter agreements apply to all stock options and RSUs (with certain limited exceptions) currently held by and any future stock option or other equity awards made to Messrs. Dull, Manian and Ruehle.
      In November 2004 Broadcom entered into substantially similar letter agreements with Bruce E. Kiddoo, the company’s Vice President and Corporate Controller, and Mr. Pease.
      McGregor Agreement. In October 2004 Broadcom entered into a letter agreement with Mr. McGregor. Under the agreement Mr. McGregor will receive an annual base salary of $600,000. The agreement also provides that Mr. McGregor will be eligible to participate in any cash and/or equity bonus program that Broadcom’s Compensation Committee may establish. Pursuant to the terms of the agreement, Mr. McGregor was granted an option to purchase 2,000,000 shares of Broadcom’s Class A Common Stock upon his commencement of services on a full-time basis on January 3, 2005 (the “Start Date”). The option has an exercise price per share equal to $31.97, the fair market value per share on the Start Date. The option will vest and become exercisable as to (i) 25% of the underlying shares upon the first anniversary of the Start Date, and (ii) the remaining 75% in successive equal installments upon Mr. McGregor’s completion of each additional month of service over the ensuing 36 months. In addition, pursuant to the terms of the agreement, on the Start Date Mr. McGregor received RSUs covering 200,000 shares of Class A common stock. Those shares will be issued as the RSUs vest, subject to Broadcom’s collection of the applicable withholding taxes. The RSUs vest as follows: (i) 5,556 units on February 5, 2005; (ii) 183,337 units in a series of 11 equal successive installments upon Mr. McGregor’s completion of each three month period of service over the period from February 5, 2005 through November 5, 2007; and (iii) the remaining 11,107 units on February 5, 2008. The agreement also provides for the reimbursement of relocation and temporary living expenses (including tax reimbursement for any taxable income realized upon payment of the foregoing) along with other benefits commensurate with those offered to other executive employees of Broadcom.
      Additionally, under the agreement on or about the first anniversary of the Start Date, and contingent upon his continued employment as Chief Executive Officer, Mr. McGregor will receive another option grant to purchase 500,000 shares of Broadcom’s Class A common stock with an exercise price per share equal to the fair market value per share on the grant date. That option will vest in a series of successive equal installments upon Mr. McGregor’s completion of each additional month of service over the ensuing 48 months.
      If Broadcom terminates Mr. McGregor’s employment other than for cause or disability or if Mr. McGregor terminates his employment for good reason (a “Termination Event”), and Mr. McGregor’s employment is not terminated automatically as a result of his death, Broadcom will continue to pay him his then current base salary and continue certain of his employee benefits for one year after his termination date. Broadcom will also pay Mr. McGregor certain cash bonuses, if any, applicable to him upon a Termination Event. Upon a Termination Event Mr. McGregor’s outstanding stock options, RSUs and any other equity awards granted to him will immediately vest as if he had completed an additional 24 months of service with the company, and his options and other awards will remain exercisable for 24 months from the date of termination (but not beyond the expiration of their respective maximum terms). The agreement also provides that if Mr. McGregor’s employment is terminated by reason of his death or disability, his outstanding stock options, RSUs and any other equity awards will immediately vest in full upon, and his stock options will remain exercisable for 12 months after the date of termination (but not beyond the expiration of their remaining terms).
Compensation Committee Interlocks and Insider Participation
      The Compensation Committee currently consists of Messrs. Wolfen (Chairman), Farinsky, Major and Switz. None of the members of the Compensation Committee were officers or employees of Broadcom at any time during 2004 or at any other time. During 2004 no current executive officer of Broadcom served as a member of the board of directors or compensation committee of any other entity whose executive officer(s) served on Broadcom’s Board or Compensation Committee.

      The following Compensation Committee Report, Audit Committee Report and Stock Performance Graphs are not considered proxy solicitation materials and are not deemed filed with the SEC. Notwithstanding anything to the contrary set forth in any of Broadcom’s previous filings made under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act that might incorporate future filings made by the company under those statutes, the Compensation Committee Report, Audit Committee Report and Stock Performance Graphs shall not be incorporated by reference into any such prior filings or into any future filings made by Broadcom under those statutes.
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
      It is the responsibility of the Compensation Committee to review and determine the salaries, bonuses and equity compensation of Broadcom’s executive officers and to establish the general compensation policies for such positions. The Committee believes that executive compensation programs should reflect Broadcom’s performance and the value created for our shareholders. In addition, the compensation programs should support the short-term and long-term strategic goals and values of the company and should reward contributions to the company’s success. Broadcom is engaged in a very competitive industry, and our success depends upon the ability to attract and retain qualified executives through competitive compensation packages.
      General Compensation Policy. The Committee’s policy is to provide Broadcom’s executive officers with compensation opportunities that are based upon performance and that are competitive enough to attract and retain highly skilled individuals. Each executive officer’s compensation package for 2004 consisted of three elements: (i) a base salary that was set substantially below market level for most executive officers, (ii) participation in a cash bonus pool established on the basis of the company’s attainment of certain financial results, and (iii) participation in long-term, stock-based incentive awards designed to align and strengthen the mutuality of interests between our executive officers and our shareholders.
      Factors. The principal factors that were taken into account in establishing each executive officer’s compensation package for 2004 and in early 2005 are described below. In future years, the Committee may in its discretion apply entirely different factors, such as different measures of financial performance, or utilize different compensation components.
      Base Salary. The base salaries of our Chief Executive Officers and Chief Technical Officer are discussed later in this report. The base salary for each other executive officer is, in general, established on the basis of relative parity with other executive officers of the company. The Committee currently sets the base salary levels for most executive officers somewhat below the median of the estimated base salary levels paid for similar positions at peer group companies, utilizing data compiled by Broadcom’s human resources department. Based upon the peer group data and the recommendation of the Chief Executive Officer that the base salaries of the executive officers (other than the Chief Executive Officer and the Chief Technical Officer) be increased, the Committee decided in July 2004 to implement such salary increases, retroactive to April 23, 2004. In February 2005 the Committee again implemented base salary increases recommended by the Chief Executive Officer, retroactive to January 28, 2005. The increases in base salary for each executive officer were determined by such officer’s level of responsibility. Although these salary increases were designed to bring base salaries of the executive officers closer to the median of the estimated base salaries for similar positions at the peer group companies, the salaries of our executive officers remain at levels somewhat below such medians. By maintaining base salaries at such levels, the Committee continued the company’s longstanding practice of making a substantial portion of each executive officer’s total compensation package contingent upon Broadcom’s performance and stock price appreciation, to provide each officer with a significant incentive to contribute to the company’s financial success and create value for our shareholders.
      In selecting the 21 companies that comprised the peer group for comparative compensation purposes, the human resources department considered a number of factors, such as the broadband communications markets in which the company competes, geographic location, organizational structure and market capitalization. Eight companies included within the peer group are also among the eighteen companies (other than Broadcom) that comprise the Philadelphia Semiconductor Index (the industry index utilized in the stock performance graphs appearing in the proxy statement). The human resources department also compiled comparative compensation data from a special semiconductor group survey derived from the Radford Technology Benchmark Survey. The semiconductor group survey is based on 70 companies, including twelve that are part of the Philadelphia Semiconductor Index.

      Incentive Compensation. For 2004 the Committee reviewed and approved the recommendation of Mr. Ross, the Chief Executive Officer during 2004, that a bonus pool of $5 million be established for the year in light of Broadcom’s financial performance during the year. In February 2005 bonuses were paid from that pool to the executive officers (other than the Chief Executive Officer and Chief Technical Officer) and certain other key personnel based upon a percentage of their respective base salaries as well as an assessment of the company’s performance during 2004. The amount of the bonus allocation made to each of the Named Executive Officers (other than Mr. Ross and Dr. Samueli) is set forth in the Summary Compensation Table appearing in the proxy statement. The bonus of the Chief Executive Officer for 2004 was established separately and is discussed later in this report.
      Long-Term Incentives. The long-term incentives for Broadcom’s executive officers have traditionally consisted of option grants to purchase Broadcom’s common stock. Generally, stock option grants are made annually by the Committee. Each grant is designed to align the interests of the executive officer with those of the shareholders and to provide each individual with a significant incentive to manage the company from the perspective of an owner with an equity stake in the business. Each grant allows the officer to acquire shares of Broadcom’s common stock at a fixed price per share (the fair market value on the grant date) over a specified period, currently ten years. Each option typically vests and becomes exercisable in a series of installments over a four year period, contingent upon the officer’s continued employment with the company. Accordingly, each option will provide a return to the executive officer only to the extent he remains employed by the company during its vesting period, and then only if the fair market value of the underlying shares appreciates over the period between grant and exercise of the option.
      The size of the option grant to each executive officer is set by the Committee at a level that is intended to create a meaningful opportunity for stock ownership based upon the individual’s current position with the company, the individual’s personal performance in recent periods, and his or her potential for future responsibility and promotion over the term of the option. The Committee may consider the number and value of unvested options already held by the executive officer, to maintain an appropriate level of equity incentive for that individual. The relevant weight given to each of these factors varies from individual to individual. In December 2003 the Committee granted options to executive officers (other than Mr. Ross and Dr. Samueli) based upon their respective performance during 2003. With the exception of Mr. Ross, no options were granted to executive officers in 2004.
      In the latter part of 2004, the Committee authorized the use of restricted stock units (“RSUs”) as an additional form of equity compensation for employees of Broadcom. The Committee decided to add RSUs to its long-term incentive program for several reasons, including ongoing concerns over the number of options being issued and the fact that RSUs are less subject to market volatility than stock options. Each RSU entitles the employee to receive one share of Broadcom Class A common stock at the time of vesting. The vesting of Broadcom’s RSUs is tied to continued service with the company and is typically in the form of quarterly vesting over a four-year service period. As the units vest, the underlying shares of Broadcom’s common stock are issued to the holder, without any cash outlay required of the recipient, subject to satisfaction of the applicable withholding taxes. With the exception of Mr. Ross, no RSUs were awarded to executive officers in 2004.
      The Committee has established certain guidelines applicable to grants of options and RSUs made to executive officers, but has the flexibility to make adjustments to those guidelines at its discretion. The current guidelines provide for the grant of equity awards that involve fewer shares of common stock than in earlier years due to the inclusion of RSUs. The Committee believes that the combination of RSUs and stock options will provide employees with a competitive and more balanced equity compensation package, while at the same time reducing the total number of shares issuable under employee grants.
      In February 2005 the Committee granted options and RSUs to the Named Executive Officers (other than Mr. Ross and Dr. Samueli). Details regarding these grants are included in the proxy statement under the headings “Proposal Two: Approval of Amendment and Restatement of the 1998 Stock Incentive Plan — Option Grants Since January 1, 2004 and — Restricted Stock Units Awarded Since January 1, 2004.”
      Compensation of Alan E. Ross. The cash compensation package for Mr. Ross (Chief Executive Officer during 2004) was established on a basis different from the basis used for the cash compensation packages of the company’s other executive officers. When Mr. Ross became an executive officer in November 2002, the Committee thought it appropriate to set his cash compensation at a level more in line with that paid to executive officers with similar responsibilities at companies with which the company competed for executive talent. Accordingly, the base salary and bonus for Mr. Ross were set at levels more competitive than those of Broadcom’s other executive officers, although his cash compensation was set below the median of the estimated cash compensation paid to chief executive officers at the peer group companies. The Committee believed that such a course of action was necessary in light of Mr. Ross’ immediate availability in a demanding situation, the substantial decline in the market price of Broadcom’s stock over the preceding few years, and the need to provide a more balanced package of cash and equity to attract the high level of executive talent the company needed for its long-term financial success.
      For 2004 the Committee decided to continue Mr. Ross’ annual base salary at $520,000. In January 2004 it granted Mr. Ross an option to acquire an additional 250,000 shares of common stock with an exercise price of $36.78 per share. The option was scheduled to vest in successive equal installments upon Mr. Ross’ completion of each additional month of service over the ensuing 48 months. In recognition of Mr. Ross’ performance during 2004 and his contribution to Broadcom’s financial success for the year, in September 2004 the Committee also awarded him a cash bonus in the amount of $250,000 as well as RSUs covering 100,000 shares of Broadcom Class A common stock. The RSUs were scheduled to vest in quarterly installments over the three year period ending August 15, 2007.
      In accordance with their terms, the unvested portions of all options and RSUs granted to Mr. Ross in his capacity as an executive officer vested in full upon the election of Mr. McGregor as Chief Executive Officer in January 2005. The Committee had agreed to provide such acceleration as an inducement for Mr. Ross to remain in the company’s employ until his successor took office.
      Compensation of Scott A. McGregor. In October 2004 the Committee approved a letter agreement with Mr. McGregor pursuant to which he became Broadcom’s President and Chief Executive Officer on January 3, 2005. The Committee worked with an independent compensation consulting firm in formulating and structuring the compensation package for Mr. McGregor and obtained an opinion from that firm that such compensation package is fair and reasonable to both the company and its shareholders.
      The material terms of Mr. McGregor’s compensation package are as follows:

•	Mr. McGregor will receive an annual base salary of $600,000 and will serve on Broadcom’s Board of Directors without any additional compensation.

•	On his start date, Mr. McGregor was granted (i) an option to purchase 2,000,000 shares of Broadcom’s Class A common stock with an exercise price of $31.97 per share, the fair market value per share on that date, and (ii) RSUs covering an additional 200,000 shares of Class A common stock. The option has a maximum term of ten years and will vest as to 25% of the option shares upon his completion of one year of service and as to the remaining 75% in successive equal installments upon his completion of each additional month of service over the ensuing 36 months. The RSUs vest, and the underlying shares will be concurrently issued, as follows: (i) 5,556 units on February 5, 2005; (ii) 183,337 units in a series of 11 equal successive installments upon Mr. McGregor’s completion of each three month period of service over the period from February 5, 2005 through November 5, 2007; and (iii) the remaining 11,107 units on February 5, 2008.

•	On the first anniversary of his start date, and contingent upon his continued employment as Chief Executive Officer, Mr. McGregor will receive an option grant to purchase 500,000 shares of Class A common stock with an exercise price equal to the fair market value per share on that date. That option will have a maximum term of ten years and will vest in a series of successive equal installments upon Mr. McGregor’s completion of each additional month of service with Broadcom over the ensuing 48 months.

•	If Broadcom terminates Mr. McGregor’s employment other than for cause or disability, or if Mr. McGregor terminates his employment for good reason (a “Termination Event”), and Mr. McGregor’s employment is not terminated automatically as a result of his death, he will continue to be paid his then current base salary and will be provided with certain of his employee benefits for one year after his termination date. Broadcom will also pay Mr. McGregor certain cash bonuses, if any, applicable to him upon a Termination Event. Upon a Termination Event, Mr. McGregor’s outstanding stock options, restricted stock units and any other equity awards granted to him will immediately vest as if he had completed an additional 24 months of service with the company, and his options and other awards will remain exercisable for 24 months after the date of termination (but not beyond the expiration of their respective maximum terms).

•	If Mr. McGregor’s employment terminates by reason of death or disability, his outstanding stock options, RSUs, and any other equity awards will immediately vest in full, and his stock options will remain exercisable for twelve months after the date of his termination (but not beyond the expiration of their respective maximum terms).

      Compensation of Henry Samueli. For 2004 the annual base salary of Dr. Samueli, Broadcom’s Chief Technical Officer (“CTO”), remained at the nominal level of $1.00 in accordance with his voluntary agreement to maintain his base salary at that amount. Dr. Samueli continued to vest in the option granted to him in March 2002 to acquire 1,000,000 shares of Class A common stock at an exercise price of $35.06 per share. That option has a maximum term of ten years and vests in a series of 48 successive equal monthly installments upon Dr. Samueli’s completion of each month of service to the company over the period measured from January 1, 2002.
      Officer Retention Program. Over a period of approximately 15 months, the Committee conducted deliberations concerning the implementation of a special officer retention program. The Committee believed that it was important to establish a severance benefit program for the executive officers (other than the Chief Executive Officer and Chief Technical Officer) so they would be assured of a degree of financial security during a period in which the company was engaged in a significant effort to find a new Chief Executive Officer or in the event the company were to become an acquisition target. The program allows the participating officers to continue to focus their attention on Broadcom’s business operations and the attainment of long-term and short-term strategic objectives without undue concern over their own financial situation. The Committee worked with its own independent counsel in designing the officer retention program and with an independent accounting firm (different from Broadcom’s independent registered public accounting firm) to perform certain tax calculations concerning the economic impact of the program upon both the company and the participating officers. In August 2004 the Committee completed the design and documentation of the officer retention program, in which Messrs. Dull, Kiddoo, Manian, Pease, Ruehle and certain other executives participate.
      In the event the employment of any participating officer is terminated by the company other than for cause or disability, or by the officer for good reason, within nine months following either the appointment of a new Chief Executive Officer or a change in control of the company, such officer will receive (i) one year’s additional salary at his then current rate; (ii) continuation of certain employee benefits for one year after the date of termination; (iii) a pro-rated portion of any cash bonus for which he would otherwise be eligible for the year in which such termination occurs; and (iv) accelerated vesting of his outstanding stock options, RSUs and any other equity awards as if he had completed an additional 24 months of service with the company, which options and other awards will remain exercisable for 24 months from the date of such termination (but not beyond the expiration of their respective maximum terms). If the executive’s employment is terminated at any time during the term of the program by reason of his death or disability, then any outstanding stock options and any other equity awards granted to him on or after the date of such executive’s retention agreement will immediately vest in full. The terms of the retention agreements apply to all stock options and RSUs (with certain limited exceptions) currently held by and any future option or other equity awards made to Messrs. Dull, Kiddoo, Manian, Pease and Ruehle.
      The officer retention program does not provide any tax gross-up. The primary benefit under the program is the accelerated vesting of an affected officer’s equity compensation and the extended exercise period for his outstanding equity awards. The Committee believes that such a severance package is fair and reasonable in light of the years of service and the level of dedication and commitment the participating officers have rendered the company, the contributions they have made to Broadcom’s growth and financial success, and the value the company has received and expects to receive from retaining their services prior to, and during the transition period following, the appointment of a new Chief Executive Officer or a change in control.
      Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers to the extent that such compensation exceeds $1.0 million per covered officer in any year. The limitation applies only to compensation that is not considered to be performance-based under the terms of Section 162(m). Non-performance-based compensation paid to Broadcom’s executive officers for 2004 did not exceed the $1.0 million limit per officer, other than the compensation paid to Mr. Ross, which exceeded the limit by $383,239. As the Committee continues to increase the level of cash compensation paid to the executive officers to make that component of their compensation more competitive with peer group companies, and to award service-vesting RSUs as an additional element of equity compensation, it is likely that the non-performance-based compensation payable to certain of Broadcom’s executive officers will exceed the $1.0 million limit in one or more years. The Committee believes that in establishing the cash and equity incentive compensation programs for Broadcom’s executive officers, the potential deductibility of the compensation payable under those programs should be only one of a number of relevant factors taken into consideration, and not the sole governing factor. For that reason the Committee may deem it appropriate to provide one or more executive officers with the opportunity to earn incentive compensation, whether through cash bonus programs tied to Broadcom’s financial performance or RSUs tied to the executive officer’s continued service, which together with base salary may be in excess of the amount deductible by reason of Section 162(m) or other provisions of the Internal Revenue Code. The Committee believes it is important to maintain cash and equity incentive compensation at the levels needed to attract and retain the executive officers essential to Broadcom’s success, even if all or part of that compensation may not be deductible by reason of the Section 162(m) limitation.
      It is the opinion of the Committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align the interests of each executive officer and the interests of Broadcom’s shareholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short term and long term.
      Submitted by the Compensation Committee of the Board:

Werner F. Wolfen, Chairman
George L. Farinsky
John Major
Robert E. Switz

AUDIT COMMITTEE REPORT
      The following is the report of the Audit Committee with respect to the company’s audited 2004 financial statements, which include the consolidated balance sheets of the company as of December 31, 2004 and 2003, and the related consolidated statements of operations, shareholders’ equity and cash flows for each of the three years in the period ended December 31, 2004, and the notes thereto.
      Composition and Charter. The Audit Committee of the Board currently consists of four directors, all of whom qualify as “independent” and meet the other requirements under the current Nasdaq listing standards and SEC rules regarding audit committee membership: Mr. Farinsky, who serves as Chairman of the Audit Committee, and Messrs. Major, Switz and Wolfen. The Audit Committee operates under a written charter adopted by the Board the current version of which is available on the company’s website at www.broadcom.com/investors. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis.
      Responsibilities. The Audit Committee assists the Board in fulfilling its oversight responsibility by supervising and reviewing (i) the conduct of the accounting and financial reporting process and the integrity of the financial statements provided to shareholders and others; (ii) the functioning of the systems of internal accounting and financial controls; (iii) the engagement, compensation, performance, qualifications and independence of the independent registered public accounting firm; and (iv) the portions of the Code of Ethics that relate to the integrity of accounting and financial reporting.
      It is not the duty of the Audit Committee to plan or conduct audits or to prepare the company’s financial statements. Management is responsible for preparing the financial statements, and has the primary responsibility for assuring their accuracy and completeness, and the independent registered public accounting firm is responsible for auditing those financial statements and expressing its opinion as to whether the financial statements present fairly in accordance with U.S. generally accepted accounting principles the company’s financial condition, results of operations and cash flows. However, the Audit Committee does consult with management and the independent registered public accounting firm prior to the presentation of financial statements to shareholders and, as appropriate, initiates inquiries into various aspects of the company’s financial affairs.
      In the absence of their possession of a reason to believe that such reliance is unwarranted, the members of the Audit Committee necessarily rely on the information provided to them by and on the representations made by management and the independent registered public accounting firm. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and disclosure controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s authority and oversight responsibilities do not independently assure that the audits of the financial statements have been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States) or that the financial statements are presented in accordance with U.S. generally accepted accounting principles.
      Review with Management and Independent Registered Public Accounting Firm. The Audit Committee has reviewed and discussed the audited financial statements (including the quality of the company’s accounting principles) with management and the company’s independent registered public accounting firm, Ernst & Young LLP. In addition, the Audit Committee has consulted with management and Ernst & Young LLP prior to recommending to the Board the presentation of the financial statements to the shareholders. The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, together with the guidelines established by the SEC and the Sarbanes-Oxley Act, including, among other items, matters related to the conduct by the independent registered public accounting firm of the audit of the consolidated financial statements. Ernst & Young LLP has provided the Audit Committee the written disclosures and the letter required by the Public Company Accounting Oversight Board’s Rule 3600T, Interim Independence Standards, and the Audit Committee has discussed with Ernst & Young LLP its independence, including whether its provision of non-audit services has compromised such independence.

      Conclusion and Reappointment of Independent Registered Public Accounting Firm. Based upon the reviews and discussions referred to above, the Audit Committee recommended that the Board include the audited consolidated financial statements in the company’s Annual Report on Form 10-K for the year ended December 31, 2004, as filed with the SEC, and in February 2005 reappointed Ernst & Young LLP as the company’s independent registered public accounting firm for the year ending December 31, 2005.
      Submitted by the Audit Committee of the Board:

George L. Farinsky, Chairman
John Major
Robert E. Switz
Werner F. Wolfen

STOCK PERFORMANCE GRAPHS
      The graphs below show a comparison of the cumulative total shareholder return on our Class A common stock with the cumulative total return on the S&P 500® Index, the NASDAQ Stock Market (U.S.) Index and the Philadelphia Semiconductor Index over the five year period ended December 31, 2004 and, consistent with prior presentations, for the period from April 17, 1998 (the first trading date of our Class A common stock) through December 31, 2004.
      Each graph assumes $100 invested at the indicated starting date in our Class A common stock and in the S&P 500 Index, the NASDAQ Stock Market (U.S.) Index and the Philadelphia Semiconductor Index, with the reinvestment of all dividends. We have not paid or declared any cash dividends on our Class A common stock. Shareholder returns over the indicated periods should not be considered indicative of future stock prices or shareholder returns.
COMPARISON OF CUMULATIVE TOTAL RETURN FOR THE PERIOD FROM
DECEMBER 31, 1999 THROUGH DECEMBER 31, 2004

COMPARISON OF CUMULATIVE TOTAL RETURN FOR THE PERIOD FROM

APRIL 17, 1998 THROUGH DECEMBER 31, 2004

OTHER INFORMATION
Certain Transactions
      Since January 1, 2004 there has not been any transaction or series of related transactions to which Broadcom was or is a party involving an amount in excess of $60,000 and in which any director, executive officer, holder of more than five percent (5%) of any class of Broadcom’s voting securities, or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than the transactions described below.
      Indemnification Agreements with Directors and Officers. In addition to the indemnification provisions contained in our Amended and Restated Articles of Incorporation and Bylaws, we have entered into indemnification agreements with each of our directors and officers. These agreements require Broadcom, among other things, to indemnify each such director or officer against expenses (including attorneys’ fees), judgments, fines and settlements (collectively, “Liabilities”) paid by such individual in connection with any action, suit or proceeding arising out of such individual’s status or service as a director or officer (other than Liabilities arising from willful misconduct or conduct that is knowingly fraudulent or deliberately dishonest) and to advance expenses incurred by such individual in connection with any proceeding against such individual with respect to which such individual may be entitled to indemnification by Broadcom. Pursuant to these agreements, we may advance expenses and indemnify, and in certain cases are required to advance expenses and indemnify, our officers and directors for certain Liabilities incurred in connection with or related to the purported consolidated shareholder class action currently pending against Broadcom, In re Broadcom Corp. Securities Litigation, as well as the Arenson, et al. v. Broadcom Corp., et al. lawsuit that is based on similar allegations. Additional information regarding these lawsuits in contained in this proxy statement under the heading “Proposal One: Election of Directors — Litigation Involving Directors, Officers and Affiliates.”
2004 Annual Report to Shareholders
      A copy of our 2004 Annual Report to Shareholders has been mailed concurrently with this proxy statement (or made available electronically for shareholders who elected to access these materials over the Internet) to all shareholders entitled to notice of and to vote at the Annual Meeting. The 2004 Annual Report to Shareholders is not incorporated into this proxy statement and is not considered proxy solicitation material.
Form 10-K for 2004
      On March 1, 2005 we filed with the SEC an Annual Report on Form 10-K for the year ended December 31, 2004. The Form 10-K has been reprinted as part of our 2004 Annual Report to Shareholders. Shareholders may also obtain a copy of the Form 10-K and any of our other SEC reports, free of charge, from the SEC’s website at www.sec.gov or from our website at www.broadcom.com/investors, or by writing to Investor Relations, Broadcom Corporation, P.O. Box 57013, Irvine, California 92619-7013. The Annual Report on Form 10-K is not incorporated into this proxy statement and is not considered proxy solicitation material. Information contained on our website, other than this proxy statement, is not part of the proxy solicitation material and is not incorporated by reference herein.

BY ORDER OF THE BOARD OF DIRECTORS
David A. Dull
Irvine, California	Vice President of Business Affairs,
March 28, 2005	General Counsel and Secretary

APPENDIX A

BROADCOM CORPORATION
1998 STOCK INCENTIVE PLAN

AMENDED AND RESTATED EFFECTIVE MARCH 11, 2005

ARTICLE ONE

GENERAL PROVISIONS

     I. PURPOSE OF THE PLAN

          This amended and restated 1998 Stock Incentive Plan is intended to promote the interests of Broadcom Corporation, a California corporation, by providing eligible persons in the Corporation’s service with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in such service.

          Capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the attached Appendix.

     II. STRUCTURE OF THE PLAN

          A. The Plan as hereby amended and restated is divided into three equity incentive programs:

               - the Discretionary Grant Program, under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock or stock appreciation rights tied to the value of such Common Stock,

               - the Stock Issuance Program, under which eligible persons may be issued shares of Common Stock pursuant to restricted stock awards, restricted stock units or other stock-based awards, awarded by and at the discretion of the Plan Administrator, that vest upon the completion of a designated service period and/or the attainment of pre-established performance milestones, or such shares of Common Stock may be issued through direct purchase or as a bonus for services rendered the Corporation (or any Parent or Subsidiary), and

               - the Director Automatic Grant Program, under which eligible non-employee Board members shall automatically receive option grants and restricted stock units at designated intervals over their period of continued Board service.

          B. The provisions of Articles One and Five shall apply to all equity programs under the Plan and shall govern the interests of all persons under the Plan.

     III. ADMINISTRATION OF THE PLAN

          A. The Primary Committee shall have sole and exclusive authority to administer the Discretionary Grant and Stock Issuance Programs with respect to Section 16 Insiders. Administration of the Discretionary Grant and Stock Issuance Programs with respect to all other persons eligible to participate in those programs may, at the Board’s discretion, be vested in the Primary Committee or a Secondary Committee, or the Board may retain the power to administer those programs with respect to all such persons. However, any discretionary grants, stock issuances or other stock-based awards to members of the Primary Committee must be authorized and approved by a disinterested majority of the Board.

          B. Members of the Primary Committee or any Secondary Committee shall serve for such period as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Committee and reassume all powers and authority previously delegated to such committee.

          C. Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Grant and Stock Issuance Programs and to make such determinations under, and issue such interpretations of, the provisions of those programs and any outstanding options, stock appreciation rights, stock issuances, restricted stock unit awards or other stock-based awards thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Grant and Stock Issuance Programs under its jurisdiction or any stock option, stock appreciation right, stock issuance, restricted stock unit award or other stock-based award thereunder.

          D. Service on the Primary Committee or the Secondary Committee shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Primary Committee or the Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any stock option, stock appreciation right, stock issuance or other stock-based award under the Plan.

          E. Administration of the Director Automatic Grant Program shall be self-executing in accordance with the terms of that program, and no Plan Administrator shall exercise any discretionary functions with respect to any stock option, restricted stock unit or other stock issuances made under that program.

     IV. ELIGIBILITY

          A. The persons eligible to participate in the Discretionary Grant and Stock Issuance Programs are as follows:

               (i) Employees,

2.

               (ii) non-employee members of the Board or the board of directors of any Parent or Subsidiary, and

               (iii) consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

          B. Each Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan, have full authority to determine (i) with respect to the grant of stock options or stock appreciation rights under the Discretionary Grant Program, which eligible persons are to receive such grants, the time or times when those grants are to be made, the number of shares to be covered by each such grant, the status of a granted option as either an Incentive Option or a Non-Statutory Option, the price per share of each grant (subject to the limitations set forth in Article Two), the time or times when each option or stock appreciation right is to become exercisable, the vesting schedule (if any) applicable to the grant, and the maximum term for which the grant is to remain outstanding, and (ii) with respect to stock issuances or other stock-based awards under the Stock Issuance Program, which eligible persons are to receive such issuances or awards, the time or times when the issuances or awards are to be made, the number of shares subject to each such issuance or award, the vesting schedule (if any) applicable to the shares subject to such issuance or award, and the consideration for such shares.

          C. The Plan Administrator shall have the absolute discretion to grant options or stock appreciation rights in accordance with the Discretionary Grant Program and to effect stock issuances or other stock-based awards in accordance with the Stock Issuance Program.

          D. Eligible Directors for purposes of the Director Automatic Grant Program shall be limited to those individuals serving as non-employee Board members. A non-employee Board member who has previously been in the employ of the Corporation (or any Parent or Subsidiary) shall not be eligible to receive an option grant or restricted stock unit award under the Director Automatic Grant Program at the time he or she first becomes a non-employee Board member, but shall be eligible to receive periodic option grants and restricted stock unit awards under the Director Automatic Grant Program while he or she continues to serve as a non-employee Board member.

     V. STOCK SUBJECT TO THE PLAN

          A. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. Subject to the automatic share increase provisions of Section V.B. of this Article One and any additional shares authorized by the vote of the Board and approved by the shareholders, the number of shares of Common Stock reserved for issuance over the term of the Plan shall not exceed 247,057,364 shares.1 Such reserve includes an additional increase of 10,000,000 shares authorized by the Board on March 11, 2005 subject to shareholder approval at

[1]	The Common Stock issuable under the Plan shall be Class A Common Stock, except to the extent such stock is to be issued upon the exercise of outstanding options incorporated from the Predecessor Plans. For those options, the issuable stock shall be Class B Common Stock.

3.

the 2005 Annual Meeting of Shareholders (the “2005 Annual Meeting”). To the extent any unvested shares of Common Stock outstanding under the Predecessor Plans as of the Plan Effective Date are subsequently repurchased by the Corporation, at the option exercise price paid per share, in connection with the holder’s termination of Service prior to vesting in those shares, the repurchased shares shall be added to the reserve of Common Stock available for issuance under the Plan, but in no event shall such addition exceed 18,000,000 shares.

          B. The number of shares of Common Stock available for issuance under the Plan shall automatically increase on the first trading day of January each calendar year during the term of the Plan (beginning with calendar year 2000) by an amount equal to four and one-half percent (4.5%) of the total number of shares of Class A and Class B Common Stock outstanding on the last trading day in December of the immediately preceding calendar year, but in no event shall any such annual increase exceed 25,000,000 shares (or 18,000,000 shares if the change to such limitation is not approved at the 2005 Annual Meeting).

          C. No one person participating in the Plan may receive stock options, stand-alone stock appreciation rights, direct stock issuances (whether vested or unvested) and other stock-based awards (whether in the form of restricted stock units or other share right awards) for more than 6,000,000 shares of Common Stock in the aggregate per calendar year.

          D. Shares of Common Stock subject to outstanding options (including options incorporated into this Plan from the Predecessor Plans) or other awards made under the Plan shall be available for subsequent issuance under the Plan to the extent (i) those options or awards expire or terminate for any reason prior to the issuance of the shares of Common Stock subject to those options or awards or (ii) the awards are cancelled in accordance with the cancellation-regrant provisions of Article Two. Unvested shares issued under the Plan and subsequently cancelled or repurchased by the Corporation at the original exercise or issue price paid per share pursuant to the Corporation’s repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for subsequent reissuance under the Plan. All shares that become available for reissuance under the Plan, including the shares of Class B Common Stock subject to the outstanding options incorporated into this Plan from the Predecessor Plans that expire or terminate unexercised and any unvested shares of Class B Common Stock repurchased by the Corporation pursuant to its repurchase rights, shall be issuable solely as Class A Common Stock. In addition, should the exercise price of an option under the Plan be paid with shares of Common Stock, the authorized reserve of Common Stock under the Plan shall be reduced only by the net number of shares issued under the exercised stock option. Should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an option or stock appreciation right or the issuance of fully-vested shares under the Stock Issuance Program, the number of shares of Common Stock available for issuance under the Plan shall be reduced only by the net number of shares issued under the exercised stock option or stock appreciation right or the net number of fully-vested shares issued under the Stock Issuance Program.

          E. If any change is made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change

4.

affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made by the Plan Administrator to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities for which any one person may be granted stock options, stand-alone stock appreciation rights, direct stock issuances, and other stock-based awards under the Plan per calendar year, (iii) the number and/or class of securities for which stock option grants and restricted stock unit awards are subsequently to be made under the Director Automatic Grant Program to new and continuing non-employee Board members, (iv) the number and/or class of securities and the exercise or base price per share in effect under each outstanding option or stock appreciation right under the Plan, (v) the number and/or class of securities and exercise price per share in effect under each outstanding option incorporated into this Plan from the Predecessor Plans, (vi) the number and/or class of securities subject to each outstanding restricted stock unit or other stock-based award under the Plan and the consideration (if any) payable per share thereunder, (vii) the maximum number and/or class of securities by which the share reserve may increase automatically each calendar year pursuant to the provisions of Section V.B of this Article One and (viii) the maximum number and/or class of securities that may be added to the Plan through the repurchase of unvested shares issued under the Predecessor Plans. Similar adjustments shall be made to the number of shares of Class B Common Stock issuable under the Plan and the number of shares subject to outstanding stock options for Class B shares and exercise price per share in effect under those options in the event of any similar changes to the outstanding shares of Class B Common Stock. Such adjustments to the outstanding options, stock appreciation rights or other stock-based awards are to be effected in a manner that shall preclude the enlargement or dilution of rights and benefits under those options, stock appreciation rights or other stock-based awards. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

5.

ARTICLE TWO

DISCRETIONARY GRANT PROGRAM

     I. OPTION TERMS

          Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

          A. Exercise Price.

               1. The exercise price per share shall be fixed by the Plan Administrator but shall not be less than eighty-five percent (85%) of the Fair Market Value per share of Common Stock on the option grant date.

               2. The exercise price shall become immediately due upon exercise of the option and shall be payable in one or more of the forms specified below:

     (i) cash or check made payable to the Corporation,

     (ii) shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

     (iii) to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions to (a) a brokerage firm designated by the Corporation2 to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm to complete the sale.

          Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

[2]	With respect to Section 16 Insiders, the brokerage firm need only be reasonably satisfactory to the Corporation for purposes of administering such procedure.

6.

          B. Exercise and Term of Options. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of ten (10) years measured from the option grant date.

          C. Effect of Termination of Service.

               1. The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:

     (i) Any option outstanding at the time of the Optionee’s cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term.

     (ii) Any option held by the Optionee at the time of death and exercisable in whole or in part at that time may be subsequently exercised by the personal representative of the Optionee’s estate or by the person or persons to whom the option is transferred pursuant to the Optionee’s will or the laws of inheritance or by the Optionee’s designated beneficiary or beneficiaries of that option.

     (iii) Should the Optionee’s Service be terminated for Misconduct or should the Optionee otherwise engage in Misconduct while holding one or more outstanding options under this Article Two, all those options shall terminate immediately and cease to be outstanding.

     (iv) During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which that option is at the time exercisable. No additional shares shall vest under the option following the Optionee’s cessation of Service, except to the extent (if any) specifically authorized by the Plan Administrator in its sole discretion pursuant to an express written agreement with Optionee. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any shares for which the option has not been exercised.

          2. The Plan Administrator shall have complete discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

     (i) extend the period of time for which the option is to remain exercisable following the Optionee’s cessation of Service from the limited exercise period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or

7.

     (ii) permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee’s cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested had the Optionee continued in Service.

          D. Shareholder Rights. The holder of an option shall have no shareholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

          E. Repurchase Rights. The Plan Administrator shall have the discretion to grant options that are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

          F. Transferability of Options. The transferability of options granted under the Plan shall be governed by the following provisions:

     (i) Incentive Options. During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or the laws of inheritance following the Optionee’s death.

     (ii) Non-Statutory Options. Non-Statutory Options shall be subject to the same limitation on transfer as Incentive Options, except that the Plan Administrator may structure one or more Non-Statutory Options so that the option may be assigned in whole or in part during the Optionee’s lifetime to one or more Family Members of the Optionee or to a trust established exclusively for the Optionee and/or one or more such Family Members, to the extent such assignment is in connection with the Optionee’s estate plan or pursuant to a domestic relations order. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

     (iii) Beneficiary Designations. Notwithstanding the foregoing, the Optionee may designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options under this Article Two (whether Incentive Options or Non-Statutory Options), and those options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee’s death while holding those options. Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Optionee’s death.

8.

     II. INCENTIVE OPTIONS

          The terms specified below, together with any additions, deletions or changes thereto imposed from time to time pursuant to the provisions of the Code governing Incentive Options, shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Five shall be applicable to Incentive Options. Options that are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to the terms of this Section II.

          A. Eligibility. Incentive Options may only be granted to Employees.

          B. Exercise Price. The exercise price per share shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

          C. Dollar Limitation. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, then for purposes of the foregoing limitation on the exercisability of those options as Incentive Options, such options shall be deemed to become first exercisable in that calendar year on the basis of the chronological order in which they were granted, except to the extent otherwise provided under applicable law or regulation.

          D. 10% Shareholder. If any Employee to whom an Incentive Option is granted is a 10% Shareholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five (5) years measured from the option grant date.

     III. STOCK APPRECIATION RIGHTS.

          A. Authority. The Plan Administrator shall have full power and authority, exercisable in its sole discretion, to grant stock appreciation rights in accordance with this Section III to selected Optionees or other individuals eligible to receive option grants under the Discretionary Grant Program.

          B. Types. Three types of stock appreciation rights shall be authorized for issuance under this Section III: (i) tandem stock appreciation rights (“Tandem Rights”), (ii) stand-alone stock appreciation rights (“Stand-alone Rights”) and (iii) limited stock appreciation rights (“Limited Rights”).

          C. Tandem Rights. The following terms and conditions shall govern the grant and exercise of Tandem Rights.

               1. One or more Optionees may be granted a Tandem Right, exercisable upon such terms and conditions as the Plan Administrator may establish, to elect

9.

between the exercise of the underlying stock option for shares of Common Stock or the surrender of that option in exchange for a distribution from the Corporation in an amount equal to the excess of (i) the Fair Market Value (on the option surrender date) of the number of shares in which the Optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (ii) the aggregate exercise price payable for such vested shares.

               2. No such option surrender shall be effective unless it is approved by the Plan Administrator, either at the time of the actual option surrender or at any earlier time. If the surrender is so approved, then the distribution to which the Optionee shall accordingly become entitled under this Section III may be made in shares of Common Stock valued at Fair Market Value on the option surrender date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

               3. If the surrender of an option is not approved by the Plan Administrator, then the Optionee shall retain whatever rights the Optionee had under the surrendered option (or surrendered portion thereof) on the option surrender date and may exercise such rights at any time prior to the later of (i) five (5) business days after the receipt of the rejection notice or (ii) the last day on which the option is otherwise exercisable in accordance with the terms of the instrument evidencing such option, but in no event may such rights be exercised more than ten (10) years after the date of the option grant.

          D. Stand-Alone Rights. The following terms and conditions shall govern the grant and exercise of Stand-alone Rights under this Article Two:

               1. One or more individuals eligible to participate in the Discretionary Grant Program may be granted a Stand-alone Right not tied to any underlying option under this Discretionary Grant Program. The Stand-alone Right shall relate to a specified number of shares of Common Stock and shall be exercisable upon such terms and conditions as the Plan Administrator may establish. In no event, however, may the Stand-alone Right have a maximum term in excess of ten (10) years measured from the grant date. Upon exercise of the Stand-alone Right, the holder shall be entitled to receive a distribution from the Corporation in an amount equal to the excess of (i) the aggregate Fair Market Value (on the exercise date) of the shares of Common Stock underlying the exercised right over (ii) the aggregate base price in effect for those shares.

               2. The number of shares of Common Stock underlying each Stand-alone Right and the base price in effect for those shares shall be determined by the Plan Administrator in its sole discretion at the time the Stand-alone Right is granted. In no event, however, may the base price per share be less than the Fair Market Value per underlying share of Common Stock on the grant date.

               3. Stand-alone Rights shall be subject to the same transferability restrictions applicable to Non-Statutory Options and may not be transferred during the holder’s lifetime, except to one or more Family Members of the holder or to a trust established exclusively for the holder and/or such Family Members, to the extent such assignment is in connection with the holder’s estate plan or pursuant to a domestic relations order covering the Stand-alone Right as marital property. In addition, one or more beneficiaries may be designated

10.

for an outstanding Stand-alone Right in accordance with substantially the same terms and provisions as set forth in Section I.F of this Article Two.

               4. The distribution with respect to an exercised Stand-alone Right may be made in shares of Common Stock valued at Fair Market Value on the exercise date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

               5. The holder of a Stand-alone Right shall have no shareholder rights with respect to the shares subject to the Stand-alone Right unless and until such person shall have exercised the Stand-alone Right and become a holder of record of shares of Common Stock issued upon the exercise of such Stand-alone Right.

          E. Limited Rights. The following terms and conditions shall govern the grant and exercise of Limited Rights under this Article Two:

               1. One or more Section 16 Insiders may, in the Plan Administrator’s sole discretion, be granted Limited Rights with respect to their outstanding options under this Article Two.

               2. Upon the occurrence of a Hostile Take-Over, the Section 16 Insider shall have the unconditional right (exercisable for a thirty (30)-day period following such Hostile Tender-Offer) to surrender each option with such a Limited Right to the Corporation. The Section 16 Insider shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the number of shares in which the Optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (ii) the aggregate exercise price payable for those vested shares. Such cash distribution shall be made within five (5) days following the option surrender date.

               3. The Plan Administrator shall pre-approve, at the time such Limited Right is granted, the subsequent exercise of that right in accordance with the terms of the grant and the provisions of this Section III. No additional approval of the Plan Administrator or the Board shall be required at the time of the actual option surrender and cash distribution. Any unsurrendered portion of the option shall continue to remain outstanding and become exercisable in accordance with the terms of the instrument evidencing such grant.

          F. Post-Service Exercise. The provisions governing the exercise of Tandem, Stand-alone and Limited Stock Appreciation Rights following the cessation of the recipient’s Service shall be substantially the same as those set forth in Section I.C of this Article Two for the options granted under the Discretionary Grant Program.

          G. Net Counting. Upon the exercise of any Tandem, Stand-alone or Limited Right under this Section III, the share reserve under Section V of Article One shall only be reduced by the net number of shares actually issued by the Corporation upon such exercise, and not by the gross number of shares as to which such Tandem, Stand-alone or Limited Right is exercised.

11.

     IV. CHANGE IN CONTROL/HOSTILE TAKE-OVER

          A. No option or stock appreciation right outstanding at the time of a Change in Control shall vest and become exercisable on an accelerated basis if and to the extent: (i) that option or stock appreciation right is, in connection with the Change in Control, assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction, (ii) such option or stock appreciation right is replaced with a cash incentive program of the successor corporation that preserves the spread existing at the time of the Change in Control on the shares of Common Stock as to which the option or stock appreciation right is not otherwise at that time exercisable and provides for subsequent payout in accordance with the same exercise/vesting schedule applicable to those shares or (iii) the acceleration of such option or stock appreciation right is subject to other limitations imposed by the Plan Administrator. However, if none of the foregoing conditions are satisfied, then each option or stock appreciation right outstanding at the time of the Change in Control but not otherwise exercisable as to all the shares at the time subject to that option or stock appreciation right shall automatically accelerate so that each such option and stock appreciation right shall, immediately prior to the effective date of the Change in Control, vest and become exercisable as to all the shares of Common Stock at the time subject to that option or stock appreciation right and may be exercised as to any or all of those shares as fully vested shares of Common Stock.

          B. All outstanding repurchase rights under the Discretionary Grant Program shall also terminate automatically, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Change in Control, except to the extent: (i) those repurchase rights are assigned to the successor corporation (or parent thereof) or otherwise continue in full force and effect pursuant to the terms of the Change in Control transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator.

          C. Immediately following the consummation of the Change in Control, all outstanding options and stock appreciation rights under the Discretionary Grant Program shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise expressly continued in full force and effect pursuant to the terms of the Change in Control transaction.

          D. Each option that is assumed in connection with a Change in Control or otherwise continued in effect shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities that would have been issuable to the Optionee in consummation of such Change in Control had the option been exercised immediately prior to such Change in Control. In the event outstanding Stand-alone Rights are to be assumed in connection with a Change in Control transaction or otherwise continued in effect, the shares of Common Stock underlying each such Stand-alone Right shall be adjusted immediately after such Change in Control to apply to the number and class of securities into which those shares of Common Stock would have been converted in consummation of such Change in Control had those shares actually been outstanding at that time. Appropriate adjustments to reflect such Change in Control shall also be made to (i) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such

12.

securities shall remain the same, (ii) the base price per share in effect under each outstanding Stand-alone Right, provided the aggregate base price shall remain the same, (iii) the maximum number and/or class of securities available for issuance over the remaining term of the Plan, (iv) the maximum number and/or class of securities for which any one person may be granted stock options, stand-alone stock appreciation rights, direct stock issuances and other stock-based awards under the Plan per calendar year, (v) the maximum number and/or class of securities by which the share reserve is to increase automatically each calendar year pursuant to the automatic share increase provisions of the Plan, (vi) the number and/or class of securities for which stock option grants and restricted stock unit awards are subsequently to be made under the Director Automatic Grant Program to new and continuing non-employee Board members and (vii) the maximum number and class of securities that may be added to the Plan through the repurchase of unvested shares issued under the Predecessor Plans. To the extent the actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption or continuation of the outstanding options or stock appreciation rights under the Discretionary Grant Program, substitute, for the securities underlying those assumed rights, one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control transaction.

          E. The Plan Administrator shall have the discretionary authority to structure one or more outstanding options or stock appreciation rights under the Discretionary Grant Program so that those options or stock appreciation rights shall, immediately prior to the effective date of a Change in Control, vest and become exercisable as to all the shares at the time subject to those options or stock appreciation rights and may be exercised as to any or all of those shares as fully vested shares of Common Stock, whether or not those options or stock appreciation rights are to be assumed or otherwise continued in full force and effect pursuant to the express terms of the Change in Control transaction. In addition, the Plan Administrator shall have the discretionary authority to structure one or more of the Corporation’s repurchase rights under the Discretionary Grant Program so that those rights shall immediately terminate at the time of such Change in Control and shall not be assignable to successor corporation (or parent thereof), and the shares subject to those terminated rights shall accordingly vest in full at the time of such Change in Control.

          F. The Plan Administrator shall have full power and authority to structure one or more outstanding options or stock appreciation rights under the Discretionary Grant Program so that those options or stock appreciation rights shall immediately vest and become exercisable as to all of the shares at the time subject to those options or stock appreciation rights in the event the Optionee’s Service is subsequently terminated by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Change in Control in which those options or stock appreciation rights do not otherwise vest on an accelerated basis. Any options or stock appreciation rights so accelerated shall remain exercisable as to fully vested shares until the expiration or sooner termination of their term. In addition, the Plan Administrator may structure one or more of the Corporation’s repurchase rights under the Discretionary Grant Program so that those rights shall immediately terminate with respect to any shares held by the Optionee at the time of his or her Involuntary Termination, and the shares subject to those terminated repurchase rights shall accordingly vest in full at that time.

13.

          G. The Plan Administrator shall have the discretionary authority to structure one or more outstanding options or stock appreciation rights under the Discretionary Grant Program so that those options or stock appreciation rights shall, immediately prior to the effective date of a Hostile Take-Over, vest and become exercisable as to all the shares at the time subject to those options or stock appreciation rights and may be exercised as to any or all of those shares as fully vested shares of Common Stock. In addition, the Plan Administrator shall have the discretionary authority to structure one or more of the Corporation’s repurchase rights under the Discretionary Grant Program so that those rights shall terminate automatically upon the consummation of such Hostile Take-Over, and the shares subject to those terminated rights shall thereupon vest in full. Alternatively, the Plan Administrator may condition the automatic acceleration of one or more outstanding options or stock appreciation rights under the Discretionary Grant Program and the termination of one or more of the Corporation’s outstanding repurchase rights under such program upon the Involuntary Termination of the Optionee’s Service within a designated period (not to exceed eighteen (18) months) following the effective date of such Hostile Take-Over. Each option or stock appreciation rights so accelerated shall remain exercisable for fully vested shares until the expiration or sooner termination of the term.

          H. The portion of any Incentive Option accelerated in connection with a Change in Control shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar ($100,000) limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Statutory Option under the Federal tax laws.

          I. The outstanding options and stock appreciation rights shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

     V. EXCHANGE/REPRICING PROGRAMS

          A. The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected holders, the cancellation of any or all outstanding options or stock appreciation rights under the Discretionary Grant Program (including outstanding options transferred from the Predecessor Plan) and to grant in exchange one or more of the following: (i) new options or stock appreciation rights covering the same or a different number of shares of Common Stock but with an exercise or base price per share not less than the Fair Market Value per share of Common Stock on the new grant date or (ii) cash or shares of Common Stock, whether vested or unvested, equal in value to the value of the cancelled options or stock appreciation rights.

          B. The Plan Administrator shall also have the authority, exercisable at any time and from time to time, with the consent of the affected holders, to reduce the exercise or base price of one or more outstanding stock options or stock appreciation rights to a price not less than the then current Fair Market Value per share of Common Stock or issue new stock options or stock appreciation rights with a lower exercise or base price in immediate cancellation of outstanding stock options or stock appreciation rights with a higher exercise or base price.

14.

ARTICLE THREE

STOCK ISSUANCE PROGRAM

     I. STOCK ISSUANCE TERMS

          A. Issuances. Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening option grants. Each such stock issuance shall be evidenced by a Stock Issuance Agreement that complies with the terms specified below. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to share right awards or restricted stock units, awarded by and at the discretion of the Plan Administrator, that entitle the recipients to receive the shares underlying those awards or units upon the attainment of designated performance goals and/or the satisfaction of specified Service requirements, or upon the expiration of a designated time period following the vesting of those awards or units.

          B. Issue Price.

               1. The price per share at which shares of Common Stock may be issued under the Stock Issuance Program shall be fixed by the Plan Administrator, but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the issuance date.

               2. Shares of Common Stock may be issued under the Stock Issuance Program for any of the following items of consideration that the Plan Administrator may deem appropriate in each individual instance:

     (i) cash or check made payable to the Corporation;

     (ii) past services rendered to the Corporation (or any Parent or Subsidiary); or

     (iii) any other valid form of consideration permissible under the California General Corporation Law at the time such shares are issued.

          C. Vesting Provisions.

               1. Shares of Common Stock issued under the Stock Issuance Program may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant’s period of Service and/or upon attainment of specified performance objectives. The elements of the vesting schedule applicable to any unvested shares of Common Stock issued under the Stock Issuance Program shall be determined by the Plan Administrator and incorporated into the Stock Issuance Agreement. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to share right awards or restricted stock units that entitle the recipients to receive the shares

15.

underlying those awards or units upon the attainment of designated performance goals and/or the satisfaction of specified Service requirements, or upon the expiration of a designated time period following the vesting of those awards or units, including (without limitation) a deferred distribution date following the termination of the Participant’s Service.

               2. The Plan Administrator shall also have the discretionary authority, consistent with Code Section 162(m), to structure one or more stock issuances or restricted stock unit or share right awards so that the shares of Common Stock subject to those issuances or awards shall vest (or vest and become issuable) upon the achievement of certain pre-established corporate performance goals based on one or more of the following criteria: (i) return on total shareholder equity; (ii) net income per share of Common Stock; (iii) net income or operating income; (iv) earnings before interest, taxes, depreciation, amortization and stock-compensation costs, or operating income before depreciation and amortization; (v) sales or revenue targets; (vi) return on assets, capital or investment; (vii) cash flow; (viii) market share; (ix) cost reduction goals; (x) budget comparisons; (xi) implementation or completion of projects or processes strategic or critical to the Corporation’s business operations; (xii) measures of customer satisfaction; (xiii) any combination of, or a specified increase in, any of the foregoing; and (xiv) the formation of joint ventures, research and development collaborations, marketing or customer service collaborations, or the completion of other corporate transactions intended to enhance the Corporation’s revenue or profitability or expand its customer base; provided, however, that for purposes of items (ii) and (iii) above, the Plan Administrator may make adjustments, in conformity with those reported by the Corporation in accordance with generally accepted accounting principles in the United States (“GAAP”) or on a non-GAAP basis, which result in the exclusion of certain charges related to acquisitions, stock-based compensation, employer payroll tax expense on certain stock option exercises, settlement costs, restructuring costs, gains or losses on strategic investments, non-operating gains or losses, certain other non-cash charges, valuation allowance on deferred tax assets, and the related income tax effects, and any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30. In addition, such performance goals may be based upon the attainment of specified levels of the Corporation’s performance under one or more of the measures described above relative to the performance of other entities and may also be based on the performance of any of the Corporation’s business groups or divisions or any Parent or Subsidiary. Performance goals may include a minimum threshold level of performance below which no award will be earned, levels of performance at which specified portions of an award will be earned and a maximum level of performance at which an award will be fully earned.

               3. Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) that the Participant may have the right to receive with respect to the Participant’s unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant’s unvested shares of Common Stock and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

               4. The Participant shall have full shareholder rights with respect to any shares of Common Stock issued to the Participant under the Stock Issuance Program,

16.

whether or not the Participant’s interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares. The Participant shall not have any shareholder rights with respect to the shares of Common Stock subject to a restricted stock unit or share right award until that award vests and the shares of Common Stock are actually issued thereunder. However, dividend-equivalent units may be paid or credited, either in cash or in actual or phantom shares of Common Stock, on outstanding restricted stock unit or share right awards, subject to such terms and conditions as the Plan Administrator may deem appropriate.

               5. Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further shareholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash, cash equivalent or otherwise, the Corporation shall repay to the Participant the same form of consideration as the Participant paid for the surrendered shares.

               6. The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock that would otherwise occur upon the cessation of the Participant’s Service or the non-attainment of the performance objectives applicable to those shares. Any such waiver shall result in the immediate vesting of the Participant’s interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant’s cessation of Service or the attainment or non-attainment of the applicable performance objectives. However, no vesting requirements tied to the attainment of performance objectives may be waived with respect to shares that were intended at the time of issuance to qualify as performance-based compensation under Code Section 162(m), except in the event of the Participant’s Involuntary Termination or as otherwise provided in Section II.E of this Article Three.

               7. Outstanding share right awards or restricted stock units under the Stock Issuance Program shall automatically terminate, and no shares of Common Stock shall actually be issued in satisfaction of those awards or units, if the performance goals or Service requirements established for such awards or units are not attained or satisfied. The Plan Administrator, however, shall have the discretionary authority to issue vested shares of Common Stock under one or more outstanding share right awards or restricted stock units as to which the designated performance goals or Service requirements have not been attained or satisfied. However, no vesting requirements tied to the attainment of performance goals may be waived with respect to awards or units which were at the time of grant intended to qualify as performance-based compensation under Code Section 162(m), except in the event of the Participant’s Involuntary Termination or as otherwise provided in Section II.E of this Article Three.

     II. CHANGE IN CONTROL/HOSTILE TAKE-OVER

          A. All of the Corporation’s outstanding repurchase rights under the Stock Issuance Program shall terminate automatically, and all the shares of Common Stock subject to

17.

those terminated rights shall immediately vest in full, in the event of any Change in Control, except to the extent (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the express terms of the Change in Control transaction or (ii) such accelerated vesting is precluded by other limitations imposed in the Stock Issuance Agreement.

          B. Each outstanding restricted stock unit or share right award assumed in connection with a Change in Control or otherwise continued in effect shall be adjusted immediately after the consummation of that Change in Control to apply to the number and class of securities into which the shares of Common Stock subject to the award immediately prior to the Change in Control would have been converted in consummation of such Change in Control had those shares actually been outstanding at that time, and appropriate adjustments shall also be made to the consideration (if any) payable per share thereunder, provided that the aggregate amount of such consideration shall remain the same. If any such restricted stock unit or share right award is not so assumed or otherwise continued in effect, then such unit or award shall vest, and the shares of Common Stock subject to that unit or award shall be issued as fully-vested shares, immediately prior to the consummation of the Change in Control.

          C. The Plan Administrator shall have the discretionary authority to structure one or more unvested stock issuances or one or more restricted stock unit or other share right awards under the Stock Issuance Program so that the shares of Common Stock subject to those issuances or awards shall automatically vest (or vest and become issuable) in whole or in part immediately upon the occurrence of a Change in Control or upon the subsequent termination of the Participant’s Service by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of that Change in Control transaction.

          D. The Plan Administrator shall also have the discretionary authority to structure one or more unvested stock issuances or one or more restricted stock unit or other share right awards under the Stock Issuance Program so that the shares of Common Stock subject to those issuances or awards shall automatically vest (or vest and become issuable) in whole or in part immediately upon the occurrence of a Hostile Take-Over or upon the subsequent termination of the Participant’s Service by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of that Hostile Take-Over.

          E. The Plan Administrator’s authority under Paragraphs C and D of this Section II shall also extend to any stock issuances, restricted stock units or other share right awards intended to qualify as performance-based compensation under Code Section 162(m), even though the automatic vesting of those issuances, units or awards pursuant to Paragraph C or D of this Section II may result in their loss of performance-based status under Code Section 162(m).

18.

ARTICLE FOUR

DIRECTOR AUTOMATIC GRANT PROGRAM

     I. TERMS

          This Article Four of the Plan has been amended and restated effective as of March 11, 2005, subject to shareholder approval at the 2005 Annual Meeting. All options outstanding under the Director Automatic Grant Program immediately prior to such amendment and restatement shall continue in full force and effect in accordance with the existing terms of the agreements evidencing those options, and nothing in this amended and restated Article Four shall affect those options.

          A. Grant Dates. Grants under this amended and restated Article Four shall be made on the dates specified below:

               1. Each individual who is first elected or appointed as a non-employee Board member at any time on or after March 11, 2005 shall automatically be granted, on the date of such initial election or appointment, a Non-Statutory Option to purchase 50,000 shares of Common Stock and restricted stock units covering an additional 16,668 shares of Common Stock, provided that individual has not previously been in the employ of the Corporation or any Parent or Subsidiary.

               2. Each non-employee Board member, including any non-employee Board member previously in the employ of the Corporation (or any Parent or Subsidiary), shall receive a renewal grant of stock options for 50,000 shares of Common Stock and restricted stock units covering an additional 16,668 shares of Common Stock immediately upon his or her completion of each successive four (4)-year period of continued service as an Eligible Director;3 provided, however, that for each Eligible Director who had completed at least four (4) years of Board service as of the date of the Corporation’s 2002 Annual Meeting of Shareholders, the next such renewal grant shall be made upon his completion of four (4) years of Board service measured from the date of that Annual Meeting,3

               3. On the date of each annual meeting of shareholders, beginning with the 2005 Annual Meeting, each individual who is to continue to serve as an Eligible Director, whether or not that individual is standing for re-election to the Board at that particular annual meeting of shareholders, shall automatically be granted a Non-Statutory Option to purchase 7,500 shares of Common Stock and restricted stock units covering an additional 2,500 shares of Common Stock. There shall be no limit on the number of such option grants and restricted stock unit awards any one Eligible Director may receive over his or her period of Board service, and non-employee Board members who have previously been in the employ of the Corporation (or any Parent or Subsidiary) shall be eligible to receive one or more such annual option grants and restricted stock unit awards over their period of continued Board service. Such

[3]	The four (4)-year qualification period for the 50,000-share renewal option grant and the 16,668-share renewal restricted stock unit award shall not include any period during which the Eligible Director serves as an executive officer or other employee of the Corporation or any Parent or Subsidiary.

19.

grant shall be in addition to any initial or renewal option grant for 50,000 shares of Common Stock and restricted stock unit award covering an additional 16,668 shares of Common Stock which such individual may be entitled to receive in the same calendar year as his or her annual grant under this paragraph A.3.

          B. Exercise Price.

               1. The exercise price per share for each option granted under this Article Four shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

               2. The exercise price shall be payable in one or more of the alternative forms authorized under the Discretionary Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

          C. Option Term. Each option granted under this Article Four shall have a term of ten (10) years measured from the option grant date.

          D. Exercise and Vesting of Options. Each option granted under this Article Four shall be immediately exercisable for any or all of the option shares. However, any unvested shares purchased under the option shall be subject to repurchase by the Corporation, at the exercise price paid per share, upon the Optionee’s cessation of Board service prior to vesting in those shares. The shares subject to each 50,000-share grant shall vest, and the Corporation’s repurchase right shall lapse, in a series of four (4) successive equal annual installments upon the Optionee’s completion of each year of service as a Board member over the four (4)-year period measured from the option grant date. The shares subject to each annual 7,500-share option grant shall vest, and the Corporation’s repurchase right shall lapse, upon the earlier of (i) the Optionee’s completion of the one (1)-year period of Board service measured from the grant date or (ii) the Optionee’s continuation in Board service through the day immediately preceding the date of the first annual meeting of shareholders following the annual meeting of shareholders at which such option was granted.

          E. Vesting of Restricted Stock Units and Issuance of Shares. Each restricted stock unit award for 16,668 shares shall vest in a series of four (4) successive equal annual installments over the four (4)-year period measured from the February 5, May 5, August 5 or November 5, whichever comes first, next succeeding the date on which the award is made. Each such installment of the 16,668-share restricted stock unit award shall vest only if the Eligible Director continues in service as a Board member through the vesting date for that installment. Each restricted stock unit award for 2,500 shares shall vest in one (1) annual installment upon the Eligible Director’s continuation in Board service through the earlier of (i) the 5th day of May in the year immediately following the year in which the award is made or (ii) the day immediately preceding the date of the first annual meeting of shareholders following the award date. However, each restricted stock unit award held by an Eligible Director under the Director Automatic Grant Program will immediately vest in full upon his or her cessation of Board service by reason of death or Permanent Disability. As the restricted stock units under the

20.

Director Automatic Grant Program vest in one or more installments, the shares of Common Stock underlying those vested units shall be promptly issued.

          F. Limited Transferability of Options. Each option granted under the Director Automatic Grant Program may be assigned in whole or in part during the Optionee’s lifetime to one or more Family Members of the Optionee or to a trust established exclusively for Optionee and/or for one or more such Family Members, to the extent such assignment is in connection with the Optionee’s estate plan or pursuant to a domestic relations order. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate. The Optionee may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options under this Article Four, and those options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee’s death while holding those options. Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Optionee’s death.

          G. Termination of Board Service. The following provisions shall govern the exercise of any outstanding options under the Director Automatic Grant Program held by the Optionee at the time the Optionee ceases to serve as a Board member:

     (i) The Optionee (or, in the event of Optionee’s death, the personal representative of the Optionee’s estate or the person or persons to whom the option is transferred pursuant to the Optionee’s will or the laws of inheritance or the designated beneficiary or beneficiaries of such option) shall have a twelve (12)-month period following the date of such cessation of Board service in which to exercise each such option.

     (ii) During the twelve (12)-month exercise period, the option may not be exercised in the aggregate for more than the number of vested shares of Common Stock for which the option is exercisable at the time of the Optionee’s cessation of Board service.

     (iii) Should the Optionee cease to serve as a Board member by reason of death or Permanent Disability, all shares at the time subject to the option shall immediately vest so that such option may, during the twelve (12)-month exercise period following such cessation of Board service, be exercised for all or any portion of those shares as fully-vested shares of Common Stock.

     (iv) In no event shall the option remain exercisable after the expiration of its term. Upon the expiration of the twelve (12)-month exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the

21.

Optionee’s cessation of Board service for any reason other than death or Permanent Disability, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

     II. CHANGE IN CONTROL/ HOSTILE TAKE-OVER

          A. In the event of any Change in Control while the Eligible Director remains a Board member, the following provisions shall apply:

     (i) The shares of Common Stock at the time subject to each outstanding option held by such Eligible Director under the Director Automatic Grant Program but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Change in Control, become exercisable for all the option shares as fully-vested shares of Common Stock and may be exercised for any or all of those vested shares. Immediately following the consummation of the Change in Control, each automatic option grant shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the express terms of the Change in Control transaction.

     (ii) The shares of Common Stock which are at the time of such Change in Control subject to any outstanding restricted stock units awarded to such Director under the Director Automatic Grant Program shall, immediately prior to the effective date of the Change in Control, vest in full and be issued to such individual as soon as administratively practicable thereafter, but in no event later than fifteen (15) business days.

          B. In the event of a Hostile Take-Over while the Eligible Director remains a Board member, the following provisions shall apply:

     (i) The shares of Common Stock at the time subject to each option outstanding option held by such Eligible Director under the Director Automatic Grant Program but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Hostile Take-Over, become exercisable for all the option shares as fully-vested shares of Common Stock and may be exercised for any or all of those vested shares. Each such option shall remain exercisable for such fully-vested option shares until the expiration or sooner termination of the option term or the surrender of the option in connection with that Hostile Take-Over.

     (ii) The shares of Common Stock which are at the time of such Hostile Take-Over subject to any outstanding restricted stock units awarded to such Eligible Director under the Director Automatic Grant Program shall, immediately prior to the effective date of the Hostile Take-Over, vest in full and be issued to such individual as soon as administratively practicable thereafter, but in no event later than fifteen (15) business days.

          C. All outstanding repurchase rights under the Director Automatic Grant Program shall automatically terminate, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Change in Control or Hostile Take-Over.

22.

          D. Upon the occurrence of a Hostile Take-Over, the Eligible Director shall have a thirty (30)-day period in which to surrender to the Corporation each of his or her outstanding option grants under the Director Automatic Grant Program. Such Eligible Director shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to each surrendered option (whether or not the Eligible Director is otherwise at the time vested in those shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the surrender of the option to the Corporation. No approval or consent of the Board or any Plan Administrator shall be required at the time of the actual option surrender and cash distribution.

          E. Each option that is assumed in connection with a Change in Control or otherwise continued in full force and effect shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities that would have been issuable to the Optionee in consummation of such Change in Control had the option been exercised immediately prior to such Change in Control. Appropriate adjustments shall also be made to the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same. To the extent the actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control transaction, the successor corporation may, in connection with the assumption of the outstanding options under the Director Automatic Grant Program, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control transaction.

          F. The grant of options or the award of restricted stock units under the Director Automatic Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

     III. REMAINING TERMS

     The remaining terms of each option granted under the Director Automatic Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Grant Program.

23.

ARTICLE FIVE

MISCELLANEOUS

     I. TAX WITHHOLDING

          A. The Corporation’s obligation to deliver shares of Common Stock upon the exercise of options or the issuance or vesting of such shares under the Plan shall be subject to the satisfaction of all applicable federal, state and local income and employment tax withholding requirements.

          B. The Plan Administrator may, in its discretion, provide any or all holders of Non-Statutory Options, stock appreciation rights, restricted stock units or any other share right awards pursuant to which vested shares of Common Stock are to be issued under the Plan (other than the options and restricted stock units granted under the Director Automatic Grant Program) and any or all Participants to whom vested or unvested shares of Common Stock are issued in a direct issuance under the Stock Issuance Program with the right to utilize either or both of the following methods to satisfy all or part of the Withholding Taxes to which such holders may become subject in connection with the exercise of their options or stock appreciation rights, the issuance to them of vested shares or the subsequent vesting of unvested shares issued to them:

               Stock Withholding: The election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such Non-Statutory Option or stock appreciation right or upon the issuance of fully-vested shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by the holder and make a cash payment equal to such Fair Market Value directly to the appropriate taxing authorities on the individual’s behalf. The shares of Common Stock so withheld shall not reduce the number of shares of Common Stock authorized for issuance under the Plan.

               Stock Delivery: The election to deliver to the Corporation, at the time the Non-Statutory Option or stock appreciation right is exercised, the vested shares are issued or the unvested shares subsequently vest, one or more shares of Common Stock previously acquired by such holder (other than in connection with such exercise, share issuance or share vesting triggering the Withholding Taxes) with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by the holder. The shares of Common Stock so delivered shall not be added to the shares of Common Stock authorized for issuance under the Plan.

     II. SHARE ESCROW/LEGENDS

          Unvested shares issued under the Plan may, in the Plan Administrator’s discretion, be held in escrow by the Corporation until the Participant’s interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

24.

     III. EFFECTIVE DATE AND TERM OF THE PLAN

          A. The Plan became effective immediately on the Plan Effective Date. Options, stock appreciation rights, restricted stock units and other stock or stock-based awards may be granted under the Discretionary Grant Program, the Stock Issuance Program and the Director Automatic Grant Program at any time on or after the Plan Effective Date.

          B. The Plan shall serve as the successor to the Predecessor Plans, and no further option grants or direct stock issuances shall be made under the Predecessor Plans after April 16, 1998. All options outstanding under the Predecessor Plans on April 16, 1998 were incorporated into the Plan at that time and are treated as outstanding options under the Plan. However, each outstanding option so incorporated shall continue to be governed solely by the terms of the documents evidencing such option, and no provision of the Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such incorporated options with respect to their acquisition of shares of Common Stock.

          C. One or more provisions of the Plan, including (without limitation) the option/vesting acceleration provisions of Article Two relating to Changes in Control and Hostile Take-Overs, may, in the Plan Administrator’s discretion, be extended to one or more options incorporated from the Predecessor Plans that do not otherwise contain such provisions.

          D. The Plan was amended and restated by the Board on March 11, 2005 (the “2005 Restatement”), subject to shareholder approval at the 2005 Annual Meeting, to (i) increase the number of shares of Common Stock reserved for issuance under the Plan by 10,000,000 shares, (ii) restructure the Director Automatic Grant Program for new and continuing non-employee Board members to substitute restricted stock units for a portion of each stock option grant such individuals would otherwise receive under the existing terms of that program, (iii) modify the performance criteria that may serve as a vesting requirement for one or more awards made under the plan, (iv) change the limitation on the amount by which the share reserve under the Plan may automatically increase each year from 18,000,000 to 25,000,000 shares of Common Stock, (v) eliminate the Salary Investment and Director Fee Option Grant Programs and (vi) effect various technical revisions to facilitate plan administration. Such revisions shall not become effective unless the shareholders approve the 2005 Restatement at the 2005 Annual Meeting. Should shareholder approval not be obtained at the 2005 Annual Meeting, the proposed 10,000,000 share increase to the Plan, the change in the limitation on the amount by which the share reserve under the Plan may automatically increase each year, the revisions to the Director Automatic Grant Program and the modifications to performance-based vesting will not be implemented. The Plan will, however, continue in effect as it existed immediately prior to March 11, 2005 amendment and restatement, and option grants, restricted stock unit awards and other equity awards will continue to be made under the Plan until all the shares available for issuance under the Plan have been issued pursuant to equity awards made under the plan. In addition, the Director Automatic Option Grant Program for the non-employee Board members will continue in effect in accordance with the provisions of that program as they existed immediately prior to the March 11, 2005 revisions, but neither the Salary Investment Option Grant Program nor the Director Fee Option Grant Program will be implemented.

          E. The Plan shall terminate upon the earliest to occur of (i) February 28, 2014, (ii) the date on which all shares available for issuance under the Plan shall have been issued as fully-vested shares or (iii) the termination of all outstanding options, stock appreciation

25.

rights, restricted stock units and other share right awards in connection with a Change in Control. Should the Plan terminate February 28, 2014, all option grants, stock appreciation rights, unvested stock issuances, restricted stock units and other share right awards outstanding at that time shall continue to have force and effect in accordance with the provisions of the documents evidencing such grants, issuances or awards.

     IV. AMENDMENT OF THE PLAN

          A. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to stock options, stock appreciation rights, unvested stock issuances or other stock-based awards at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification. In addition, shareholder approval will be required for any amendment to the Plan that (i) materially increases the number of shares of Common Stock available for issuance under the Plan, (ii) materially expands the class of individuals eligible to receive option grants or other awards under the Plan, (iii) materially increases the benefits accruing to the Optionees and Participants under the Plan or materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (iv) materially extends the term of the Plan or (v) expands the types of awards available for issuance under the Plan.

          B. Options and stock appreciation rights may be granted under the Discretionary Grant and Director Automatic Grant Programs and restricted stock units and other stock-based awards may be issued under those Programs and the Stock Issuance Program that in each instance involve shares of Common Stock in excess of the number of shares then available for issuance under the Plan, provided no shares shall actually be issued pursuant to those grants or awards until the number of shares of Common Stock available for issuance under the Plan is sufficiently increased either by (1) the automatic annual share increase provisions of Section V.B. of Article One or (2) shareholder approval of an amendment of the Plan sufficiently increasing the share reserve. If shareholder approval is required and is not obtained within twelve (12) months after the date the first excess issuances are made against the contingent increase, any unexercised options, stock appreciation rights or other stock-based awards granted on the basis of such excess shares shall terminate and cease to be outstanding.

     V. USE OF PROCEEDS

          Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

     VI. REGULATORY APPROVALS

          A. The implementation of the Plan, the grant of any stock option, stock appreciation right, restricted stock units or other stock-based award under the Plan and the issuance of any shares of Common Stock (i) upon the exercise of any granted option or stock appreciation right or (ii) pursuant to any other award under the Plan shall be subject to the Corporation’s procurement of all approvals and permits required by regulatory authorities having

26.

jurisdiction over the Plan, the stock options, stock appreciation rights, restricted stock units or other stock-based awards granted under it and the shares of Common Stock issued pursuant to it.

          B. No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any stock exchange (or the NASDAQ National Market®, if applicable) on which Common Stock is then listed for trading.

     VII. NO EMPLOYMENT/SERVICE RIGHTS

          Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person’s Service at any time for any reason, with or without cause.

27.

APPENDIX

          The following definitions shall be in effect under the Plan:

          A. Board shall mean the Corporation’s Board of Directors.

          B. Change in Control shall mean a change in ownership or control of the Corporation effected through any of the following transactions:

     (i) a shareholder-approved merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

     (ii) a shareholder-approved sale, transfer or other disposition of all or substantially all of the Corporation’s assets in complete liquidation or dissolution of the Corporation, or

     (iii) the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Act of 1934, as amended (the “1934 Act”)) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s shareholders.

          C. Code shall mean the Internal Revenue Code of 1986, as amended.

          D. Common Stock shall mean the Corporation’s Class A Common Stock.

          E. Corporation shall mean Broadcom Corporation, a California corporation, and any corporate successor to all or substantially all of the assets or voting stock of Broadcom Corporation, which shall by appropriate action adopt the Plan.

          F. Director Automatic Grant Program shall mean the director automatic grant program in effect under Article Four of the Plan for the Eligible Directors.

          G. Discretionary Grant Program shall mean the discretionary grant program in effect under Article Two of the Plan pursuant to which stock options and stock appreciation rights may be granted to one or more eligible individuals.

          H. Eligible Director shall mean a non-employee Board member eligible to participate in the Director Automatic Grant Program in accordance with the eligibility provisions of Articles One and Four.

A-1.

          I. Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

          J. Exercise Date shall mean the date on which the Corporation shall have received written notice of the option exercise.

          K. Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

     (i) If the Common Stock is at the time traded on the NASDAQ National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock at the close of regular hours trading (i.e., before after- hours trading begins) on the NASDAQ National Market on the date in question, as such price is reported by the National Association of Securities Dealers. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

     (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock at the close of regular hours trading (i.e., before after-hours trading begins) on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

          L. Family Member means, with respect to a particular Optionee or Participant, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, bother-in-law or sister-in-law.

          M. Hostile Take-Over shall mean either of the following events effecting a change in control or ownership of the Corporation:

     (i) the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s shareholders that the Board does not recommend such shareholders to accept, or

     (ii) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board

A-2.

members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

          N. Incentive Option shall mean an option that satisfies the requirements of Code Section 422.

          O. Involuntary Termination shall mean the termination of the Service of any individual that occurs by reason of:

     (i) such individual’s involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

     (ii) such individual’s voluntary resignation following (A) a change in his or her position with the Corporation that materially reduces his or her duties and responsibilities or the level of management to which he or she reports, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and target bonus under any corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of such individual’s place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without the individual’s consent.

          P. Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not in any way preclude or restrict the right of the Corporation (or any Parent or Subsidiary) to discharge or dismiss any Optionee, Participant or other person in the Service of the Corporation (or any Parent or Subsidiary) for any other acts or omissions, but such other acts or omissions shall not be deemed, for purposes of the Plan, to constitute grounds for termination for Misconduct.

          Q. 1934 Act shall mean the Securities Exchange Act of 1934, as amended.

          R. Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.

          S. Optionee shall mean any person to whom an option is granted under the Discretionary Grant or Director Automatic Grant Program.

          T. Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock

A-3.

possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          U. Participant shall mean any person who is issued shares of Common Stock or restricted stock units or other stock-based awards under the Stock Issuance Program.

          V. Permanent Disability or Permanently Disabled shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more. However, solely for purposes of the Director Automatic Grant Program, Permanent Disability or Permanently Disabled shall mean the inability of the non-employee Board member to perform his or her usual duties as a Board member by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

          W. Plan shall mean the Corporation’s 1998 Stock Incentive Plan, as set forth in this document.

          X. Plan Administrator shall mean the particular entity, whether the Primary Committee, the Board or the Secondary Committee, which is authorized to administer the Discretionary Grant and Stock Issuance Programs with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under those programs with respect to the persons under its jurisdiction.

          Y. Plan Effective Date shall mean February 3, 1998.

          Z. Predecessor Plans shall collectively mean the Corporation’s 1994 Amended and Restated Stock Option Plan and the Special Stock Option Plan, as in effect immediately prior to the Plan Effective Date hereunder.

          AA. Primary Committee shall mean the committee of two (2) or more non-employee Board members appointed by the Board to administer the Discretionary Grant and Stock Issuance Programs with respect to Section 16 Insiders.

          BB. Secondary Committee shall mean a committee of two or more Board members appointed by the Board to administer the Discretionary Grant and Stock Issuance Programs with respect to eligible persons other than Section 16 Insiders.

          CC. Section 16 Insider shall mean an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.

          DD. Service shall mean the performance of services for the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the stock option, restricted stock unit award, stock appreciation right, stock issuance or other stock-based award thereunder. For purposes of the Plan, an Optionee or Participant shall be deemed to cease Service immediately upon the occurrence of the either of the following events: (i) the Optionee or Participant no longer performs services in any of the

A-4.

foregoing capacities for the Corporation or any Parent or Subsidiary or (ii) the entity for which the Optionee or Participant is performing such services ceases to remain a Parent or Subsidiary of the Corporation, even though the Optionee or Participant may subsequently continue to perform services for that entity.

          EE. Stock Exchange shall mean either the American Stock Exchange or the New York Stock Exchange.

          FF. Stock Issuance Agreement shall mean the agreement entered into by the Corporation and the Participant at the time of issuance of shares of Common Stock under the Stock Issuance Program.

          GG. Stock Issuance Program shall mean the stock issuance program in effect under Article Three of the Plan.

          HH. Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          II. Take-Over Price shall mean the greater of (i) the Fair Market Value per share of Common Stock on the date the option is surrendered to the Corporation in connection with a Hostile Take-Over or, if applicable, (ii) the highest reported price per share of Common Stock paid by the tender offeror in effecting such Hostile Take-Over through the acquisition of such Common Stock. However, if the surrendered option is an Incentive Option, the Take-Over Price shall not exceed the clause (i) price per share.

          JJ. 10% Shareholder shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

          KK. Underwriting Agreement shall mean the agreement between the Corporation and the underwriter or underwriters managing the initial public offering of the Common Stock.

          LL. Withholding Taxes shall mean the federal, state and local income and employment taxes to which the holder of a stock option, stock appreciation right, shares of Common Stock, restricted stock units or other stock-based awards under the Plan may become subject in connection with the grant or exercise of those stock options or stock appreciation rights or the issuance or vesting of shares.

A-5.

BROADCOM CORPORATION
CLASS A COMMON STOCK

PROXY FOR THE 2005 ANNUAL MEETING OF SHAREHOLDERS
APRIL 28, 2005
THIS PROXY IS SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS OF BROADCOM CORPORATION

     The undersigned revokes all previous proxies, acknowledges receipt of the notice of the 2005 Annual Meeting of Shareholders (the “Annual Meeting”) to be held April 28, 2005 and the proxy statement, and appoints William J. Ruehle and Vahid Manian, and each of them, the proxy of the undersigned, with full power of substitution, to vote all shares of Class A common stock of Broadcom Corporation (the “Company”) that the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting to be held at the Irvine Marriott Hotel, 18000 Von Karman Avenue, Irvine, California 92612, April 28, 2005 at 10:00 a.m. local time, and at any adjournment(s) or postponement(s) thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this proxy shall be voted in the manner set forth on the reverse side.

PLEASE COMPLETE, SIGN AND DATE ON REVERSE SIDE
THANK YOU FOR VOTING

16215 ALTON PARKWAY
IRVINE, CALIFORNIA 92618-3626

VOTE OVER THE INTERNET - www.proxyvote.com
To use the Internet to transmit your voting instructions, go to the website address shown above and have your proxy card in hand. Follow the instructions to create and submit electronic voting instructions.

ELECTRONIC ACCESS TO FUTURE SHAREHOLDER COMMUNICATIONS
You can access future Broadcom annual reports and proxy statements in electronic form over the Internet through Broadcom’s online delivery service. By using this service, you not only improve the speed and efficiency by which you can access these materials, but also help Broadcom reduce the printing and postage costs of distributing paper copies. To enroll in the online program, please follow the instruction above to vote over the Internet and, when prompted, indicate that you agree to access shareholder communications electronically in future years.

VOTE BY TELEPHONE - +1.800.690.6903
Use any touch-tone telephone to transmit your voting instructions. Have your proxy card in hand when you call and follow the directions given.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope or return it to Broadcom Corporation c/o ADP, 51 Mercedes Way, Edgewood, NY 11717. Please mail early to ensure that your proxy card is received prior to the Annual Meeting.

The Internet and telephone voting facilities will close at 11:59 P.M. Eastern Time on April 27, 2005. If you vote over the Internet or by telephone, you DO NOT need to return your proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	BRDCM1	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

BROADCOM CORPORATION

1.	To elect seven directors to serve on the Company’s Board of Directors until the next annual meeting of shareholders and/or until their successors are duly elected and qualified:				For All	Withhold For All	For All Except

Director Nominees:
	01.	George L. Farinsky	05.	Henry Samueli, Ph.D.	☐	☐	☐
	02.	John Major	06.	Robert E. Switz
	03.	Scott A. McGregor	07.	Werner F. Wolfen
	04.	Alan E. Ross

To withhold authority to vote for any individual nominee while voting for other nominees, mark “For All Except” and write the name of the nominee(s) for whom authority is withheld:

		For	Against	Abstain
2.	To approve an amendment and restatement of the Company’s 1998 Stock Incentive Plan, as previously amended and restated, which would (i) increase the number of shares of Class A common stock reserved for issuance under the plan by 10,000,000 shares; (ii) restructure the director automatic grant program for non-employee Board members to substitute restricted stock units for a portion of the stock option grants that would otherwise be made to new and continuing non-employee Board members under the existing terms of that program; (iii) modify the performance criteria that may serve as a vesting requirement for one or more awards made under the plan; (iv) change the limitation on the amount by which the share reserve may be automatically increased each year to not more than 25,000,000 shares of Class A common stock; (v) eliminate the salary investment option grant and director fee option grant programs currently authorized under the plan; and (vi) effect various technical revisions to facilitate plan administration.	☐	☐	☐

3.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2005.	☐	☐	☐

4.	To consider a shareholder proposal, if properly presented at the Annual Meeting.	☐	☐	☐

5.	In accordance with the discretion of the proxy holders, to transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

The Board of Directors recommends a vote FOR the nominees listed above, a vote FOR the approval of proposals 2 and 3, and a vote AGAINST proposal 4. This proxy, when properly executed, will be voted as specified above. If no specification is made, this proxy will be voted FOR the election of the nominees listed above, FOR proposals 2 and 3, and AGAINST proposal 4.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

BROADCOM CORPORATION
CLASS B COMMON STOCK

PROXY FOR THE 2005 ANNUAL MEETING OF SHAREHOLDERS
APRIL 28, 2005
THIS PROXY IS SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS OF BROADCOM CORPORATION

     The undersigned revokes all previous proxies, acknowledges receipt of the notice of the 2005 Annual Meeting of Shareholders (the “Annual Meeting”) to be held April 28, 2005 and the proxy statement, and appoints William J. Ruehle and Vahid Manian, and each of them, the proxy of the undersigned, with full power of substitution, to vote all shares of Class B common stock of Broadcom Corporation (the “Company”) that the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting to be held at the Irvine Marriott Hotel, 18000 Von Karman Avenue, Irvine, California 92612, April 28, 2005 at 10:00 a.m. local time, and at any adjournment(s) or postponement(s) thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this proxy shall be voted in the manner set forth on the reverse side.

PLEASE COMPLETE, SIGN AND DATE ON REVERSE SIDE
THANK YOU FOR VOTING

16215 ALTON PARKWAY
IRVINE, CALIFORNIA 92618-3626

VOTE OVER THE INTERNET - www.proxyvote.com
To use the Internet to transmit your voting instructions, go to the website address shown above and have your proxy card in hand. Follow the instructions to create and submit electronic voting instructions.

ELECTRONIC ACCESS TO FUTURE SHAREHOLDER COMMUNICATIONS
You can access future Broadcom annual reports and proxy statements in electronic form over the Internet through Broadcom’s online delivery service. By using this service, you not only improve the speed and efficiency by which you can access these materials, but also help Broadcom reduce the printing and postage costs of distributing paper copies. To enroll in the online program, please follow the instruction above to vote over the Internet and, when prompted, indicate that you agree to access shareholder communications electronically in future years.

VOTE BY TELEPHONE - +1.800.690.6903
Use any touch-tone telephone to transmit your voting instructions. Have your proxy card in hand when you call and follow the directions given.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope or return it to Broadcom Corporation c/o ADP, 51 Mercedes Way, Edgewood, NY 11717. Please mail early to ensure that your proxy card is received prior to the Annual Meeting.

The Internet and telephone voting facilities will close at 11:59 P.M. Eastern Time on April 27, 2005. If you vote over the Internet or by telephone, you DO NOT need to return your proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	BRDCM1	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

BROADCOM CORPORATION

1.	To elect seven directors to serve on the Company’s Board of Directors until the next annual meeting of shareholders and/or until their successors are duly elected and qualified:				For All	Withhold For All	For All Except

Director Nominees:
	01.	George L. Farinsky	05.	Henry Samueli, Ph.D.	☐	☐	☐
	02.	John Major	06.	Robert E. Switz
	03.	Scott A. McGregor	07.	Werner F. Wolfen
	04.	Alan E. Ross

To withhold authority to vote for any individual nominee while voting for other nominees, mark “For All Except” and write the name of the nominee(s) for whom authority is withheld:

		For	Against	Abstain
2.	To approve an amendment and restatement of the Company’s 1998 Stock Incentive Plan, as previously amended and restated, which would (i) increase the number of shares of Class A common stock reserved for issuance under the plan by 10,000,000 shares; (ii) restructure the director automatic grant program for non-employee Board members to substitute restricted stock units for a portion of the stock option grants that would otherwise be made to new and continuing non-employee Board members under the existing terms of that program; (iii) modify the performance criteria that may serve as a vesting requirement for one or more awards made under the plan; (iv) change the limitation on the amount by which the share reserve may be automatically increased each year to not more than 25,000,000 shares of Class A common stock; (v) eliminate the salary investment option grant and director fee option grant programs currently authorized under the plan; and (vi) effect various technical revisions to facilitate plan administration.	☐	☐	☐

3.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2005.	☐	☐	☐

4.	To consider a shareholder proposal, if properly presented at the Annual Meeting.	☐	☐	☐

5.	In accordance with the discretion of the proxy holders, to transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

The Board of Directors recommends a vote FOR the nominees listed above, a vote FOR the approval of proposals 2 and 3, and a vote AGAINST proposal 4. This proxy, when properly executed, will be voted as specified above. If no specification is made, this proxy will be voted FOR the election of the nominees listed above, FOR proposals 2 and 3, and AGAINST proposal 4.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

March 28, 2005
Dear Fellow Shareholder:
      We are pleased to offer you the opportunity to access future Broadcom annual reports and proxy statements in electronic form over the Internet through our online delivery service. By using this service, you not only improve the speed and efficiency by which you can access these materials, but also help Broadcom reduce the printing and postage costs of distributing paper copies.
      To enroll in the online program, please follow the instructions at www.icsdelivery.com/broadcom. It is fast and easy. Should you receive more than one proxy card or voting instruction form because your shares are held in multiple accounts or registered in different names, you will need to provide separate consent for each account for which you wish to access future reports in electronic form.
      You can also vote your shares electronically over the Internet or by telephone. Please refer to the instructions on the enclosed proxy card or voting instruction form for further information regarding electronic voting. Regardless of the means by which you choose to vote, should you receive more than one proxy card or voting instruction form, please be sure to vote each one separately to ensure that all of your shares are voted.
      If you have any questions regarding the foregoing, please call our shareholder services department at 949.926.6400 or contact us by email at shareholder@broadcom.com.
      As always, thank you for your support of Broadcom.

Sincerely,

William J. Ruehle
Vice President and Chief Financial Officer